                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/X/        Preliminary Proxy Statement
/ /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /        Definitive Proxy Statement
/ /        Definitive Additional Materials
/ /        Soliciting Material Pursuant to Section240.14a-12

                   CASCADE CORPORATION
-----------------------------------------------------------------------
           (Name of Registrant as Specified In Its Charter)

-----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the
                              Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /        No fee required.
/X/        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                Common Stock, par value $0.50 per share, of Cascade
                Corporation Special Voting Stock, without par value, of
                Cascade Corporation
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                11,439,890 shares of Common Stock based on the number
                outstanding as of October 31, 2000.
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                The filing fee was calculated pursuant to Exchange Act
                Rule 0-11 (c)(1), and is the product of multiplying 1/50 of
                1% by an amount equal to the sum of (x) the product of
                11,439,890 shares of Common Stock, par value $0.50 per
                share, of Cascade Corporation multiplied by $17.25 per
                share, and approximately (y) $2,075,000 payable to holders of outstanding options to purchase shares of Common Stock in exchange for the cancellation of such options.
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                $199,413,103
                ------------------------------------------------------------
           (5)  Total fee paid:
                $39,883
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                                                                Preliminary Copy

                                     [LOGO]
                              CASCADE CORPORATION
                              2201 N.E. 201ST AVE.
                          FAIRVIEW, OREGON 97024-9718

                            ------------------------

To our Shareholders:

    You are cordially invited to attend the Special Meeting of shareholders of
Cascade Corporation to be held on             , 2001, at   .m., local time, at
            , [Portland, Oregon]       . At the Special Meeting, you will be
asked to consider and vote upon an Agreement and Plan of Merger, dated as of October 18, 2000, among Cascade Acquisition Corp., Cascade-II Acquisition Corp., CAS Acquisition Corp. and Cascade, providing for the merger of CAS Acquisition Corp. with and into Cascade, with Cascade being the surviving corporation.

    Pursuant to the merger, each share of Cascade's outstanding common stock will be converted into the right to receive cash in the amount of $17.25 per share. Following the merger, Cascade will be a privately-held corporation and its common stock will no longer be publicly traded.

    On March 29, 2000, members of Cascade's management advised Cascade's board of directors that they were considering a proposal to take Cascade private in a management-led leveraged buyout. The board of directors then proceeded to appoint a committee of independent directors (the "special committee") to evaluate any management proposal and other alternatives to enhance value for the shareholders of Cascade. In April 2000, the special committee hired Gleacher & Co. LLC as its financial advisor. Over the ensuing months, Gleacher approached on behalf of the special committee many parties potentially interested in a business combination transaction involving Cascade. After careful consideration of several alternatives, the special committee concluded that a merger proposal involving acquisition companies formed by Lift Technologies, Inc., a manufacturer of lift truck masts, TD Capital Group Limited, the private equity arm of the Toronto Dominion Bank Group, and the Ontario Municipal Employees Retirement System (collectively referred to as the "Lift Group"), in which each Cascade common shareholder would receive $17.25 per share in cash, was the best available alternative for Cascade shareholders.

    The board of directors, acting on the recommendation of the special committee, has determined that the terms and conditions of the merger are fair to, and in the best interests of, the Cascade shareholders. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "IN FAVOR" OF THE MERGER.

    The proposed merger is an important decision for Cascade and its shareholders. The merger cannot occur unless, among other things, the merger agreement is approved by a majority of the outstanding shares of Cascade common stock and the votes attributable to the outstanding share of Cascade special voting stock, voting together as a single voting group. Holders of shares with approximately 6.6% of Cascade's outstanding voting power have entered into voting agreements with Cascade under which they have agreed to vote their shares in favor of the merger agreement. The accompanying proxy statement explains the proposed merger and provides specific information concerning the Special Meeting. We encourage you to read this entire document carefully.

    Whether or not you plan to attend the Special Meeting, please take the time to vote on the proposal submitted by completing the enclosed proxy card and mailing it to us in the enclosed postage-paid envelope. Please sign, date and mail your proxy card indicating how you wish to vote. If you fail to return your proxy card, the effect will be a vote against the merger.

    This proxy statement is dated             , 2000, and is first being mailed
to Cascade shareholders on or about             , 2000.

                                     [LOGO]
                              CASCADE CORPORATION
                              2201 N.E. 201ST AVE.
                          FAIRVIEW, OREGON 97024-9718

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON              , 2001

                            ------------------------

To our Shareholders:

    A Special Meeting of Shareholders of Cascade Corporation will be held on
      , 2001 at       .m., local time, at             , [Portland,
Oregon]      , for the following purposes:

    1. To consider and vote upon the Agreement and Plan of Merger, dated as of October 18, 2000, among Cascade Acquisition Corp., Cascade-II Acquisition Corp. (together referred to as the "Parent"), CAS Acquisition Corp., an indirect wholly-owned subsidiary of the Parent, and Cascade, pursuant to which (i) CAS Acquisition Corp. will be merged with and into Cascade, with Cascade being the surviving corporation, and (ii) each outstanding share of Cascade common stock (other than shares of Cascade common stock held by Parent or its subsidiaries, or Cascade or its subsidiaries) will be canceled and converted automatically into the right to receive $17.25 in cash, payable to the holder of such share, without interest; and

    2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

    The Cascade board of directors, acting on the recommendation of a special committee, has determined that the terms and conditions of the merger are fair to, and in the best interests of, Cascade's shareholders and recommends that you vote "IN FAVOR" of the merger.

    Only Cascade shareholders of record at the close of business on         ,
2000 are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement of the Special Meeting. A complete list of the shareholders entitled to vote at the Special Meeting or any adjournments or postponements of the Special Meeting will be available at and during the Special Meeting.

    YOUR VOTE IS IMPORTANT. TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT ANYTIME BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING. IF YOU RETURN A PROXY WITHOUT SPECIFYING A CHOICE ON THE PROXY, THE PROXY WILL BE VOTED "IN FAVOR" OF THE MERGER. IT WILL BE POSSIBLE FOR YOU TO VOTE IN PERSON AT THE SPECIAL MEETING EVEN IF YOU HAVE RETURNED A PROXY. PLEASE REVIEW THE PROXY STATEMENT FOR MORE INFORMATION.

Portland, Oregon                                         By order of the Board of Directors,
              , 2000

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER......................    1

WHO CAN HELP ANSWER YOUR QUESTIONS..........................    2

SUMMARY TERM SHEET..........................................    3

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING
  STATEMENTS................................................    8

THE SPECIAL MEETING.........................................    9
  DATE, PLACE AND TIME......................................    9
  PURPOSE OF THE MEETING....................................    9
  RECORD DATE AND VOTING AT THE SPECIAL MEETING.............    9
  VOTES REQUIRED............................................    9
  VOTING AGREEMENTS.........................................   10
  SOLICITATION AND PROXY SOLICITOR..........................   10
  REVOCATION AND USE OF PROXIES.............................   10
  ADJOURNMENTS OR POSTPONEMENTS.............................   10

SPECIAL FACTORS.............................................   11
  BACKGROUND OF THE MERGER..................................   11
  REASONS FOR THE MERGER....................................   15
  RECOMMENDATION OF THE BOARD OF DIRECTORS AND THE SPECIAL
    COMMITTEE...............................................   17
  OPINION OF FINANCIAL ADVISOR..............................   17
  CONDUCT OF BUSINESS OF CASCADE IF MERGER NOT
    CONSUMMATED.............................................   23
  CERTAIN EFFECTS OF THE MERGER.............................   23
  CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.....   24

THE MERGER..................................................   26
  EFFECTIVE TIME............................................   26
  THE MERGER AND MERGER CONSIDERATION.......................   26
  TREATMENT OF CASCADE STOCK OPTIONS........................   26
  FINANCING; SOURCES OF FUNDS...............................   27
  REGULATORY REQUIREMENTS...................................   27
  ACCOUNTING TREATMENT OF THE MERGER........................   27
  RIGHTS OF DISSENTING SHAREHOLDERS.........................   27
  DELISTING OF CASCADE COMMON STOCK.........................   27
  FEES AND EXPENSES.........................................   28
  LITIGATION RELATED TO THE MERGER..........................   28

THE MERGER AGREEMENT........................................   29
  REPRESENTATIONS AND WARRANTIES............................   29
  PAYMENT FOR SHARES AND OPTIONS............................   29
  CONDUCT OF BUSINESS PRIOR TO THE MERGER...................   30
  ADDITIONAL AGREEMENTS OF CASCADE..........................   31
  ADDITIONAL AGREEMENT OF PARENT............................   32
  DIRECTOR AND OFFICER INDEMNIFICATION......................   32
  COOPERATION AND REASONABLE EFFORTS........................   32
  CONDITIONS TO THE MERGER..................................   32
  NO SOLICITATION OF TAKEOVER PROPOSALS; RIGHT TO ENTER INTO
    SUPERIOR PROPOSAL.......................................   33
  TERMINATION OF THE MERGER AGREEMENT.......................   34

  TERMINATION FEE AND EXPENSES..............................   35
  EXTENSION, WAIVER AND AMENDMENT...........................   35

THE PARTIES.................................................   36

INTERESTS OF CERTAIN PERSONS IN THE MERGER..................   36

PRINCIPAL SHAREHOLDERS......................................   39

PRICE RANGE OF COMMON STOCK.................................   41

INDEPENDENT ACCOUNTANTS.....................................   41

SHAREHOLDER PROPOSALS.......................................   40

OTHER MATTERS...............................................   41

WHERE YOU CAN FIND MORE INFORMATION.........................   42

APPENDICES

Appendix A
Agreement and Plan of Merger................................  A-1

Appendix B
Voting Agreement dated October 18, 2000 by and between
Cascade and William J. Harrison.............................  B-1

Appendix C
Voting Agreement dated October 18, 2000 by and between
Cascade and W.J. Harrison Holdings Ltd......................  C-1

Appendix D
Fairness Opinion dated October 18, 2000 of Gleacher & Co.
LLC.........................................................  D-1

Appendix E
Dissenters' Rights Under Oregon Law.........................  E-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

WHY SHOULD CASCADE MERGE WITH CAS ACQUISITION CORP.?

    On March 29, 2000, members of Cascade's management advised Cascade's board of directors that they were considering a proposal to take Cascade private in a management-led leveraged buyout. The board of directors then proceeded to appoint a committee of independent directors (the "special committee") to evaluate the management proposal and other alternatives to enhance value for the shareholders of Cascade. In April 2000, the special committee hired Gleacher & Co. LLC as its financial advisor. Over the ensuing months, Gleacher approached on behalf of the special committee many parties potentially interested in a business combination transaction involving Cascade. After careful consideration of several alternatives, the special committee concluded that a merger proposal involving acquisition companies formed by Lift Technologies, Inc., a manufacturer of lift truck masts, TD Capital Group Limited, the private equity arm of the Toronto Dominion Bank Group, and the Ontario Municipal Employees Retirement System (collectively referred to as the "Lift Group"), in which each Cascade shareholder (other than Parent or its subsidiaries, or Cascade or its subsidiaries) will receive $17.25 per share in cash, was the best available alternative for Cascade's shareholders. On the day before the initial public announcement that Cascade's management was considering a leveraged buyout of Cascade, the closing market price of Cascade's common stock was $8.50 per share.

WHAT WILL HAPPEN TO CASCADE AFTER THE MERGER?

    If the merger is approved by Cascade shareholders and completed, Cascade will become a wholly-owned subsidiary of Cascade-II Acquisition Corp., Cascade common stock will no longer be quoted on the New York Stock Exchange or publicly traded and members of the general public will no longer own Cascade common stock. See "The Merger-Delisting of Cascade Common Stock."

WILL MY CASH PAYMENT BE AFFECTED BY CHANGES IN CASCADE'S STOCK PRICE BETWEEN NOW AND THE SPECIAL MEETING?

    No. The cash payment of $17.25 for each share of Cascade common stock will not change even if the market price of Cascade common stock changes before the merger is completed.

ARE THERE RISKS TO BE CONSIDERED?

    The merger is contingent upon, among other things, shareholder approval, Parent's receipt of $238 million in debt financing and governmental approvals. If any of these or other conditions are not satisfied, or for some other reason the transaction does not close, Cascade's stock would continue to be publicly traded and remain subject to market risks. See "Special Factors--Conduct of Business of Cascade if Merger Not Consummated."

IF MY SHARES OF CASCADE COMMON STOCK ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

    No. The law does not allow your broker to vote your shares of Cascade common stock on the merger at the Special Meeting without your direction. You should follow the instructions from your broker on how to vote your shares. Shares that are not voted because you do not instruct your broker will have the effect of a vote against the merger.

IF I SEND IN MY PROXY CARD BUT DO NOT INDICATE MY VOTE, HOW WILL MY SHARES BE VOTED?

    If you sign and return your proxy card but do not indicate how to vote your shares at the Special Meeting, the shares represented by your proxy will be voted "IN FAVOR" of the merger.

WHAT IF I DON'T RETURN MY PROXY CARD?

    Since it takes a majority of the votes entitled to be cast to approve the merger, not returning your proxy card is the same as voting against the merger.

WHAT SHOULD I DO NOW TO VOTE AT THE SPECIAL MEETING?

    Sign, mark and mail your proxy card indicating your vote on the merger in the enclosed postage-paid return envelope as soon as possible, so that your shares of Cascade stock can be voted at the Special Meeting.

MAY I CHANGE MY VOTE AFTER I MAIL MY PROXY CARD?

    Yes. You may change your vote at any time before your proxy is voted at the Special Meeting. You can do this in three ways:

    - You can send Cascade a written statement that you revoke your proxy, which to be effective must be received prior to the vote at the Special Meeting;

    - You can send Cascade a new proxy card prior to the vote at the Special Meeting, which to be effective must be received prior to the vote at the Special Meeting; or

    - You can attend the Special Meeting and vote in person. Your attendance alone will not revoke your proxy. You must attend the Special Meeting and cast your vote at the Special Meeting.

Send any revocation of a proxy or new proxy card to Cascade in care of Beacon Hill Partners, Inc., 90 Broad Street, New York, New York, 10004, Attention:
            . If your shares are held in street name, you must follow the directions provided by your broker to vote your shares or to change your instructions.

DO I SEND IN MY STOCK CERTIFICATES NOW?

    No. If the merger is completed, you will receive written instructions for delivering your certificates representing shares of Cascade common stock in order to receive the $17.25 per share cash payment from the paying agent,
            ("            ").

                       WHO CAN HELP ANSWER YOUR QUESTIONS

    If you have more questions about the merger or would like additional copies of the proxy statement, you should contact:


                                 Beacon Hill Partners, Inc.
                                 90 Broad Street
                                 New York, New York 10004
                                 Attention:
                                 Telephone Number: (212) 843-8500

                               SUMMARY TERM SHEET

    Throughout this proxy statement the term "merger" means the merger between CAS Acquisition Corp., an Oregon corporation, and Cascade Corporation, an Oregon corporation, with Cascade being the surviving corporation. The term "merger agreement" means the Agreement and Plan of Merger, dated as of October 18, 2000, among Cascade Acquisition Corp., Cascade-II Acquisition Corp. (together referred to as the "Parent"), CAS Acquisition Corp. and Cascade. A copy of the merger agreement is attached as Appendix A to this proxy statement. Cascade Acquisition Corp., Cascade-II Acquisition Corp. and CAS Acquisition Corp. are acquisition companies formed by the Lift Group.

    This summary highlights selected information included in this proxy statement. This summary may not contain all of the information that is important to you. For a more complete understanding of the merger and the other information contained in this proxy statement, you should read this entire proxy statement carefully, as well as the additional documents to which it refers. For instructions on obtaining more information, see "Where You Can Find More Information."

THE PARTIES

Cascade..............................  Cascade is a leading international manufacturer of lift truck attachments, forks and accessories.

                                       Cascade's corporate headquarters are located at 2201 N.E.
                                       201st Ave., Fairview, Oregon 97204-9718 and its telephone
                                       number is (503) 669-6300.

Cascade Acquisition Corp.............  Cascade Acquisition Corp. is a newly formed Delaware corporation and a wholly-owned subsidiary of 1437414 Ontario
                                       Limited, a corporation organized under the laws of the
                                       province of Ontario, Canada.

Cascade-II Acquisition Corp..........  Cascade-II Acquisition Corp. is a Delaware corporation and a wholly-owned subsidiary of Cascade Acquisition Corp.

CAS Acquisition Corp.................  CAS Acquisition Corp. is an Oregon corporation and a wholly-
                                       owned subsidiary of Cascade-II Acquisition Corp. that was
                                       formed for the sole purpose of effecting the merger. CAS
                                       Acquisition Corp. will be merged out of existence at the
                                       effective time of the merger, with Cascade as the surviving corporation becoming a wholly-owned subsidiary of Cascade-II
                                       Acquisition Corp. CAS Acquisition Corp. is not expected to have significant assets or liabilities (other than those
                                       arising in connection with the merger) or to engage in any activities (other than those incident to its formation and the merger).

The Lift Group.......................  The Lift Group is comprised of Lift Technologies Inc., which is a corporation organized under the laws of the province of
                                       Ontario, Canada, and is a leading manufacturer of lift truck masts, TD Capital Group Limited, the private equity arm of the Toronto Dominion Bank Group, the Ontario Municipal
                                       Employees Retirement System, a multi-employer pension plan for employees of local governments in the province of
                                       Ontario, and William J. Harrison, founder and President of
                                       Lift Technologies Inc. and a former director of Cascade who controls approximately 6.6% of the voting power of Cascade's outstanding capital stock.

                                       The principal executive offices for Cascade Acquisition
                                       Corp., Cascade-II Acquisition Corp., CAS Acquisition Corp.
                                       and the Lift Group are c/o Lift Technologies Inc., 251
                                       Woodlawn Road West, Unit 217, Guelph, Ontario, Canada,
                                       N1H8J1, and their telephone number is (519) 823-4545.

THE SPECIAL MEETING

The Special Committee................  The board of directors established a special committee to evaluate a management buy-out proposal and other
                                       alternatives to enhance value for the shareholders of
                                       Cascade. See "Special Factors--Background of the Merger" and
                                       "--Reasons for the Merger."

Recommendation of the Board of
  Directors..........................  The board of directors and the special committee believe that the merger is fair to, and in the best interests of,
                                       the Cascade shareholders. The board of directors, based on a recommendation of the special committee, recommends that the
                                       Cascade shareholders vote "in favor" of approval of the
                                       merger agreement and the transactions contemplated by the
                                       merger agreement. Six directors voted to approve the
                                       recommendation of the special committee, one director voted against it, and two directors abstained from voting. See
                                       "Special Factors--Background of the Merger," "--Reasons for
                                       the Merger" and "--Recommendation of the Board of Directors
                                       and the Special Committee."

Date, Place and Time of the Special
  Meeting............................  This proxy statement is being furnished to Cascade shareholders for use at the Special Meeting in connection
                                       with the approval of the merger agreement and at any
                                       adjournments or postponements of the Special Meeting. The
                                       Special Meeting will be held on             , 2001, at
                                             , [Portland, Oregon]       . See "The Special
                                       Meeting--Date, Place and Time." If the Special Meeting is
                                       adjourned or postponed for any reason, we will give you
                                       notice of the rescheduled date and time.

Record Date; Voting..................  , 2000 has been established as the record date for determining those shareholders who are entitled to notice of and to vote at the Special Meeting. Each share of Cascade
                                       common stock is entitled to one vote. In addition, the
                                       outstanding share of Cascade special voting stock
                                       beneficially owned by William J. Harrison is entitled to
                                       800,000 votes. See "The Special Meeting--Record Date and
                                       Voting at the Special Meeting."

Required Vote........................  The merger must be approved by a majority of the shares of
                                       Cascade common stock and the votes attributable to the share of Cascade special voting stock, voting together as a single voting group, outstanding on the record date. On the record
                                       date, there were       shares of Cascade common stock and
                                       one share of Cascade special voting stock entitled to
                                       800,000 votes outstanding. See "The Special Meeting--Votes
                                       Required."

Voting Agreements....................  William J. Harrison and his affiliate, holding an aggregate of approximately 6.6% of the voting power of Cascade's
                                       outstanding

                                       capital stock, have entered into voting agreements with
                                       Cascade under which they have agreed to vote their shares in favor of the merger. See "The Special Meeting--Voting
                                       Agreements."

Total Value to Cascade...............  The total value to Cascade shareholders of the merger is expected to be approximately $199.5 million, consisting of approximately $197.3 million in cash to be paid in the
                                       aggregate for shares of Cascade common stock based on the
                                       number of shares of Cascade common stock outstanding on the record date, and approximately $2.1 million in cash to be
                                       paid to holders of stock options.

THE MERGER

Merger Consideration.................  Pursuant to the merger agreement, each share of Cascade common stock (other than shares of Cascade common stock held by Parent or its subsidiaries, or Cascade or its
                                       subsidiaries) will be converted automatically into the right to receive the cash amount of $17.25, without interest. See
                                       "The Merger--The Merger and Merger Consideration."

Cascade Stock Options................  Each option to purchase Cascade common stock which is outstanding immediately prior to the closing of the merger will be canceled, whether or not such option is vested or
                                       exercisable. Each holder of an option priced below $17.25
                                       who elects to exercise the option prior to the closing of
                                       the merger under Section 12(a) of the 1999 Amendment and
                                       Restatement of the Cascade Corporation 1995 Senior Managers'
                                       Incentive Stock Option Plan will receive a cash payment
                                       equal to the product of (a) the difference between $17.25
                                       and the option exercise price multiplied by (b) the number of shares subject to the option, less applicable withholding taxes. See "The Merger--Treatment of Cascade Stock Options"
                                       and "Interests of Certain Persons in the Merger--Treatment
                                       of Stock Options."

Conditions to the Merger.............  The merger will be completed only if a number of conditions are met or waived by Parent, CAS Acquisition Corp., and
                                       Cascade, as applicable. These conditions include, among
                                       other things:

                                           - Cascade shareholders approving the merger;

                                           - Receipt of $238 million in debt financing by Parent;

                                           - All necessary governmental approvals being obtained;
                                             and

                                           - The absence of any judgment, injunction or order
                                           prohibiting the merger.

Financing the Merger.................  Parent has received and delivered to the special committee commitment letters for debt and equity financing sufficient to pay the merger consideration. See "The Merger--Financing;
                                       Sources of Funds."

Interests of Certain Persons in the
  Merger.............................  In considering the recommendation of the board of directors and the special committee with respect to the merger,
                                       shareholders should be aware that certain members of
                                       management, some of whom are members of the board of
                                       directors, have certain interests which present them with
                                       potential conflicts of interest in connection with the
                                       merger. The board of directors and special committee were
                                       aware of these potential conflicts and considered them in
                                       connection with their consideration and approval of the
                                       merger. These interests include:

                                           - Unvested stock options held by Cascade's directors and
                                             executive officers become fully exercisable in
                                             connection with the consummation of the merger (the
                                             aggregate value of all such options (based upon a
                                             share price of $17.25 less the applicable exercise
                                             price per share) being approximately $915,000);

                                           - Robert C. Warren, Jr., Kurt G. Wollenberg, Richard S.
                                             Anderson and Terry H. Cathey, officers of Cascade,
                                             have entered into severance and non-compete agreements
                                             that will provide each such person a severance benefit
                                             if he is involuntarily terminated within 12 months
                                             following the merger; and

                                           - Parent will provide continuing indemnification to and
                                             maintain directors' and officers' insurance for
                                             Cascade's current directors and officers for a period
                                             of six years following the merger.

                                       See "Interests of Certain Persons in the Merger" for further information.

Target Takeover Proposals and
  Termination Fee....................  Cascade may accept another acquisition proposal under certain circumstances. However, Cascade must immediately pay
                                       Parent a termination fee of $7.5 million and Parent's
                                       expenses of up to $2.5 million if the merger agreement is
                                       terminated by Cascade because Cascade's board of directors has withdrawn or modified its approval or recommendation of the merger agreement or merger. See "The Merger
                                       Agreement--No Solicitation of Takeover Proposals; Right to
                                       Enter Into Superior Proposal."

Amendment or Waiver of Terms of the
  Merger Agreement...................  The merger agreement may be amended or its conditions precedent to closing waived at any time before or after the
                                       Special Meeting. See "The Merger Agreement--Extension,
                                       Waiver and Amendment."

Regulatory and Third-Party
  Approvals..........................  Other than compliance with the Hart-Scott-Rodino Antitrust
                                       Improvements Act of 1976, no material regulatory approvals are required. Failure to obtain non-material governmental
                                       consents will

                                       not prevent completion of the merger. See "The Merger--
                                       Regulatory Requirements."

Opinion of Financial Advisor.........  Gleacher & Co. LLC, financial advisor to the special committee, has provided an opinion to the board of directors that, as of October 18, 2000, the date of the opinion, the cash consideration of $17.25 per share provided in the
                                       merger agreement was fair, from a financial point of view, to Cascade's shareholders, other than the Lift Group and its affiliates. The full text of Gleacher's written opinion,
                                       which sets forth the assumptions made, the matters
                                       considered, the scope and limitations of the review
                                       undertaken and the procedures followed by Gleacher in
                                       rendering such opinion, is attached to this proxy statement as Appendix D.

                                       Gleacher's opinion was provided solely for the information and assistance of the board of directors and is not a
                                       recommendation as to how Cascade shareholders should vote at the Special Meeting. Cascade shareholders are urged to, and should, read Gleacher's opinion carefully and in its
                                       entirety. Gleacher has received a fee for rendering its
                                       fairness opinion and will receive a fee if the merger is
                                       consummated. See "Special Factors--Opinion of Financial
                                       Advisor."

Certain U.S. Federal Income Tax
  Consequences.......................  For U. S. federal income tax purposes, the receipt of cash by Cascade shareholders will be a taxable transaction. In
                                       general, shareholders that are not tax-exempt will be taxed on the difference between their basis in their Cascade
                                       shares and the cash received. All shareholders are urged to consult their tax advisors to determine the effect of the
                                       merger under federal tax law, or foreign tax law where
                                       applicable, and under their own state and local tax laws.
                                       See "Special Factors--Certain United States Federal Income
                                       Tax Consequences."

Rights of Dissenting Shareholders....  Under Oregon law, because Cascade's common stock is publicly traded on the New York Stock Exchange, the holders of
                                       Cascade common stock have no dissenters' rights of
                                       appraisal. The holder of the outstanding share of Cascade
                                       special voting stock has dissenters' rights of appraisal,
                                       but such share is obligated to be voted in favor of approval of the merger agreement pursuant to a Voting Agreement. See
                                       "The Merger--Rights of Dissenting Shareholders."

           CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS

    This proxy statement and the documents to which Cascade refers its shareholders in this proxy statement contain forward-looking statements. In addition, from time to time, Cascade or its representatives may make forward-looking statements orally or in writing. Cascade bases these forward-looking statements on its expectations and projections about future events, which it derives from the information currently available to Cascade. Such forward-looking statements relate to future events or Cascade's future performance, including:

    - Cascade's financial performance and projections;

    - Cascade's growth in revenue and earnings; and

    - Cascade's business prospects and opportunities.

    Cascade shareholders can identify forward-looking statements as those that are not historical in nature, particularly those that use terminology such as "may," "will," "should," "expects," "anticipates," "contemplates," "estimates," "believes," "plans," "projected," "predicts," "potential" or "continue" or the negative of these or similar terms. Factors which could cause Cascade's actual results to differ materially from these forward-looking statements include, but are not limited to:

    - competitive factors in, and the cyclical nature of, the materials handling industry;

    - fluctuations in lift truck orders or deliveries;

    - availability and cost of raw materials;

    - general business and economic conditions in North America, Europe and Asia;

    - foreign currency fluctuations; and

    - the effectiveness of Cascade's cost reduction initiatives.

    Forward-looking statements are only predictions. The forward-looking events discussed in this proxy statement, the documents to which we refer Cascade shareholders and other statements made from time to time by Cascade or its representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about Cascade. Cascade is not obligated to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this proxy statement, the documents to which Cascade refers shareholders and other statements made from time to time by Cascade or its representatives, might not occur.

                              THE SPECIAL MEETING

DATE, PLACE AND TIME

    Cascade is furnishing this proxy statement to Cascade shareholders in connection with the solicitation of proxies by the Cascade board of directors for use at the Special Meeting of shareholders of Cascade to be held on
            , 2001, at       , local time, at             , [Portland, Oregon]
      , or any adjournment or postponement thereof, pursuant to the enclosed Notice of Special Meeting of Shareholders.

PURPOSE OF THE MEETING

    At the Special Meeting, Cascade shareholders of record as of the close of
business on         , 2000 will be eligible to vote upon the recommendation of
Cascade's board of directors and the special committee to approve and adopt the merger agreement, pursuant to which (i) CAS Acquisition Corp. will be merged with and into Cascade, with Cascade being the surviving corporation, and
(ii) each outstanding share of Cascade common stock (other than shares of Cascade common stock held by Parent or its subsidiaries, or Cascade or its subsidiaries) will be canceled and converted automatically into the right to receive $17.25 in cash, payable to the holder of such share, without interest.

RECORD DATE AND VOTING AT THE SPECIAL MEETING

                , 2000, has been established as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournments and postponements of the Special Meeting.
On that day, there were       shares of Cascade common stock outstanding, which
shares were held by approximately   shareholders of record and one share of
Cascade special voting stock outstanding held by one shareholder of record. Holders of Cascade common stock are entitled to one vote per share. The holder of the share of Cascade special voting stock is entitled to 800,000 votes.

    A majority of the issued and outstanding shares of Cascade common stock and votes attributable to the Cascade special voting stock on the record date, represented in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. If a quorum is not present, the Special Meeting may be adjourned from time to time until a quorum is present. Abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum at the Special Meeting for the transaction of business.

    Any shareholder of Cascade has the right to vote against approval of the merger and the merger agreement. However, under Oregon law, because Cascade is a publicly traded corporation, Cascade shareholders (other than the holder of the share of Cascade special voting stock) have no statutory dissenters' rights of appraisal. See "The Merger--Rights of Dissenting Shareholders."

VOTES REQUIRED

    Approval of the merger agreement requires the affirmative vote of a majority of the outstanding Cascade common stock and the votes attributable to the share of Cascade special voting stock, voting together as a single voting group, entitled to vote at the Special Meeting. A failure to vote, abstention from voting, or a broker non-vote will have the same legal effect as a vote cast against approval of the merger and the merger agreement.

    Brokers, and in many cases nominees, will not have discretionary power to vote on the proposals to be presented at the Special Meeting. Accordingly, beneficial owners of shares must instruct their brokers or nominees how to vote their shares at the Special Meeting.

VOTING AGREEMENTS

    In connection with the execution of the merger agreement, William J. Harrison, founder and President of Lift Technologies Inc. and a former Cascade director, and W.J. Harrison Holdings Ltd., a company of which Mr. Harrison is the sole shareholder, have entered into voting agreements with Cascade, dated as of October 18, 2000, which provide that Mr. Harrison and W.J. Harrison
Holdings Ltd. will vote, in the aggregate, approximately 6.6% of the voting power of Cascade's outstanding capital stock in favor of the approval and adoption of the merger agreement and the approval of the merger.

SOLICITATION AND PROXY SOLICITOR

    Cascade will bear all expenses of the solicitation of proxies in connection with this proxy statement, including the cost of preparing and mailing this proxy statement. Cascade will reimburse brokers, fiduciaries, custodians and their nominees for reasonable out-of-pocket expenses incurred in sending this proxy statement and other proxy materials to, and obtaining instructions relating to such materials from, beneficial owners of Cascade shares. Cascade shareholder proxies may be solicited by directors, officers and employees of Cascade in person or by telephone, facsimile or by other means of communication. However, they will not be paid for soliciting proxies.

    Cascade has hired Beacon Hill Partners, Inc. to assist in soliciting proxies in connection with the Special Meeting. Cascade has agreed to pay Beacon Hill a fee of approximately $7,500 plus reimbursement of expenses in connection with its engagement to solicit proxies for the Special Meeting.

REVOCATION AND USE OF PROXIES

    The enclosed proxy card is solicited on behalf of the Cascade board of directors. A shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) delivering a written notice revoking the proxy to Cascade before the vote at the Special Meeting, (ii) executing a proxy with a later date and delivering it to Cascade before the vote at the Special Meeting or (iii) attending the Special Meeting and voting in person. Any written notice of revocation should be delivered to Cascade in care of Beacon Hill
Partners, Inc., 90 Broad Street, New York, New York, 10004, Attention:
            . Attendance at the Special Meeting without casting a ballot will not, by itself, constitute revocation of a proxy.

    Subject to proper revocation, all shares of Cascade stock represented at the Special Meeting by properly executed proxies received by Cascade will be voted in accordance with the instructions contained in such proxies. Executed, but unmarked, proxies will be voted "IN FAVOR" of approval of the merger agreement and the transactions contemplated thereby.

ADJOURNMENTS OR POSTPONEMENTS

    Although it is not expected, the Special Meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment or postponement of the Special Meeting may be made without notice, other than by an announcement made at the Special Meeting, by approval of a majority of the votes present in person or represented by proxy at the Special Meeting, whether or not a quorum exists. Any signed proxies received by Cascade will be voted in favor of an adjournment or postponement of the Special Meeting in these circumstances, unless either a written note on the proxy delivered by the shareholder directs otherwise or the shareholder has voted against the merger agreement. Thus, proxies voting against the merger agreement will not be used to vote for adjournment of the Special Meeting for the purpose of providing additional time to solicit votes to approve the merger agreement. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow Cascade shareholders who have already sent in their proxies to revoke them at any time prior to their use.

                                SPECIAL FACTORS

BACKGROUND OF THE MERGER

    On March 29, 2000, a special meeting of the board of directors of Cascade was called for the purpose of receiving a presentation by representatives of an investment banking firm on various options available to increase shareholder value. When the meeting convened, C. Calvert Knudsen, Chairman of the Board, advised the directors that the investment banking firm had terminated its engagement just prior to the meeting because of conflicts of interest involving Robert C. Warren, Jr., President and Chief Executive Officer of Cascade and a member of the board of directors. Mr. Warren advised the board that he and certain other members of management (the "management group") were considering a bid to take Cascade private and were discussing the terms of a possible engagement with the same investment banking firm. Cascade issued a press release on March 29, 2000 disclosing that Mr. Warren and other managers were exploring the possibility of a management-led leveraged buyout.

    The board of directors then appointed a special committee of independent directors to review and consider any proposals from the management group and to consider other options that the special committee in its discretion deemed appropriate to protect and enhance shareholder interests. The special committee was also authorized to retain independent financial advisors and legal counsel. At a subsequent meeting, on May 11, 2000, the Cascade board of directors amplified the duties and responsibilities of the special committee to include considering the merits and fairness of any acquisition proposals and other alternatives that might be available to increase shareholder value, and recommending to the board of directors what position it should take with respect to such proposals and alternatives. The directors appointed to the special committee were James S. Osterman, chair, Nicholas R. Lardy, Ernest C. Mercier, Henry W. Wessinger II and Nancy A. Wilgenbusch. The special committee retained legal counsel on March 31, 2000. In addition, following interviews with three investment banking firms, the special committee selected Gleacher & Co. LLC as its financial advisor. The special committee subsequently issued a press release announcing the retention of Gleacher to advise it on strategic alternatives to maximize shareholder value, including a sale or merger.

    At a meeting on April 14, 2000, the special committee determined to conduct a broad public auction by which all potentially interested parties could be informed of an opportunity to acquire Cascade. The special committee directed Gleacher to prepare a confidential offering memorandum for use in this process.

    On May 11, 2000, the special committee received a report from Gleacher regarding its progress in preparing a confidential offering memorandum to solicit indications of interest from potential buyers. The special committee reviewed and commented on a list of potential financial and strategic buyers developed by Gleacher. The special committee also authorized retaining the George Group Inc. to analyze the operations of Cascade and prepare a report to give the special committee an independent basis on which to evaluate a wider range of alternatives, including the possibility of increasing Cascade's value on a stand-alone basis through improvements to existing operations.

    In June 2000, Gleacher began a process at the direction of the special committee designed to solicit proposals for a business combination transaction involving Cascade. Approximately 175 potentially interested parties were contacted, and a confidential offering memorandum was distributed to approximately 50 parties who expressed a preliminary interest in pursuing a transaction. The parties contacted included financial and strategic buyers, both domestic and foreign. Each of the parties was required to sign a confidentiality agreement before receiving the offering memorandum.

    On June 16, 2000, representatives of the George Group Inc. presented a value opportunity assessment report on Cascade to the special committee, which included recommendations for improvement in a number of areas, as well as findings on growth prospects and strategic options. At the meeting, the special committee also reviewed the status of the solicitation of potential buyers with its financial and legal advisors.

    On July 7, 10 and 11, 2000, Schedule 13-Ds were filed by the management group with the SEC disclosing that the management group's financial sponsor was forming an acquisition corporation with (i) Robert C. Warren, Jr., Richard S. Anderson, Senior Vice President of Cascade, and Terry H. Cathey, Senior Vice President of Cascade, and (ii) the Robert C. and Nani S. Warren Revocable Trust, to acquire 100% of the common stock of Cascade. The Schedule 13-Ds disclosed that (i) the Warren trust owned approximately 13.3% of Cascade's outstanding common stock as of April 2, 2000 and (ii) the trustees of the Warren trust were Robert C. Warren, Jr., Nani S. Warren (Mr. Warren's mother), C. Calvert Knudsen, a director of Cascade, and Jack B. Schwartz, a director of Cascade and a partner of Cascade's principal outside legal counsel.

    By July 12, 2000, Gleacher had received on behalf of the special committee 12 preliminary, non-binding indications of interest to acquire Cascade. In addition to the management group, indications of interest were received from seven financial buyers and four strategic/hybrid buyers.

    On July 13, 2000, the special committee held a telephonic meeting to review with its advisors the detailed information submitted with the indications of interest from each of the 12 parties, including their indicated price range, form of consideration, financing considerations, due diligence requirements, and other matters. After consideration of these factors, the special committee unanimously agreed to invite seven parties, including the management group, to submit detailed proposals. Each group and their financing sources were invited to meet with and receive presentations from Cascade management, review Cascade corporate and business information in a data room, visit Cascade plants in the United States and Europe, perform additional due diligence, and interview Cascade's third-party advisors, including environmental consultants, accountants and the George Group Inc., and submit a detailed offer to the special committee's advisors by August 23, 2000, including comments on a proposed merger agreement provided to each of them by the special committee's legal counsel.

    On August 18, 2000, at the urging of the Lift Group and in order to give all bidders more time to conduct due diligence and complete their proposals, the special committee authorized an extension of the deadline for bids from August 23 to September 7, 2000.

    On September 11, 2000, the special committee met to review detailed offers submitted by three parties: the management group, the Lift Group and a third party. Four parties decided not to make offers and terminated their involvement in the process. The three detailed offers included information on price, financing, comments on the proposed merger agreement, due diligence requirements, time for the exclusivity period, break-up fees and other matters. Each of the offers contained varying conditions and contingencies, which were reviewed by the special committee's advisors. The offers from the Lift Group and the third party proposed the same acquisition price per share. After analyzing each of the proposals, the special committee instructed Gleacher to request that each of the three parties revise their offers to (i) remove certain conditions and contingencies and (ii) revisit their offer price in light of the tie between the two highest bids. The parties were asked to respond by September 14, 2000.

    On September 14, 2000, the special committee held a telephonic meeting with its advisors to review the results of its request for revised bids. The Lift Group improved its bid to $17.25 per share with committed financing, and the management group increased its bid to $16.50 per share. The third bidder did not revise its $17.00 per share offer. The special committee discussed with its advisors the material aspects of each proposal, including price, financing, status of commitment letters, extent of remaining due diligence, time requested for an exclusivity period, break-up fees, special conditions and comments on the merger agreement. The special committee unanimously determined that the Lift Group offer was the most attractive proposal when compared to the other bids received in terms of price, absence of contingencies and certainty of financing. However, the special committee objected to the break-up fee requested by the Lift Group and request for payment of expenses during the exclusivity period if a definitive merger agreement was not reached. The special committee instructed its advisors to contact the Lift Group and attempt to have those provisions removed before the special committee would decide on whether to proceed to negotiate an exclusivity agreement with the Lift Group.

    On September 15, 2000, the special committee held a telephonic meeting to receive a report from its advisors on negotiations with the Lift Group and communications with the other two final bidders. The advisors to the special committee reported that the Lift Group had agreed to drop its request for a $10.0 million break-up fee and full expense reimbursement in the exclusivity agreement in exchange for reaching agreement in advance on the terms of the termination provisions to be included in a possible definitive merger agreement. They stated that discussions were held with the managment group after the September 14 meeting but that the management group did not increase its $16.50 offer. The advisors also reviewed the provisions of the proposed exclusivity agreement with the special committee and issues involved in negotiating the termination provisions. The special committee instructed its advisors to attempt to work out the remaining issues with the Lift Group over the weekend of September 16-17, 2000.

    On September 17, 2000, the special committee agreed to approve the exclusivity agreement if the Lift Group would agree to a merger agreement break-up fee of $7.5 million and a limit on reimbursable expenses of $2.5 million. The special committee's advisors negotiated with the Lift Group's advisors during the afternoon and the evening of September 17 and obtained the Lift Group's agreement to the terms requested by the special committee. The resulting exclusivity agreement provided the Lift Group the exclusive right until September 29, 2000 to conduct due diligence and negotiate a final agreement for the acquisition of Cascade. The exclusivity agreement could be extended until October 16, 2000 under certain conditions, including the need to complete environmental due diligence. On September 28, 2000, the exclusivity agreement was extended until October 16, 2000 in order to allow the Lift Group to complete its environmental review.

    From late September until October 16, 2000, the special committee's legal and financial advisors negotiated terms and issues under the proposed merger agreement with the Lift Group's advisors. During this period, the Lift Group continued to engage in due diligence activities regarding Cascade and its facilities.

    On October 16, 2000, the special committee's legal and financial advisors reviewed the negotiated draft merger agreement and the Lift Group's financing agreements and requested that a few final issues be resolved before the definitive merger agreement could be signed. At the Cascade board of directors meeting later that day, Mr. Osterman and the special committee's advisors reviewed the merger agreement and other documents with the board of directors, and explained the remaining open issues with the Lift Group. Gleacher made an oral presentation to the board of directors that the merger price was fair from a financial point of view to the shareholders of Cascade, other than the Lift Group and its affiliates. Gleacher's oral opinion was subsequently confirmed in writing on October 18, 2000. The board of directors decided to take no action on the merger agreement until signed copies of the agreement and other documents were received from the Lift Group in the form recommended by the special committee. The board of directors also noted the expiration of the exclusivity period. The advisors continued to work with the Lift Group and its representatives to obtain completed and signed agreements for the special committee.

    On October 17, 2000, the remaining open issues were resolved and the merger agreement and other documents were signed by the Lift Group and delivered to the special committee. At about 4:30 p.m., Pacific Daylight Time, on October 17, 2000, the special committee received a letter from the management group increasing its price to $17.50 per share, subject to certain requirements. The management group said that its new offer would expire October 20, and requested copies of the most recent merger agreement with the Lift Group, schedules to the agreement, and copies of certain environmental due diligence studies. On behalf of the special committee, the chair advised the management group that its requests could not be met, but that the special committee welcomed the opportunity to discuss the terms and conditions of their proposed new offer. On the morning of October 18, Gleacher, on behalf of the special committee, called the Lift Group and advised them that an unspecified higher offer had been received. The Lift Group's advisors responded later in the day that the Lift Group was not prepared to increase its price and that the proposal represented by the negotiated merger agreement would expire at 6:00 p.m., Pacific Daylight Time, on October 18, 2000.

    At the special committee meeting on October 18, 2000, the advisors reported that all requested documents from the Lift Group had been received in executed form, were in proper order and were ready to deliver to Cascade, upon the special committee's approval of the merger agreement. Gleacher advised the special committee that it had learned from several telephone calls with the management group's financial sponsor that the management group did not have financing commitments in place for its new offer, was not prepared to identify all of the sources of its financing and was conditioning its offer on the financing sources satisfying legal, environmental and tax due diligence, and completing business and accounting due diligence. In the special committee's view, it would take a minimum of 30 days and perhaps longer for the management group to be in the same position as the Lift Group, and even then there would be no assurance that it could obtain financing commitments under existing market conditions. The special committee also considered that the new proposal from the management group represented less than a 1% increase over the Lift Group price on a time value of money basis. They considered the implications of turning down a transaction with full financing commitments in place at a fair price for a highly conditional offer from a party that needed to complete substantial due diligence, lacked financing commitments and faced a difficult financing market. The special committee also believed that there was no assurance that the Lift Group would extend its stated deadline past 6:00 p.m. on October 18. In the special committee's view, pursuing the management group proposal could have resulted in losing both transactions and seriously harming the financial interests of Cascade's shareholders.

    The special committee then unanimously adopted a report to present to the Cascade board of directors which summarized the special committee's activities and the reasons for its recommendation to the board that the merger agreement with the Lift Group in the form presented to the special committee be approved.

    The Cascade board of directors met on the afternoon of October 18, 2000 to consider the merger agreement and the special committee's recommendation. All of the directors of Cascade were present, except for Messrs. Mercier and Lardy who participated by conference telephone. Also present and participating were legal counsel for Cascade, legal counsel for the special committee and representatives of Gleacher. Mr. Osterman presented the report and recommendation of the special committee.

    After extensive discussion, the Cascade board of directors approved the merger agreement with the Lift Group as being in the best interests of Cascade and its shareholders, and recommended that the shareholders vote in favor of the merger agreement and the transactions contemplated thereby. Messrs. Osterman, Wessinger, Lardy, Mercier and Kubicek and Ms. Wilgenbusch voted in favor of such approval and recommendation, Mr. Warren voted against, and Messrs. Knudsen and Schwartz abstained from voting.

REASONS FOR THE MERGER

    The special committee determined that the merger is in the best interests of Cascade and its shareholders. In reaching its determination, the special committee considered a number of factors, including the factors listed below. The conclusions of the special committee with respect to each of these factors supported its determination that the merger and the cash payment of $17.25 for each share of Cascade common stock (other than shares held by Parent or its subsidiaries, or Cascade or its subsidiaries) were fair to, and in the best interests of, Cascade and its shareholders. The most relevant information reviewed and factors considered by the special committee are set forth below:

    - the price of $17.25 per share to be received by Cascade's shareholders represents a substantial premium (102.9% over the closing price prior to the initial announcement of the appointment of the special committee; a 10.8% premium over the 52-week high; a 130.0% premium over the 52-week low; and a 57.8% premium over the 52-week average);

    - in addition to the significant price premium, the judgment of the special committee that $17.25 in cash per share is the highest price reasonably available to shareholders for the following reasons:

       - the broad solicitation process conducted by Gleacher, on behalf of the special committee, over a four-month period, which reached approximately 175 potential buyers and resulted in 12 parties submitting initial indications of interest and three final bidders submitting offers, constituted an extensive and fair process which provided ample opportunities to achieve the fairest price and terms for Cascade's shareholders;

       - the course of the extensive and competitive arm's-length negotiations that occurred between the special committee and the three final bidders submitting offers resulted in each party increasing its per share offer price one or more times over its initial indication of interest; and

       - the course of the arm's-length negotiations between the special committee and the Lift Group regarding the merger price: the Lift Group's initial price was $14-$16 per share; the price was increased to $17 per share when the three final bidders were asked to submit their best offers; and when the final bidders were again asked to submit their best and final purchase price, the Lift Group increased its price to $17.25 per share.

    - Cascade's limitations as a public company, including limited trading volume, limited recognition in its trading group, lack of institutional sponsorship, limited public float and lack of research attention by market analysts, all of which led the special committee to believe that shareholder value was not likely to be maximized if Cascade remained a public company;

    - the opinion of Gleacher delivered to the board of directors on October 18, 2000, that as of such date the merger consideration to be received by the holders of Cascade's common stock was fair, from a financial point of view, to Cascade's shareholders (other than the Lift Group and its affiliates);

    - consideration of the feasibility of various strategic alternatives, including sale of separate segments of Cascade, sale to a strategic buyer, a leveraged recapitalization, and continuing operation as a public company; in the opinion of the special committee, none of these was either feasible or as attractive as the merger proposal;

    - the existing assets, financial condition, operations, management and historical earnings of Cascade; the special committee's judgment as to the nature and future prospect of Cascade's business and the risks involved in achieving these prospects; and the impact these factors could have on the future value of Cascade's common stock;

    - the terms and conditions of the merger agreement, including the following factors, which the special committee deemed favorable in reaching its decision:

       - the right of the board of directors to provide information and engage in negotiations with third parties who make unsolicited proposals to acquire Cascade, and the board's right to terminate the merger agreement in order to pursue a more favorable transaction;

       - the view of the special committee that the termination fee and expense reimbursement obligations of Cascade in the above situation would not discourage competing third-party offers to acquire Cascade; and

       - the consideration to be received by the Cascade shareholders, and the fact that the per share price is payable in cash, which eliminates uncertainties in evaluating the consideration to be received.

    - the risks and costs of deferring a sale of Cascade at this time in the hope of achieving a higher price at a later date;

    - the Lift Group's advice to the special committee that it expects minimal disruption in the Cascade workforce following the merger; and

    - Lift Group management's extensive experience in the lift truck industry.

    The special committee also considered potentially negative factors in its deliberations concerning the merger, including:

    - the risk that the merger might not be completed in a timely manner or at all;

    - the cash consideration to be received by Cascade shareholders in the merger will result in a taxable transaction to non-exempt shareholders for federal income tax purposes and possibly for state, local and foreign income tax purposes as well;

    - the fact that if the merger agreement is approved and adopted, the current shareholders of Cascade (other than the Lift Group and its affiliates) will not participate in any future growth of Cascade;

    - the risk that the Lift Group will not receive the funds contemplated by its commitment letters or from other sources on terms substantially similar to those in the commitment letters and will not be required to close the merger; and

    - the risk that, if the Lift Group elected not to proceed with the merger in breach of the merger agreement, recovery against the Lift Group parties to the merger agreement would be difficult.

The special committee concluded that the positive factors outweighed the negative factors.

    The above discussion regarding the information and factors considered by the special committee is not intended to be exhaustive, but includes all of the material factors considered by the special committee in making its determination. The members of the special committee evaluated the factors in light of their knowledge of Cascade's business, their knowledge of the materials handling and related industries, and their business judgment. In view of the variety of factors considered in connection with its evaluation of the merger agreement and the proposed merger, the special committee did not quantify or otherwise assign relative weights to the specific factors it considered. The determination was made after consideration of all the factors together. In addition, individual members of the special committee may have given different weight to different factors and therefore may have viewed certain factors more positively or negatively than others.

    The special committee believes the process that it followed in approving the merger agreement was procedurally fair and unbiased because:

    - the special committee consisted solely of independent members of the board of directors;

    - the members of the special committee were experienced and sophisticated in business and financial matters and were well informed about the business and operations of Cascade;

    - the special committee retained and was advised by independent financial and legal advisors experienced in advising on transactions similar to the merger;

    - the special committee reviewed and considered the fairness opinion of Gleacher;

    - the special committee held 11 meetings and engaged in extensive deliberations to evaluate potential alternatives to the merger, the various acquisition proposals and the merger agreement with the Lift Group; and

    - the members of the special committee will not personally benefit from the consummation of the merger other than in their capacity as holders of Cascade common stock or options.

    In determining to approve the merger agreement and recommend the merger proposal to shareholders, the Cascade board of directors consulted with Cascade's executive officers and legal advisors, as well as with the special committee and its advisors, and considered the following factors:

    - the determination and recommendation of the special committee;

    - each of the factors referred to above under "Reasons for the Merger" which were taken into account by the special committee in its deliberations; and

    - the nature of the arm's-length negotiations between the special committee and its advisors, on the one hand, and the Lift Group and its advisors, on the other hand.

RECOMMENDATION OF THE BOARD OF DIRECTORS AND THE SPECIAL COMMITTEE

    The board of directors, following the unanimous recommendation to it by the members of the special committee, has approved the merger agreement, the merger and the transactions contemplated by the merger agreement and recommends that Cascade shareholders vote "in favor" of approval of the merger and approval and adoption of the merger agreement. The board of directors believes that the consideration to be received by Cascade shareholders is fair and in the best interests of Cascade shareholders.

OPINION OF FINANCIAL ADVISOR

    On April 24, 2000, the special committee of Cascade's board of directors engaged Gleacher & Co. LLC to act as the special committee's exclusive financial advisor with regard to the possible sale of Cascade and, if requested by the special committee, to give its opinion as to the fairness, from a financial point of view, of the consideration to be received by Cascade's shareholders in such a transaction.

    At the direction of the special committee, Gleacher commenced a process to solicit proposals for a potential business combination transaction involving Cascade. The solicitation process involved, among other things, (i) contacting approximately 175 potentially interested parties, (ii) distributing a confidential information memorandum to approximately 50 parties that expressed interest, (iii) inviting 12 parties that indicated preliminary interest in a potential business combination transaction to perform additional due diligence,
(iv) inviting seven parties to submit final offers for a potential business combination transaction involving Cascade, (v) evaluating final offers from three parties, and (vi) negotiating definitive documentation on an exclusive basis with one party with respect to a business combination transaction involving Cascade. At the conclusion of the solicitation process described above, the special committee had received an offer from the Lift Group to acquire Cascade for consideration of $17.25 per share in cash.

    On October 16, 2000, at the request of the special committee, Gleacher rendered its oral opinion to the board of directors, subsequently confirmed in writing on October 18, 2000, that, as of such date, based upon and subject to the various considerations set forth in its opinion, the $17.25 per share consideration was fair, from a financial point of view, to Cascade's shareholders, other than the Lift Group and its affiliates. In rendering this opinion Gleacher also presented to the board of directors the financial analyses described below.

    THE FULL TEXT OF GLEACHER'S OPINION, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE DELIVERY OF THIS OPINION, IS ATTACHED AS APPENDIX D TO THIS PROXY STATEMENT. CASCADE'S SHAREHOLDERS ARE URGED TO READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. THE SUMMARY OF, AND ALL REFERENCES TO, THE OPINION OF GLEACHER SET FORTH IN THIS PROXY STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION, WHICH IS INCORPORATED HEREIN BY REFERENCE. GLEACHER'S OPINION IS ADDRESSED TO CASCADE'S BOARD OF DIRECTORS AND IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY CASCADE'S SHAREHOLDERS (OTHER THAN THE LIFT GROUP AND ITS AFFILIATES) AND IS NOT INTENDED TO AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER.

    In connection with rendering its opinion, Gleacher, among other things:

    - reviewed certain publicly available financial statements and other information of Cascade;

    - reviewed certain internal financial statements (including budgeted financial statements for the fiscal year ending January 31, 2001) and other financial and operating data concerning Cascade prepared by the management of Cascade;

    - analyzed certain financial projections prepared with the assistance of the management of Cascade, which projections Cascade's management has represented to Gleacher are consistent with its best judgments as to the future performance of Cascade and constitute the best currently available projections of Cascade's management with respect to such future financial performance of Cascade;

    - discussed the past and current operations and financial condition and the prospects of Cascade with senior executives of Cascade;

    - reviewed the reported prices and trading activity for Cascade's common stock;

    - compared the financial performance of Cascade and the prices and trading activity of Cascade's common stock with those of certain other publicly traded companies that Gleacher deemed relevant;

    - reviewed the financial terms, to the extent publicly available, of certain acquisition transactions that Gleacher deemed relevant;

    - participated in discussions and negotiations among representatives of Cascade and the Lift Group;

    - reviewed a draft of the merger agreement and certain related documents;
      and

    - performed such other analyses and considered such other factors as Gleacher deemed appropriate.

    Gleacher assumed and relied upon, without assuming responsibility for independent verification, the accuracy and completeness of the financial and other information reviewed by Gleacher for the purposes of its opinion. With respect to the budgeted financial statements supplied to Gleacher and the financial projections, with the consent of the board of directors, Gleacher relied upon the representations and assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Cascade as to the future financial performance of Cascade. Gleacher assumes no responsibility for and expresses no view as to such forecasts or the assumptions on which they are based, and Gleacher relied upon the assurances of the senior management of Cascade that they are unaware of any facts that would make the information provided to or reviewed by Gleacher incomplete or misleading. Gleacher did not make any independent valuation or appraisal of the assets or liabilities of Cascade, nor was Gleacher furnished with any such valuations or appraisals. Gleacher also assumed that the merger would be consummated in accordance with the terms set forth in the draft merger agreement provided to Gleacher and that all of the representations and warranties of the parties to such merger agreement were true, that the covenants of each party to such merger agreement would be fully complied with, and that all conditions to the merger set forth in such merger agreement will be satisfied and not waived. Gleacher relied as to certain legal matters on advice of counsel to the special committee.

    Gleacher notes that the merger follows a publicly announced process in which Gleacher on behalf of the special committee broadly solicited proposals for business combination transactions involving Cascade. Gleacher considered the results of such process in rendering its opinion. Gleacher's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to Gleacher as of, October 18, 2000. It should be understood that, although subsequent developments may affect the conclusion reached in its opinion, Gleacher does not have any obligation to update, revise or reaffirm its opinion.

    In addition to conducting the solicitation process described above, Gleacher performed a number of analyses to assess the fairness, from a financial point of view, of the consideration to be received by Cascade's shareholders, other than the Lift Group and its affiliates. The following is a brief summary of the material valuation, financial and comparative analyses considered by Gleacher in connection with the rendering of its opinion. This summary does not purport to be a complete description of the analyses underlying the opinion. The following summary of the analyses contains information in tabular format. In order fully to understand the financial analyses used by Gleacher the tables must be read in conjunction with the text of each summary. The tables alone do not constitute a complete description of the financial analyses summarized therein. Cascade's shareholders are encouraged to review Gleacher's entire opinion.

    PURCHASE PRICE PREMIUMS ANALYSIS. Gleacher reviewed the historical closing prices of Cascade's common stock on the New York Stock Exchange at various dates and the implied purchase price premiums determined by dividing the $17.25 per share consideration by such closing prices. The following table includes this information at certain dates prior to March 30, 2000, the date of the initial public announcement that Cascade management was considering a leveraged buyout of Cascade:

DATE PRIOR TO                                            CLOSING    PURCHASE PRICE
INITIAL ANNOUNCEMENT                                      PRICE        PREMIUM
--------------------                                     --------   --------------
One Day................................................   $8.50         102.9%
One Week...............................................    8.75          97.1
Four Weeks.............................................    8.38         106.0

Gleacher also noted that the closing price of Cascade's common stock had not exceeded the $17.25 per share consideration since July 28, 1998.

    COMPARABLE COMPANY ANALYSIS. Using publicly available information, Gleacher reviewed the relative performance and trading market value of Cascade by comparing certain market trading and operating statistics for Cascade with certain other publicly traded companies that Gleacher deemed relevant.

    The comparison group included a total of seven companies: Alamo Group Inc.; Caterpillar Inc.; Gehl Company; JLG Industries, Inc.; The Manitowoc
Company, Inc.; NACCO Industries, Inc.; and Terex Corporation. Gleacher reviewed, among other information, the comparable companies' total enterprise value, or TEV (equal to equity market value plus total debt and redeemable preferred stock less cash and cash equivalents), as multiples of last twelve months (LTM) net sales and EBITDA (equal to operating income plus depreciation and amortization), as well as the comparable companies' price to earnings (P/E) multiples for the projected calendar years 2000 and 2001. Operating results were adjusted to exclude disclosed non-recurring items. All projected calendarized earnings figures, other than those for Cascade, were based on Institutional Brokers Estimate System mean earnings per share estimates. Gleacher's analysis of the comparable companies included the following multiples (based on closing stock prices as of October 13, 2000):

                                                     TEV MULTIPLES               P/E MULTIPLES
                                                -----------------------      ----------------------
                                                NET SALES       EBITDA         2000          2001
                                                ---------      --------      --------      --------
Mean......................................        0.57x          4.6x           8.1x         7.1x
Median....................................        0.56           4.6            8.1          7.1
High......................................        0.75           6.4           11.0          9.4
Low.......................................        0.39           2.8            4.1          3.7

    As of March 29, 2000, the day prior to the initial announcement date of a potential change of control transaction involving Cascade, Cascade's implied unaffected trading multiples, calculated on the same basis as the comparable companies, were as follows: (i) LTM net sales multiple of 0.65x,
(ii) LTM EBITDA multiple of 4.2x, (iii) calendar year 2000 P/E multiple of 7.0x and (iv) calendar year 2001 P/E multiple of 6.4x. Projected calendarized earnings figures for Cascade were based on earnings per share estimates as set forth in a D.A. Davidson & Co. research report dated December 9, 1999.

    No company used in the comparable company analysis is identical to Cascade. Accordingly, comparable company analysis necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Cascade and other factors that could affect the public trading value of the companies to which it is being compared. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using comparable company data.

    DISCOUNTED CASH FLOW ANALYSIS. Gleacher performed a discounted cash flow analysis to calculate an estimate of the present fully diluted equity value per share of Cascade using financial forecasts through the fiscal year ending January 2006 that were provided by and/or prepared with the assistance of Cascade management. A discounted cash flow analysis is a traditional valuation methodology used to derive the value of a corporate entity by calculating the estimated future unlevered free cash flows of that entity and discounting the aggregate of such cash flows back to present value.

    In conducting its analysis, Gleacher utilized discount rates ranging from 10.0% to 14.0% (reflecting a number of factors including a weighted average cost of capital analysis) and terminal EBITDA multiples ranging from 4.0x to 5.0x (reflective of the comparable company analysis as well as the approximate historical range of Cascade's trading multiples). Based on these assumptions, Gleacher calculated a range of present values per fully diluted share of $12.68 to $19.21. Gleacher noted that, given the assumptions described above, $1.0 million of annual pre-tax cost savings (beginning in the fiscal year ending January 2003) would generate incremental present value of approximately $0.30 to $0.40 per fully diluted share.

    LEVERAGED BUYOUT ANALYSIS. Gleacher performed an analysis of the equity returns which could potentially be generated in a hypothetical leveraged buyout transaction, or LBO, with a capitalization reflective of the current leveraged finance market. Gleacher used in its analysis financial forecasts through the fiscal year ending January 2006 that were provided by and/or prepared with the assistance of Cascade management. The LBO analysis assumed (i) a $17.25 per share purchase price, (ii) total debt capacity at closing of 4.0x LTM EBITDA for Cascade (adjusted to exclude non-recurring items as provided by Cascade management), (iii) interest rates on tranches of senior debt and mezzanine debt financing ranging from 9.75% to 14.00%, (iv) terminal EBITDA multiples ranging from 4.5x to 5.5x (reflective of the multiples implied by the proposed transaction with the Lift Group) and (v) equity ownership dilution for mezzanine financing providers and management incentive programs ranging in the aggregate from 8% to 12%. Based on these assumptions, Gleacher calculated returns to equity sponsors ranging from 11.4% to 20.9%. Gleacher noted that in order to calculate a 25% return to equity sponsors given the assumptions described above, the analysis would require annual cost savings (beginning in the fiscal year ending January 2003) of $4.9 million to $16.7 million.

    PRECEDENT TRANSACTION ANALYSIS. Gleacher reviewed the purchase price premiums (where applicable) and the implied transaction multiples in certain acquisition transactions that Gleacher deemed relevant.

    The comparison group included a total of twelve transactions (listed in reverse chronological order):

    - The acquisition of the truck-mounted forklift businesses of Terex Corporation by Partek Corporation;

    - The acquisition of BT Industries AB by Toyoda Automatic Loom Works, Ltd.;

    - The acquisition of Gleason Corporation by Vestar Capital Partners;

    - The acquisition of OmniQuip International, Inc. by Textron Inc.;

    - The acquisition of Gradall Industries, Inc. by JLG Industries, Inc.;

    - The acquisition of Grove Worldwide LLC by Keystone, Inc.;

    - The acquisition of the P&H Material Handling Division of Harnischfeger Industries, Inc. by Chartwell Investments, Inc.;

    - The acquisition of the Mustang Manufacturing subsidiary of Brunel Holdings Plc by Gehl Company;

    - The acquisition of the Snorkel Division of Figgie International Inc. by OmniQuip International, Inc.;

    - The acquisition of The Raymond Corporation by BT Industries AB;

    - The acquisition of the Simon Access Division of Simon Engineering Plc by Terex Corporation; and

    - The acquisition of Kenhar Corporation by Cascade.

    Gleacher reviewed, among other information, the precedent transactions' multiples of total enterprise value (TEV) to the target companies' last twelve months (LTM) net sales and EBITDA as well as the precedent transactions' purchase price premiums based on the target companies' closing prices one day, one week and four weeks prior to the transactions' announcement dates. Operating results were adjusted to exclude disclosed non-recurring items. Gleacher's analysis of the precedent transactions included the following multiples and purchase price premiums:

                                                                 PREMIUMS TO
                                   TEV MULTIPLES            PRE-ANNOUNCEMENT PRICE
                                --------------------   --------------------------------
                                NET SALES    EBITDA    ONE DAY    ONE WEEK   FOUR WEEKS
                                ---------   --------   --------   --------   ----------
Mean..........................    0.92x       7.1x       37.9%      49.1%       65.4%
Median........................    0.93        7.1        35.5       40.3        36.2
High..........................    1.44        9.6        60.0       95.3       152.6
Low...........................    0.46        4.8        14.3       26.0        31.0

Based on the $17.25 per share consideration, the proposed acquisition of Cascade by the Lift Group generated TEV multiples of Cascade's LTM net sales and EBITDA of 0.93x and 5.1x, respectively, and purchase price premiums of 102.9%, 97.1% and 106.0% to Cascade's closing stock prices one day, one week and four weeks, respectively, prior to March 30, 2000, the date of the initial public announcement that Cascade management was considering a leveraged buyout of Cascade. Cascade's operating results were adjusted to exclude non-recurring items as provided by Cascade management.

    No transaction used in the precedent transaction analysis is identical to the proposed transaction involving Cascade. Accordingly, precedent transaction analysis necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Cascade and other factors that could affect the value of the companies to which it is being compared and of the transactions to which the proposed transaction is being compared. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using precedent transaction data.

    SUMMARY. The preceding summary is not a complete description of the analyses performed by Gleacher or of its presentation to Cascade's board of directors. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Gleacher believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all such analyses and factors, would create an incomplete and misleading view of the process underlying its opinion and the presentation to the board of directors. Gleacher has not indicated that any of the analyses which it performed had a greater significance from any other, nor, except as set forth above, did it derive any value from, or draw any conclusion with respect to the fairness based on, any particular analysis. In addition, Gleacher may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Gleacher's view of the actual value of Cascade. Gleacher made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

    In performing its analyses, Gleacher made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Cascade. The analyses performed by Gleacher are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Gleacher's analysis of the fairness of the consideration to be received by Cascade's shareholders, other than the Lift Group and its affiliates, and were provided to the board of directors in connection with the delivery of Gleacher's opinion. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities might actually be sold, which are inherently subject to uncertainty. In addition, as described above, Gleacher's opinion and presentation to the board of directors was one of many factors taken into consideration by the board of directors in making its determination to approve the merger. Consequently, the Gleacher analyses described above should not be viewed as determinative of the opinion of the board of directors or Cascade's management with respect to the merger.

    Gleacher is an internationally recognized investment banking and advisory firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions. The special committee selected Gleacher as its exclusive financial advisor based on Gleacher's qualifications, expertise and reputation, and because members of the firm have substantial experience in transactions such as the merger and in the valuation of businesses.

    Pursuant to the terms of the engagement letter dated April 24, 2000 between Gleacher and the special committee, Cascade has paid Gleacher an advisory fee of $150,000 for its time and efforts pursuing a sale transaction and an opinion fee of $250,000 for rendering the fairness opinion. In addition, Cascade agreed to pay Gleacher a success fee upon the completion of a sale transaction based on an incentive-based formula, and against which the advisory fee and the opinion fee will be credited. Based on the $17.25 per share consideration, the success fee would equal approximately $4.6 million. In addition, Cascade has agreed, among other things, to reimburse Gleacher for all reasonable out-of-pocket expenses incurred in connection with the services provided by Gleacher, and to indemnify and hold harmless Gleacher and certain related parties from and against certain liabilities and expenses, including certain liabilities under the federal securities laws, in connection with its engagement.

CONDUCT OF BUSINESS OF CASCADE IF MERGER NOT CONSUMMATED

    Cascade's board of directors has not determined whether to seek or consider alternative transactions if the merger is not completed. If the merger were not concluded, Cascade would remain a publicly-held company and its common stock would continue to be listed on the New York Stock Exchange. Cascade is conducting its business in the ordinary course pending the merger and believes it is prepared to operate normally in the event the merger does not take place. See "The Merger Agreement--Conduct of Business Prior to the Merger."

CERTAIN EFFECTS OF THE MERGER

    Pursuant to the merger agreement, following approval of the merger agreement and subject to the fulfillment or waiver of certain conditions, CAS Acquisition Corp. will be merged with and into Cascade, and Cascade will continue as the surviving corporation. As a result of the merger, Cascade shareholders (other than Parent or its subsidiaries, or Cascade or its subsidiaries) will be entitled to receive $17.25 in cash for each share of Cascade common stock held by them at the time of the merger.

    Following the merger, Cascade's shareholders will cease to participate in Cascade's future earnings or growth or benefit from increases, if any, in the value of Cascade stock. Upon completion of the merger, Cascade will no longer be quoted on the New York Stock Exchange, trading information will no longer be available, the registration of Cascade common stock under the Securities Exchange Act of 1934, will be terminated, and Cascade will be relieved of the obligation to comply with the public reporting requirements of the Exchange Act.

    Each holder of an option with an exercise price less than $17.25 who elects to exercise the option prior to the closing of the merger under the Option Plan will receive a cash payment equal to the product of (a) the difference between $17.25 and the option exercise price multiplied by (b) the number of shares subject to the option, less applicable withholding taxes. See "The Merger--Treatment of Cascade Stock Options."

    Cascade's restated articles of incorporation in effect immediately before the merger will be the articles of incorporation of the surviving corporation. Cascade's bylaws in effect immediately before the merger will, at the effective time of the merger, be amended and restated in the form of CAS Acquisition Corp.'s bylaws. CAS Acquisition Corp.'s directors immediately before the merger will become the surviving corporation's directors immediately after the merger. William J. Harrison will become the President and Chief Executive Officer of the surviving corporation immediately after the merger.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of material United States federal income tax consequences of the merger to shareholders of Cascade whose shares of Cascade common stock are converted into the right to receive cash in the merger. The discussion does not purport to consider all aspects of United States federal income taxation that might be relevant to such shareholders. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing, proposed and temporary regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change, possibly with a retroactive effect. The discussion applies only to shareholders who hold Cascade common stock as capital assets within the meaning of Section 1221 of the Code. This discussion does not apply to shares of Cascade common stock received pursuant to the exercise of employee stock options or otherwise as compensation, or to certain types of shareholders (such as insurance companies, tax-exempt organizations, financial institutions, regulated investment companies, broker-dealers and taxpayers who hold Cascade common stock as part of a "straddle," "hedge" or "conversion transaction" or who have a "functional currency" other than the United States dollar) who may be subject to special rules. The discussion does not discuss the United States federal income tax consequences to any shareholder who, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, nor does it consider the effect of any foreign, state or local laws.

    Furthermore, the discussion does not discuss the United States federal income tax consequences of the exchange of the outstanding share of Cascade special voting stock for one share of special voting stock of the surviving corporation pursuant to the merger, or any tax consequences of the merger relating to the Exchangeable Shares issued by Cascade (Canada) Ltd., a wholly-owned subsidiary of Cascade.

    Because individual circumstances may differ, each shareholder should consult the shareholder's own tax advisor to determine the applicability of the rules discussed below and the particular tax effects of the merger, including the application and effect of the alternative minimum tax, and any state, local and foreign tax laws and of changes in such laws.

    The exchange of shares of Cascade common stock for cash pursuant to the merger will be a taxable transaction for United States federal income tax purposes and possibly for state, local and foreign income tax purposes as well. In general, a shareholder who receives cash in exchange for shares of Cascade common stock pursuant to the merger will recognize gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash received and the shareholder's adjusted tax basis in the shares of Cascade common stock exchanged for cash pursuant to the merger. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) exchanged for cash pursuant to the merger. Such gain or loss will be long-term capital gain or loss provided that the shareholder's holding period for such shares of Cascade common stock is more than one year at the time of consummation of the merger. Capital gain recognized by an individual upon a disposition of a share of Cascade common stock that has been held for more than one year generally will be subject to a maximum United States federal income tax rate of 20% or, in the case of a share that has been held for one year or less, will be subject to tax at ordinary income tax rates. For corporations, capital gains and ordinary income are taxed at the same rate, with a maximum rate of 35%. Certain limitations apply to the use of a shareholder's capital losses.

    A shareholder may be subject to backup withholding at the rate of 31% on payments received in connection with the merger, unless the shareholder provides a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules, or unless an exemption applies. In order to avoid backup federal income tax withholding, each shareholder must (unless an exemption applies and is proved in a manner satisfactory to the paying agent) provide the paying agent with a Form W-9 or Substitute Form W-9 that provides such shareholder's correct taxpayer identification number and certifies under penalty of perjury that (i) such taxpayer identification number is correct (or that such shareholder is awaiting a taxpayer identification number) and (ii) such shareholder is not subject to backup withholding (such Form W-9 or Substitute Form W-9 will be included as part of the letter of transmittal to be provided by paying agent). A shareholder who does not provide the shareholder's correct taxpayer identification number or fails to provide the certifications described above may be subject to penalties imposed by the Internal Revenue Service, as well as backup withholding. Any amount withheld under these rules will be creditable against the shareholder's federal income tax liability. Certain shareholders (including, among others, corporations) are not subject to backup withholding.

    Each shareholder is urged to consult the shareholder's tax advisor with respect to the specific tax consequences of the merger, including the applicability to the shareholder's particular situation of the tax considerations contained in this summary and the applicability and effect of state, local, foreign or other tax laws.

                                   THE MERGER

    THE FOLLOWING IS A BRIEF SUMMARY OF THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT AND INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. YOU SHOULD READ THE MERGER AGREEMENT IN ITS ENTIRETY FOR A MORE COMPLETE DESCRIPTION OF THE MERGER. IN THE EVENT OF ANY DISCREPANCY BETWEEN THE TERMS OF THE MERGER AGREEMENT AND THE FOLLOWING SUMMARY, THE MERGER AGREEMENT WILL CONTROL.

EFFECTIVE TIME

    The merger agreement provides that the merger will become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Oregon. If the merger is approved at the Special Meeting by a majority of the outstanding shares of common stock and the votes attributable to the share of Cascade special voting stock, voting together as a single voting group, and the other conditions to the merger are satisfied or waived, it is currently anticipated that the merger will become effective as soon as practicable after the Special Meeting. However, there can be no assurance as to the timing of the consummation of the merger or that the merger will be consummated.

THE MERGER AND MERGER CONSIDERATION

    At the effective time, CAS Acquisition Corp., a newly formed indirect wholly-owned subsidiary of Parent, will merge with and into Cascade, and the separate corporate existence of CAS Acquisition Corp. will cease. Cascade will be the surviving corporation and will become a wholly-owned subsidiary of Cascade-II Acquisition Corp. following the merger. Pursuant to the merger agreement and at the effective time:

    - each share of Cascade common stock outstanding immediately prior to the effective time (other than shares held by Parent or its subsidiaries, or Cascade or its subsidiaries) will, by virtue of the merger and without any action on the part of the holder thereof, be converted into the right to receive cash in the amount of $17.25 per share;

    - the share of Cascade special voting stock outstanding immediately prior to the effective time will, by virtue of the merger and without any action on the part of the holder thereof, be converted into one share of special voting stock of the surviving corporation;

    - each outstanding share of CAS Acquisition Corp. will, by virtue of the merger and without any action on the part of the holder thereof, be converted into one share of common stock of the surviving corporation;

    - each share of Cascade common stock issued and outstanding immediately prior to the effective time that is owned by Parent or its subsidiaries, or Cascade or its subsidiaries, will automatically be canceled, retired and cease to exist and no payment will be made with respect thereto; and

    - each certificate representing shares of Cascade common stock that has been converted to cash under the terms of the merger agreement will, after the effective time, evidence only the right to receive, upon the surrender of such certificate, cash in the amount of $17.25 per share.

TREATMENT OF CASCADE STOCK OPTIONS

    Except as provided below, upon consummation of the merger, each holder of a Cascade stock option who elects to exercise the option under the Option Plan prior to the consummation of the merger will be entitled to receive, subject to any applicable withholding taxes, an amount equal to the product of (i) the total number of shares of Cascade common stock into which the option was exercisable immediately prior to the effective time and (ii) the difference between $17.25 and the option exercise price for such option, payable in cash immediately following the merger (the "option consideration"). If the exercise price for an option is equal to or greater than $17.25, the option will be canceled without being converted into the right to receive any payment.

FINANCING; SOURCES OF FUNDS

    Parent's obligations under the merger agreement are subject to the receipt by Parent or CAS Acquisition Corp. of at least $238 million of debt financing proceeds. Parent has received and delivered to the special committee debt commitment letters (the "debt commitment letters") from Fleet National Bank, N.A. and TD Capital-Mezzanine Partners in the aggregate amount of $238 million and an equity commitment letter (the "equity commitment letter") from William J. Harrison, TD Capital Group Limited and the Ontario Municipal Employees Retirement System in the aggregate amount of up to $100 million in cash, plus stock and assets, for total proceeds in an aggregate amount sufficient to pay the merger consideration. The debt commitment letters are subject to customary and other conditions including (i) the absence of material regulatory changes or changes in the financial or capital markets that could reasonably be expected to impair the syndication of the financing, (ii) completion of environmental due diligence and (iii) the absence of material adverse changes in the business, assets or affairs of Cascade.

REGULATORY REQUIREMENTS

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, certain acquisition transactions may not be consummated unless notice has been given and certain information furnished to the Antitrust Division of the United States Department of Justice and the Federal Trade Commission and specified waiting period requirements have been satisfied, unless earlier termination has been granted.

    Parent and Cascade will each make their respective filings with the Department of Justice and the Federal Trade Commission. The applicable waiting
period will expire on             , 2000. The Department of Justice and the
Federal Trade Commission, as well as a state or private person, may challenge the merger at any time before or after its completion. Neither Parent nor Cascade is aware of any other material governmental or regulatory approval required for completion of the merger, other than compliance with the corporate law of Oregon.

ACCOUNTING TREATMENT OF THE MERGER

    The merger will be accounted for under the "purchase" method of accounting. Accordingly, a determination of the fair value of Cascade's assets and liabilities will be made for accounting purposes only in order to allocate the purchase price to the assets acquired and the liabilities assumed.

RIGHTS OF DISSENTING SHAREHOLDERS

    Under Oregon law, because Cascade is a publicly traded corporation on the New York Stock Exchange, the holders of Cascade common stock have no dissenters' rights of appraisal. The holder of the outstanding share of Cascade special voting stock has dissenters' rights of appraisal, but William J. Harrison, the beneficial owner of such share, has entered into a voting agreement with Cascade which provides that Mr. Harrison will cause the Cascade special voting stock to be voted in favor of the approval and adoption of the merger agreement and the approval of the merger.

DELISTING OF CASCADE COMMON STOCK

    As a result of the merger, the common stock of Cascade will be delisted from the New York Stock Exchange.

FEES AND EXPENSES

    We estimate that merger-related fees and expenses, consisting primarily of financial advisory fees, SEC filing fees, fees and expenses of investment bankers, attorneys and accountants and other related charges, will total approximately $6.2 million, assuming the merger is completed. This amount consists of the following estimated fees:

DESCRIPTION                                                     AMOUNT
-----------                                                   ----------
Advisory fees and expenses..................................  $5,000,000
Legal fees and expenses.....................................     700,000
Accounting fees and expenses................................      35,000
SEC filing fee..............................................      40,000
Printing, solicitation and mailing costs....................      75,000
Miscellaneous expenses......................................     300,000
                                                              ----------
Total.......................................................  $6,150,000

    Cascade will be responsible for paying all of its expenses incurred in connection with the merger. These expenses will not reduce the merger consideration to be received by Cascade's shareholders.

LITIGATION RELATED TO THE MERGER

    In July 2000, the group, including members of Cascade's management that in March 2000 announced its intention to present to Cascade's board of directors a proposal to take Cascade private in a management-led leveraged buyout, filed a
Schedule 13D with the Securities and Exchange Commission. The Schedule 13D stated that the management group and the Robert C. and Nani S. Warren Revocable Trust, owner of 1,631,192 shares of Cascade common stock, had entered into a Letter of Understanding with an affiliate of Code, Hennessy & Simmons LLC, a private equity investment firm, in connection with its exploration of a buyout proposal.

    Subsequently in July 2000, two actions were filed against Cascade, its directors and Code, Hennessy & Simmons LLC in the Circuit Court of the State of Oregon for the County of Multnomah, ROSENBERG V. CASCADE CORPORATION, Case
No. 00-07-06991 and TYBERG V. CASCADE CORPORATION, Case No. 00-07-07268. Each action seeks class action status, alleges breach of fiduciary duty in connection with the management group's buyout proposal, and asks for injunctive relief and damages. Plaintiffs' lawyers have indicated their intention to seek dismissal of the actions as moot.

                              THE MERGER AGREEMENT

    THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN MATERIAL PROVISIONS OF THE MERGER AGREEMENT THAT HAVE NOT BEEN PREVIOUSLY DISCUSSED. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, WHICH IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX A AND IS INCORPORATED HEREIN BY REFERENCE.

REPRESENTATIONS AND WARRANTIES

    In the merger agreement, Cascade made customary representations and warranties to the other parties with respect to its business, organization, operations and financial condition and other matters. The merger agreement also contains customary representations and warranties of Parent and CAS Acquisition Corp. relating to their business and the financing for the merger. The representations and warranties in the merger agreement do not survive after the effective time, except certain covenants and agreements which by their terms contemplate performance following the effective time.

PAYMENT FOR SHARES AND OPTIONS

                has been appointed as the paying agent in connection with the
merger.             will receive a fee which Cascade expects will be
approximately $      as compensation for its services, plus reimbursement of its out-of-pocket expenses in connection with such services.

    As of the effective time, CAS Acquisition Corp. will make available to the paying agent cash in an amount equal to the aggregate merger consideration payable to holders of shares of Cascade common stock and options. As soon as practicable after the effective time, the paying agent will mail to each record holder of shares of common stock or options (other than options with an exercise price equal to or greater than $17.25) a letter of transmittal and instructions for use in surrendering certificates or options in exchange for cash payment. The letter of transmittal will specify that the delivery will be effected, and risk of loss and title will pass, only upon delivery of the shares of common stock or options, as applicable, to the paying agent.

    Each holder of a share of Cascade common stock that has been converted into the right to receive the cash payment of $17.25 per share, and each holder of an option that has been converted into the right to receive the option consideration shall, upon surrender to the paying agent of a stock certificate or certificates representing such shares, or option agreement or agreements representing such options, together with a properly completed letter of transmittal covering such shares or options, receive a check representing the amount of such cash payment. Until so surrendered, each such stock certificate or option agreement will, after the effective time, represent for all purposes only the right to receive such cash payment. No interest will be paid or will accrue on the cash payment.

    If payment of the merger consideration is to be made to a person other than the person in whose name the certificate or option surrendered is registered, it will be a condition of payment that (i) the certificate or option so surrendered be properly endorsed, or otherwise be in proper form for transfer and (ii) the person requesting such payment pay to the paying agent any transfer or other taxes required by reason of the payment of the merger consideration to a person other than the registered holder of the certificate or option, or establish to the satisfaction of the paying agent that such tax has been paid or is not applicable.

    Six months after the effective time, the paying agent will deliver to the surviving corporation any portion of the payment fund that remains undistributed to or unclaimed by the holders of certificates or options. From then on, any holders of certificates or options who have not previously complied with the above-described procedures to receive payment of the merger consideration may look only to the surviving corporation for payment of the merger consideration to which they are entitled.

    After the effective time, there will be no further transfers on the stock transfer books of the surviving corporation of the Cascade common stock. From and after the effective time, the holders of Cascade common stock will cease to have any rights with respect to such shares except as provided in the merger agreement or under applicable law.

    SHAREHOLDERS AND OPTION HOLDERS SHOULD NOT SEND THEIR CERTIFICATES OR OPTIONS NOW AND SHOULD SEND THEM ONLY PURSUANT TO INSTRUCTIONS SET FORTH IN THE LETTER OF TRANSMITTAL TO BE MAILED TO SHAREHOLDERS AND OPTION HOLDERS PROMPTLY AFTER THE EFFECTIVE TIME. IN ALL CASES, THE MERGER CONSIDERATION WILL BE PROVIDED ONLY IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT AND SUCH LETTER OF TRANSMITTAL.

CONDUCT OF BUSINESS PRIOR TO THE MERGER

    Cascade has agreed that, until the completion or termination of the merger, Cascade and its subsidiaries will conduct their businesses in the ordinary course of business in substantially the manner conducted prior to the date of the merger agreement. Cascade has also agreed to, and cause its subsidiaries to
(i) use reasonable commercial efforts consistent with past practice and policies to preserve intact its and its subsidiaries present business organizations, (ii) keep available the services of their respective officers and key employees and
(iii) preserve their relationships with customers and suppliers and others having business dealings with them, to the end that their goodwill and ongoing business will be maintained following the completion of the merger.

    Except as expressly contemplated by the merger agreement or with the prior written consent of Parent, Cascade has further agreed, until the completion or termination of the merger, that it will not, and will not permit any of its subsidiaries to, do any of the following:

    - amend their respective articles of incorporation or bylaws or other organizational documents;

    - rescind, modify, amend or otherwise change or affect any of the resolutions of the board of directors recommending adoption of the merger agreement and authorization of the merger;

    - issue, sell, transfer, assign, pledge, convey or dispose of any capital stock or other equity interest, including, without limitation, any subscriptions, options, warrants, calls, conversions or other rights, agreements, commitments, arrangements or understandings of any kind obligating Cascade or any of its subsidiaries, contingently or otherwise, to issue or sell, or cause to be issued or sold, any capital stock or other equity interest of Cascade or any of its subsidiaries;

    - split, combine or reclassify any shares of any class of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any class of its capital stock, or redeem or otherwise acquire any shares of such capital stock;

    - write off any receivables, except in the ordinary course of business consistent with past practice;

    - sell, assign, lease or otherwise transfer or dispose of any material assets, or acquire or agree to acquire any material business or assets, except in the ordinary course of business consistent with past practice;

    - (i) except in the ordinary course of business consistent with past practice under existing lines of credit, create, incur or assume any long-term debt, including obligations in respect of capital leases, or create, incur, assume, maintain or permit to exist any short-term borrowing in an aggregate amount for Cascade and Cascade's subsidiaries in excess of $5 million, or make or commit to make capital expenditures in excess of $250,000 each or $5,000,000 in the aggregate, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except for assumptions, guarantees or endorsements by Cascade of the obligations of its subsidiaries in the ordinary course of business consistent with past practice, (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than customary loans or advances in the ordinary course of business consistent with past practice) to employees not to exceed $100,000 in the aggregate and extensions of credit made to customers on a trade receivable basis in the ordinary course of business consistent with past practice, (iv) create, assume or permit to exist any lien upon their assets, except for those in existence on the date of the merger agreement and except for those additional liens created in the ordinary course of business consistent with past practice or (v) amend in any material respect or terminate any material contract;

    - (i) increase or modify or agree to increase or modify the compensation, bonuses or other benefits or perquisites of any employee of Cascade or any of its subsidiaries, except for salary increases granted in the ordinary course of business consistent with past practice or (ii) pay or commit to pay any compensation, bonus, pension or other retirement benefit or allowance, fringe benefit or other benefit not required by the terms of an existing employee benefit plan or collective bargaining agreement as in effect on the date hereof or otherwise in the ordinary course of business consistent with past practice;

    - make any new elections, or make any changes to current elections, with respect to taxes;

    - fail to maintain their books and records in accordance with generally accepted accounting principles;

    - take or fail to take any action that would cause any of its representations and warranties not to be true and correct on the date the merger is completed in the manner required by Section 7.3(b) of the merger agreement; and

    - enter into any agreement, contract, commitment or arrangement to do any of the foregoing.

ADDITIONAL AGREEMENTS OF CASCADE

    Cascade has further agreed, among other things specifically identified in the merger agreement:

    - to convene the Special Meeting;

    - to prepare and file this proxy statement with the SEC as soon as is reasonably practicable, promptly respond to any SEC comments and, subject to compliance with the rules and regulations of the SEC, mail a definitive proxy statement to the shareholders of Cascade;

    - to cooperate with Parent to (i) determine whether any governmental filings are necessary in connection with the merger agreement and the merger,
      (ii) make all necessary governmental filings and obtain any consents and approvals as may be required in connection with the merger agreement and the merger and (iii) pursue all reasonable commercial efforts to obtain promptly the satisfaction of the conditions to the completion of the merger;

    - to confer with Parent on a regular basis to report Cascade's operational matters of materiality and the general status of Cascade's ongoing operations and promptly provide Parent a copy of any governmental filing made by Cascade in connection with the merger agreement and the merger;

    - to consult with Parent before issuing any press release or making any other public statement regarding the merger agreement or the transactions contemplated thereby except based on the advice of counsel as required by law; and

    - to provide Parent reasonable access to its facilities, records and all other information as Parent may reasonably request.

ADDITIONAL AGREEMENT OF PARENT

    Parent has further agreed, among other things specifically identified in the merger agreement, to use commercially reasonable efforts to obtain the financings described in the debt commitment letters and the equity commitment letter, including using commercially reasonable efforts to negotiate definitive agreements with respect thereto and to satisfy all conditions applicable to Parent in such letters. See "The Merger -- Financing; Sources of Funds."

DIRECTOR AND OFFICER INDEMNIFICATION

    Pursuant to the merger agreement, and subject to any limitation imposed from time to time under applicable law, all rights of indemnification available to the directors, officers, employees or agents of Cascade in respect of acts or omissions occurring prior to the date the merger is completed, shall remain available for six years following the date the merger is completed, to the maximum extent provided under Cascade's restated articles of incorporation and bylaws, as in effect on the date of the execution of the merger agreement.

    In addition, for six years after the completion of the merger, Parent will
(i) maintain in effect Cascade's officers' and directors' liability insurance in effect on the date of the execution of the merger agreement for those persons covered by such insurance policy on such date or (ii) purchase an extended coverage or "tail" insurance policy having a policy limit equal to or greater than the aggregate policy limit of such insurance and covering such persons against claims made within six years following the completion of the merger; provided, that the surviving corporation will not be obligated to pay in order to maintain or procure such insurance coverage any amount per year in excess of 250% of the aggregate premiums paid by Cascade for its base amount of directors' and officers' liability insurance for the policy period ending November 20, 2000. See "Interests of Certain Persons in the Merger--Indemnification and Insurance."

COOPERATION AND REASONABLE EFFORTS

    Pursuant to the merger agreement, and subject to certain conditions and limitations described therein, the parties have agreed to use their respective commercially reasonable best efforts to take, or cause to be taken, all actions and to do, and cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the merger agreement.

CONDITIONS TO THE MERGER

    Cascade's and Parent's respective obligations to complete the merger are subject to the satisfaction or waiver of each of the following conditions before completion of the merger:

    - the merger agreement and the merger have been approved by the affirmative vote of a majority of the shares of Cascade common stock and the votes attributable to the share of Cascade special voting stock, voting together as a single voting group;

    - any waiting period applicable to the consummation of the merger under the HSR Act shall have expired or been terminated;

    - no preliminary or permanent injunction or other order, decree or ruling issued by a relevant court or governmental body shall be in effect which would make the consummation of the merger illegal or otherwise prevent the consummation of the merger;

    - each party has performed in all material respects each of its respective covenants and obligations under the merger agreement at or prior to the completion of the merger;

    - the representations and warranties of each party must be true and correct in all material respects when made and, unless such representation or warranty is made as of a specific date, as of the closing of the merger;

    - each party has received a certificate dated as of the closing of the merger of an executive officer of the other party to the effect that the conditions set forth in the two immediately preceding points have been satisfied; and

    - each party shall have received the legal opinion of counsel to the other party in such form as the receiving party shall reasonably request.

    In addition, (i) Cascade's obligations to complete the merger are subject to the receipt by Parent or CAS Acquisition Corp. of sufficient funds to pay the merger consideration for the Cascade common stock and the options before completion of the merger and (ii) Parent and CAS Acquisition Corp.'s obligations to complete the merger are subject to their receipt of at least $238 million of proceeds under the debt commitment letters on terms substantially similar to those set forth in such commitment letters, provided they have used commercially reasonable efforts to obtain such financing or alternate financing on substantially similar terms.

NO SOLICITATION OF TAKEOVER PROPOSALS; RIGHT TO ENTER INTO SUPERIOR PROPOSAL

    Except as otherwise permitted by the merger agreement as discussed below, the merger agreement provides that Cascade will not (whether directly or indirectly through any officer, director, employee, representative or agent) solicit or initiate any "acquisition proposal," engage in negotiations or discussions or provide any non-public information to a third party relating to an acquisition proposal, or agree to, approve or recommend to Cascade shareholders any acquisition proposal. An acquisition proposal is any inquiry, proposal or offer relating to any merger, consolidation, share exchange, business combination, sale of substantial assets, sale of shares of capital stock (including by means of a tender offer) or similar transaction or series of transactions involving Cascade, other than the transactions contemplated by the merger agreement.

    The merger agreement also provides that Cascade will immediately notify Parent of the existence of any acquisition proposal, the terms of such acquisition proposal and the identity of the person making such acquisition proposal. Cascade will promptly provide to Parent any non-public information concerning Cascade provided to such person that was not previously provided to Parent.

    The non-solicitation provision contained in the merger agreement permits Cascade, its board of directors or any committee of the board of directors, to furnish non-public information to, or enter into discussions or negotiations with any person making an unsolicited bona fide written acquisition proposal or to recommend such an acquisition proposal to Cascade's shareholders if and only to the extent that (i) the acquisition proposal is not subject to any financing or material due diligence conditions and the board of directors or any committee of the board of directors believes in good faith (after consultation with and based upon the advice of its financial advisor) that such person has the financial capacity to consummate the acquisition proposal, and that the acquisition proposal would, if consummated, result in a transaction more favorable to Cascade's shareholders from a financial point of view than the transaction contemplated by the merger agreement (a "superior proposal"), and the board of directors or committee determines in good faith (after consultation with and based upon the advice of outside legal counsel) that such action is necessary for the board of directors to comply with its fiduciary duties to Cascade's shareholders and (ii) prior to furnishing such non-public information to, or entering into discussions or negotiations with such person, Cascade receives from such person an acceptable confidentiality agreement.

    In the event the Cascade board of directors or any committee of the board of directors receives a superior proposal, and the board of directors or the committee proposes to endorse or accept the proposal, the board of directors or the committee will promptly advise Parent of the terms of the proposal, and will not enter into any commitments with respect to the proposal unless, within two business days of providing Parent with the terms of the proposal, Parent does not deliver to the board of directors or the committee a written offer to amend the terms of the merger agreement to provide for terms and conditions (including the amount and value of consideration hereunder) which are reasonably determined by the board of directors or the committee to be, when taken in their entirety, as favorable to Cascade as the superior proposal. If Cascade were to terminate the merger agreement in order to permit Cascade to enter into a definitive agreement with respect to a Superior Proposal, it would be required to pay Parent a $7.5 million termination fee and Parent's expenses incurred in connection with the merger agreement up to $2.5 million. See "--Termination Fee and Expenses."

TERMINATION OF THE MERGER AGREEMENT

    The merger agreement may be terminated at any time before the completion of the merger, whether before or after approval of the matters presented in connection with the merger by the shareholders of Cascade:

    - by mutual written consent of Parent, CAS Acquisition Corp. and Cascade;

    - by either Parent, CAS Acquisition Corp. or Cascade if the merger is not completed, without the fault of the terminating party, by March 31, 2001;

    - by Parent or CAS Acquisition Corp. if (i) Cascade shall have materially breached any of its covenants in the merger agreement or made a material misrepresentation and not cured the same within 15 days of notice of the breach or misrepresentation by the non-breaching party and (ii) the breach or misrepresentation is incurable or Cascade is not exercising all reasonable efforts to cure it;

    - by Cascade if either Parent or CAS Acquisition Corp. (i) shall have materially breached any of its covenants in the merger agreement or made a material misrepresentation and not cured the same within 15 days of notice of the breach or misrepresentation by the non-breaching party and
      (ii) the breach or misrepresentation is incurable or Parent or CAS Acquisition Corp. is not exercising all reasonable efforts to cure it;

    - by either Parent, CAS Acquisition Corp. or Cascade if (i) a court or governmental order prohibiting the merger is issued and is final and not appealable or (ii) the merger fails to receive the requisite approval of Cascade's shareholders;

    - by Parent or CAS Acquisition Corp. if (i) the Cascade board of directors has withdrawn or modified in a manner materially adverse to Parent or CAS Acquisition Corp. its approval or recommendation of the merger agreement or merger, or recommended an acquisition proposal with a third party not affiliated with Parent or CAS Acquisition Corp. or (ii) Cascade has executed a definitive agreement relating to an acquisition proposal or similar business combination with a third party not affiliated with Parent or CAS Acquisition Corp.; or

    - by Cascade upon written notice to Parent in order to permit Cascade to enter into a definitive agreement with respect to a superior proposal which is then pending provided that Cascade has previously provided Parent proper notice of the superior proposal.

    The party desiring to terminate the merger agreement will give written notice of such termination to the other party in accordance with the terms thereof. In the event of the termination of the merger agreement, no party shall have any liability or further obligation to any other party except that
(i) Cascade shall pay to Parent a $7.5 million termination fee and Parent's expenses incurred in connection with the merger agreement up to $2.5 million under certain circumstances and (ii) the termination will not prejudice the rights of any party arising out of any breach by any other party of any covenant, agreement or representation contained in the merger agreement.

TERMINATION FEE AND EXPENSES

    In accordance with the terms of the merger agreement, Cascade must promptly pay Parent a $7.5 million termination fee if the merger agreement is terminated:

    - by Parent or CAS Acquisition Corp. because (i) the Cascade board of directors has withdrawn or modified in a manner materially adverse to Parent or CAS Acquisition Corp. its approval or recommendation of the merger agreement or merger, or recommended an acquisition proposal with a third party not affiliated with Parent or CAS Acquisition Corp. or
      (ii) Cascade has executed a definitive agreement relating to an acquisition proposal or similar business combination with a third party not affiliated with Parent or CAS Acquisition Corp.;

    - by Cascade in order to permit Cascade to enter into a definitive agreement with respect to a superior proposal which is then pending; or

    - by Parent, CAS Acquisition Corp. or Cascade because the merger fails to receive the requisite approval of Cascade's shareholders if an acquisition proposal is communicated to the Cascade shareholders after the date of the merger agreement and prior to the Special Meeting and the acquisition proposal is consummated within 12 months of the date of termination of the merger agreement.

    In addition, Cascade must pay to Parent within five business days of Cascade's receipt of an itemized statement of expenses and fees all of Parent's and CAS Acquisition Corp.'s reasonable out-of-pocket expenses and fees incurred by Parent or CAS Acquisition Corp.'s in connection with the transactions contemplated by the merger agreement and the merger up to a maximum of $2.5 million if the merger agreement is terminated:

    - by Parent or CAS Acquisition Corp. because (i) the Cascade board of directors has withdrawn or modified in a manner materially adverse to Parent or CAS Acquisition Corp. its approval or recommendation of the merger agreement or merger, or recommended an acquisition proposal with a third party not affiliated with Parent or CAS Acquisition Corp. or
      (ii) Cascade has executed a definitive agreement relating to an acquisition proposal or similar business combination with a third party not affiliated with Parent or CAS Acquisition Corp.;

    - by Cascade in order to permit Cascade to entered into a definitive agreement with respect to a superior proposal which is then pending provided that Cascade has previously provided Parent proper notice of the Superior Proposal; or

    - by Parent, CAS Acquisition Corp. or Cascade because the merger fails to receive the requisite approval of Cascade's shareholders, if at the time of such termination no acquisition proposal is pending.

EXTENSION, WAIVER AND AMENDMENT

    The merger agreement may be amended only in a writing signed by all of the parties. At any time prior to the completion of the merger, to the extent permitted by applicable law, the parties may (i) extend the time for performance of any of the acts of the other parties to the merger agreement, (ii) waive any inaccuracies in the representations or warranties contained in the merger agreement or any document delivered under the merger agreement and (iii) waive compliance with any of the agreements or conditions contained in the merger agreement.

                                  THE PARTIES

CASCADE

    Cascade is an Oregon corporation formed in 1943. Cascade's headquarters are located at 2201 N.E. 201st Ave., Fairview, Oregon 97024-9718 (telephone number 503-669-6300). Cascade is a leading international manufacturer of attachments, forks, hose reels, sideshifters, hydraulic cylinders and related replacement parts, primarily for the lift truck industry.

CASCADE ACQUISITION CORP.

    Cascade Acquisition Corp. is a newly formed Delaware corporation organized by the Lift Group and a wholly-owned subsidiary of 1437414 Ontario Limited, a corporation organized under the laws of the Province of Ontario.

CASCADE-II ACQUISITION CORP.

    Cascade-II Acquisition Corp. is a newly formed Delaware corporation organized by the Lift Group and a wholly-owned subsidiary of Cascade Acquisition Corp.

CAS ACQUISITION CORP.

    CAS Acquisition Corp. is an Oregon corporation organized by the Lift Group and a wholly-owned subsidiary of Cascade-II Acquisition Corp. and was formed for the sole purpose of effecting the merger. CAS Acquisition Corp. will be merged out of existence at the effective time of the merger with the surviving corporation becoming a wholly-owned subsidiary of Cascade-II Acquisition Corp.

THE LIFT GROUP

    The Lift Group is comprised of Lift Technologies Inc., which is a corporation organized under the laws of the Province of Ontario, Canada, and is a leading manufacturer of lift truck masts; TD Capital Group Limited, the private equity arm of the Toronto Dominion Bank Group; the Ontario Municipal Employees Retirement System, a multi-employer pension plan for employees of local governments in the province of Ontario; and William J. Harrison, founder and President of Lift Technologies Inc. and a former director of Cascade who controls approximately 6.6% of the voting power of Cascade's outstanding capital stock. The Lift Group owns all of the capital stock of 1437414 Ontario Limited. The principal executive offices for the Lift Group are c/o Lift
Technologies Inc., 251 Woodlawn Road West, Unit 217, Guelph, Ontario, N1H 8J1, and its telephone number is (519) 823-4545.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the special committee and the board of directors, you should be aware that certain of Cascade's officers and directors have interests in the merger described below that present actual or potential conflicts of interest in connection with the merger.

    TREATMENT OF STOCK OPTIONS. Certain directors, officers and employees have received options to acquire shares of Cascade common stock under the option plan. Upon consummation of the merger, each holder of an option who elects to exercise the option under Section 12(a) of the option plan prior to the consummation of the merger will be entitled to receive, subject to any applicable withholding taxes, an amount equal to the product of (i) the total number of shares of Cascade common stock into which the option was exercisable immediately prior to the effective time and (ii) the difference between $17.25 and the option exercise price for such option, payable in cash immediately following the merger.

    The table below shows the number of options currently held by each of Cascade's executive officers and directors and the amounts to be paid to these individuals at the effective time of the merger in exchange for cancellation of these options.

NAME OF EXECUTIVE OFFICER                             NUMBER OF   CASH AMOUNT TO
OR DIRECTOR                                            OPTIONS     BE RECEIVED
-------------------------                             ---------   --------------
Greg H. Kubicek.....................................     5,000       $ 21,250
C. Calvert Knudsen..................................     5,000          8,125
Robert C. Warren, Jr................................   124,360        378,648
Nicholas R. Lardy...................................     5,000          8,125
Ernest C. Mercier...................................     5,000          8,125
James S. Osterman...................................     5,000          8,125
Jack B. Schwartz....................................     5,000          8,125
Henry W. Wessinger II...............................     5,000         21,250
Nancy A. Wilgenbusch................................     5,000          8,125
Gregory S. Anderson.................................    38,653        142,528
Richard S. Anderson.................................    41,087        144,630
Terry H. Cathey.....................................    44,408        149,637
Robert L. Mott......................................    41,546        145,031
Kurt G. Wollenberg..................................    43,307        142,242
Charles S. Mitchelson...............................    22,920        122,823
Art Otsuka..........................................         0              0
Anthony F. Spinelli.................................    21,041        122,461

    SEVERANCE AGREEMENTS. In May of 2000, Cascade entered into change-of-control severance letter agreements with Robert C. Warren, Jr., Richard S. Anderson, Terry H. Cathey and Kurt G. Wollenberg. Each severance agreement provides for (i) a lump sum cash payment of 2.99 times the average annual Form W-2 wages paid to the applicable beneficiary by Cascade for a preceding period, (ii) acceleration of any unexercisable option held by the person so that the option becomes fully vested and immediately exercisable in full and (iii) Cascade's provision to the beneficiary and his eligible dependents of continued health coverage under Cascade's medical/dental/vision plans for a period of up to 24 months after the date of the person's "involuntary termination," in the event of the "involuntary termination" of the person's employment with Cascade within twelve months following a "change in control" of Cascade.

    "Involuntary termination" means the involuntary termination of the person's employment with Cascade other than for cause, or the voluntary termination of such employment following (i) a material reduction in the person's duties or level of responsibility or level of management to which he reports, (ii) a 20% or more reduction in the person's level of compensation or (iii) an involuntary change in the person's place of employment of more than 50 miles. "Change in control" means (i) a material change in the composition of Cascade's board of directors over a period of 24 consecutive months, (ii) the sale of all or substantially all of Cascade's assets in its complete liquidation or dissolution, (iii) the transfer to new holders of more than 50% of the total combined voting power of Cascade's securities in a merger or consolidation such as the merger or (iv) the acquisition by any person (other than Cascade or its affiliates) of the beneficial ownership of securities possessing more than 35% of the total combined voting power of Cascade's outstanding securities in a transaction or series of transactions which Cascade's board of directors at no time recommends that its shareholders accept or approve.

    With certain exceptions, the amount of the severance benefit will be reduced to an amount which, in combination with all other payments made to the applicable person in connection with a change of control that qualify as parachute payments within the meaning of Section 280G of the Code, does not constitute an "excess parachute payment" under Section 280G of the Code and is fully deductible by Cascade.

    Each of the severance agreements also contains noncompetition provisions which provide that the applicable person will not, for a period of 24 months following the termination of his employment with Cascade (i) provide services to any competitor of Cascade anywhere in the world, (ii) solicit any of Cascade's employees or (iii) interfere with the business relationship between Cascade and any of its customers, suppliers, distributors, licensees, or other business affiliates.

    INDEMNIFICATION AND INSURANCE. Pursuant to the merger agreement, and subject to any limitation imposed from time to time under applicable law, all rights of indemnification available to the directors, officers, employees or agents of Cascade in respect of acts or omissions occurring prior to the date the merger is completed, shall remain available for six years following the date the merger is completed, to the maximum extent provided under Cascade's restated articles of incorporation and bylaws, as in effect on the date of the execution of the merger agreement.

    In addition, for six years after the completion of the merger, Parent will
(i) maintain in effect Cascade's officers' and directors' liability insurance in effect on the date of the execution of the merger agreement for those persons covered by such insurance policy on such date or (ii) purchase an extended coverage or "tail" insurance policy having a policy limit equal to or greater than the aggregate policy limit of such insurance and covering such persons against claims made within six years following the completion of the merger; provided, that the surviving corporation will not be obligated to pay in order to maintain or procure such insurance coverage any amount per year in excess of 250% of the aggregate premiums paid by Cascade for its base amount of directors' and officers' liability insurance for the policy period ending November 20, 2000. See "The Merger Agreement--Director and Officer Indemnification."

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth, as of November 13, 2000, information concerning ownership of Cascade common stock by (i) each person known to Cascade to be the beneficial owner of more than 5% of Cascade's outstanding common stock on the record date for the Special Meeting, (ii) each of Cascade's directors,
(iii) certain of Cascade's executive officers and (iv) all of Cascade's directors and executive officers as a group. As of November 13, 2000, 11,439,890 shares of Cascade common stock and one share of Cascade special voting stock were outstanding. The share totals and percentage calculations below assume the conversion of 800,000 outstanding exchangeable shares issued by Cascade
(Canada) Ltd., a wholly-owned subsidiary of Cascade, into a like number of shares of Cascade common stock. TD Trust Company holds the share of Cascade special voting stock as trustee for the holder of the exchangeable shares and is entitled to cast 800,000 votes on matters presented to Cascade shareholders. TD Trust Company is required to vote as the owner of the exchangeable shares may instruct. William J. Harrison is the indirect owner of the exchangeable shares.

                                                                 AMOUNT AND NATURE OF
                                                              BENEFICIAL OWNERSHIP (1)(2)
                                                              ---------------------------
                                                                NUMBER           PERCENT
                                                              ----------         --------
THE ROBERT C. AND NANI S. WARREN REVOCABLE TRUST
    c/o P.O. Box 20187
    Portland, Oregon 97294-0187 ............................   1,632,392(3)        13.34

WILLIAM J. HARRISON
    27 Fox Run Drive, RR#3
    Guelph, Ontario, Canada N1H 6N9 ........................     810,000(4)         6.62

DIMENSIONAL FUND ADVISORS INC.
    1211 Ocean Avenue, 11th Floor
    Santa Monica, California 90401 .........................     684,450(5)         5.59

ROBERT J. DAVIS FAMILY GROUP.
    17530 Little River Drive
    Bend, Oregon 97707 .....................................     682,100(6)         5.57

WELLINGTON MANAGEMENT COMPANY, LLP
    75 State Street
    Boston, Massachusetts 02109 ............................     678,200(7)         5.54

JACK B. SCHWARTZ............................................     139,181(8)         1.14

ROBERT C. WARREN, JR........................................     219,225(9)(10)     1.77

C. CALVERT KNUDSEN..........................................      13,187            *

GREG H. KUBICEK.............................................       8,365            *

JAMES S. OSTERMAN...........................................      10,787            *

NICHOLAS R. LARDY...........................................       9,087            *

HENRY W. WESSINGER II.......................................       8,000            *

ERNEST C. MERCIER...........................................       6,187            *

NANCY A. WILGENBUSCH........................................       5,187            *

RICHARD S. ANDERSON.........................................      48,402(10)        *

GREGORY S. ANDERSON.........................................      43,668(10)        *

                                                                 AMOUNT AND NATURE OF
                                                              BENEFICIAL OWNERSHIP (1)(2)
                                                              ---------------------------
                                                                NUMBER           PERCENT
                                                              ----------         --------
TERRY H. CATHEY.............................................      50,908            *

KURT G. WOLLENBERG..........................................      50,984(10)        *

      Officers and directors as a Group.....................   2,245,560(11)      17.86

------------------------

*   Less than 1% of Cascade's outstanding shares.

 (1) Includes shares issuable upon exercise of currently vested stock options or options that will vest in connection with the merger, as follows: R.C. Warren, 124,360; T.H. Cathey, 44,408; R.S. Anderson, 41,087; G.S. Anderson, 38,653; K.G. Wollenberg, 43,307; Messrs. Knudsen, Kubicek, Lardy, Mercier, Osterman, Schwartz and Wessinger and Ms. Wilgenbusch, 5,000 each; and all executive officers and directors as a group, 331,815.

 (2) No officer or director owns more than 1% of Cascade's outstanding shares except for the following who may be considered to own beneficially the percentages indicated: R.C. Warren, Jr., 15.1%; C.C. Knudsen, 13.4%; and J.B. Schwartz, 14.5%. These percentages in each case include shares held as trustee for the Robert C. and Nani S. Warren Revocable Trust and should not be combined to determine the total percentage voting power of the persons listed.

 (3) Nani S. Warren, Robert C. Warren, Jr., C. Calvert Knudsen and Jack B. Schwartz are Trustees of the trust and share investment powers. Mr. Warren has sole voting power. Messrs. Knudsen and Schwartz disclaim beneficial ownership of Trust shares.

 (4) Includes 10,000 common shares as to which Mr. Harrison holds sole voting power and 800,000 exchangeable shares owned by W.J. Harrison Holdings, Ltd., each of which may be exchanged for one common share. Mr. Harrison owns 100% of the outstanding shares of W.J. Harrison Holdings, Ltd.

 (5) Dimensional Fund Advisors Inc. has sole voting power with respect to such shares which are owned by certain of its advisory clients. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all such securities.

 (6) Such shares will be voted as directed by Mr. Robert J. Davis.

 (7) Includes 453,500 shares owned of record by advisory clients of Wellington Management Company, LLP over which Wellington Management Company, LLP has shared voting power.

 (8) Includes shared voting and investment powers as to 128,394 shares, or 1.1% of those outstanding, held by a charitable foundation, as to which Mr. Schwartz disclaims beneficial interest.

 (9) Includes shared voting and investment powers as to 16,000 shares, and sole voting and investment powers as to 9,600 shares, held as fiduciary for the benefit of various family members; also includes 1,200 shares owned by Mr. Warren's spouse. Mr. Warren disclaims beneficial interest in shares owned by his spouse or held by him as a fiduciary.

(10) Includes shares held for the benefit of these officers by a 401(k) plan as follows: R.C. Warren, Jr., 29,108; R.S. Anderson, 2,596; G.S. Anderson, 5,015; and K.G. Wollenberg, 5,177.

(11) Includes an aggregate of 1,786,386 shares held by officers and directors in fiduciary capacities.

                          PRICE RANGE OF COMMON STOCK

    Cascade common stock is listed on the New York Stock Exchange and traded under the symbol "CAE". The following table sets forth, for the fiscal quarters indicated, the high and low closing sale prices per share of Cascade common stock as quoted on the New York Stock Exchange Composite Transactions Tape:

                                                                HIGH       LOW
                                                              --------   --------
FISCAL YEAR ENDING JANUARY 31, 2001
First Quarter...............................................   $11.43     $ 7.50
Second Quarter..............................................    12.75       9.94
Third Quarter...............................................    16.00      12.75
Fourth Quarter (through    , 2000)..........................

FISCAL YEAR ENDING JANUARY 31, 2000
First Quarter...............................................   $17.25     $ 9.94
Second Quarter..............................................    14.88      12.94
Third Quarter...............................................    13.50       8.94
Fourth Quarter..............................................    11.13       8.00

    On March 29, 2000, one day prior to the initial public announcement that the group including members of Cascade's management was considering a leveraged buyout of Cascade, the closing sale price per share of Cascade common stock quoted on the New York Stock Exchange Composite Transactions Tape was $8.50.

    On October 18, 2000, the last trading day before the public announcement by Cascade of execution of the merger agreement, the closing sale price per share of Cascade common stock quoted on the New York Stock Exchange Composite Transactions Tape was $14.63.

    On         , 2000, a recent trading day prior to the date of this proxy statement, the closing sale price per share of Cascade common stock quoted on
the New York Stock Exchange Composite Transactions Tape was $      .

    You are urged to obtain current information with respect to the price of Cascade common stock.

                            INDEPENDENT ACCOUNTANTS

    Upon appointment by Cascade's board of directors, PricewaterhouseCoopers LLP, independent accountants, audited and reported on the consolidated financial statements of Cascade and its subsidiaries for its fiscal year ended
January 31, 2000. Representatives from PricewaterhouseCoopers LLP are expected to be present at the Special Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

    If the merger is consummated, there will be no public shareholders of Cascade and no public participation in any future meetings of shareholders of Cascade. However, if the merger is not consummated, Cascade's public shareholders will continue to be entitled to attend and participate in Cascade shareholders' meetings. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 promulgated by the SEC, any shareholder of Cascade who wishes to present a proposal at the next annual meeting of shareholders of Cascade (in the event the merger is not consummated), and who wishes to have such proposal included in the Cascade proxy statement for that meeting, must have delivered a copy of such proposal to Cascade at 2201 N.E. 201st Ave., Fairview, Oregon 97024-9718, Attention: Secretary, so that it was received no later than December 14, 2000.

    If Cascade's 2001 Annual Meeting is held and Cascade does not receive notice prior to December 14, 2000 of any matters to be raised by shareholders, the persons named in Cascade's proxy cards for that Annual Meeting will have the discretion to vote the proxies on such matters in accordance with their best judgment.

                                 OTHER MATTERS

    As of the date of this proxy statement, the board of directors does not intend to bring any other business before the Special Meeting of Cascade shareholders and, so far as is known to the board of directors, no matters are to be brought before the Special Meeting except as specified in the notice of Special Meeting. However, as to any other business that may properly come before the Special Meeting, the proxy holders intend to vote the proxies in respect thereof in accordance with the recommendation of the board of directors and the special committee.

                      WHERE YOU CAN FIND MORE INFORMATION

    Cascade files annual, quarterly and current reports, proxy statements and other information with the SEC. The annual reports include Cascade's audited financial statements. You may read and copy any reports, statements or other information that Cascade files at the SEC's public reference rooms which are located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549, and at the SEC's regional offices located at: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials are also available from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington D.C. 20549 at prescribed rates. Copies of such materials may also be accessed through the SEC Internet web site at http://www.sec.gov. Once the merger is completed, Cascade will no longer be subject to the reporting requirements of the Exchange Act. You should rely only on the information contained or incorporated by reference in this proxy statement to vote your shares of Cascade common stock at the Special Meeting. Cascade has not authorized anyone to provide you with information that is different from what is
contained in this proxy statement. This proxy statement is dated         , 2000.
You should not assume that the information contained in this proxy statement is accurate as of any date other than such date.

                                                                      APPENDIX A

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                           CASCADE ACQUISITION CORP.
                         CASCADE--II ACQUISITION CORP.
                             CAS ACQUISITION CORP.
                                      AND
                              CASCADE CORPORATION
                          DATED AS OF OCTOBER 18, 2000

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS..................................................   A-1
ARTICLE 2 THE MERGER...................................................   A-4
   2.1     The Merger..................................................   A-4
   2.2     Articles of Incorporation...................................   A-4
   2.3     Bylaws......................................................   A-4
   2.4     Directors and Officers......................................   A-4
   2.5     Effective Time..............................................   A-4
ARTICLE 3 CONVERSION OF SHARES.........................................   A-4
   3.1     Cascade Common Stock........................................   A-4
   3.2     Cascade Special Voting Stock................................   A-5
   3.3     Options.....................................................   A-5
   3.4     Acquisition Co. Common Stock................................   A-6
   3.5     Payment for Cascade Common Stock and Options................   A-6
   3.6     Adjustment to Prevent Dilution..............................   A-7
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF CASCADE....................   A-8
   4.1     Organization, etc...........................................   A-8
   4.2     Authorization and Binding Obligation........................   A-8
   4.3     Capitalization..............................................   A-9
   4.4     Consents and Approvals; No Conflicts........................  A-10
   4.5     Financial Statements; SEC Reports...........................  A-10
   4.6     Undisclosed Liabilities.....................................  A-11
   4.7     Governmental Approvals and Authorizations...................  A-11
   4.8     Compliance with Laws........................................  A-11
   4.9     Absence of Certain Payments.................................  A-11
   4.10    Real Property...............................................  A-11
   4.11    Personal Property...........................................  A-12
   4.12    Intellectual Property.......................................  A-12
   4.13    Contracts...................................................  A-12
   4.14    Employee Benefit Plans......................................  A-13
   4.15    Labor Matters...............................................  A-14
   4.16    Actions Pending.............................................  A-14
   4.17    Affiliate Transactions......................................  A-14
   4.18    Absence of Changes or Events................................  A-14
   4.19    Taxes.......................................................  A-14
   4.20    Insurance...................................................  A-15
   4.21    Environmental Matters.......................................  A-15
   4.22    Absence of Conflicts of Interest............................  A-16
   4.23    Fairness Opinion; Financial Advisor.........................  A-16
   4.24    Foreign Person..............................................  A-16
   4.25    Vote Required...............................................  A-16
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE PARENT AND
ACQUISITION CO.........................................................  A-16
   5.1     Organization and Standing...................................  A-16
   5.2     Authorization and Binding Obligation........................  A-16
   5.3     Consents and Approvals; No Conflicts........................  A-16
   5.4     Litigation..................................................  A-17
   5.5     Finders and Investment Bankers..............................  A-17
   5.6     Financing...................................................  A-17

                                                    AGREEMENT AND PLAN OF MERGER
                                                                          PAGE i

   5.7     Voting Agreement............................................  A-17
ARTICLE 6 COVENANTS....................................................  A-18
   6.1     Shareholder Approvals and Cascade Proxy Statement...........  A-18
   6.2     Filings; Cooperation........................................  A-18
   6.3     Conduct of Business.........................................  A-19
   6.4     Additional Agreements.......................................  A-20
   6.5     Acquisition Proposals.......................................  A-21
   6.6     Public Announcements........................................  A-22
   6.7     Consent of the Parent.......................................  A-22
   6.8     Transfer Taxes..............................................  A-22
   6.9     Indemnification of Officers and Directors; Officers' and
           Directors' Insurance........................................  A-22
   6.10    Notification of Certain Matters.............................  A-23
   6.11    Access to Information.......................................  A-23
ARTICLE 7 CLOSING CONDITIONS...........................................  A-23
   7.1     Conditions Precedent to the Obligations of All Parties......  A-23
   7.2     Additional Conditions Precedent to the Obligation of
           Cascade.....................................................  A-24
   7.3     Additional Conditions Precedent to the Obligations of the
           Parent and Acquisition Co...................................  A-24
ARTICLE 8 CLOSING......................................................  A-25
   8.1     Time and Place..............................................  A-25
   8.2     Filings at the Closing; Other Actions.......................  A-25
ARTICLE 9 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS....  A-25
ARTICLE 10 TERMINATION RIGHTS..........................................  A-25
  10.1     Termination.................................................  A-25
  10.2     Procedure and Effect of Termination.........................  A-26
  10.3     Expenses; Termination Fee...................................  A-26
ARTICLE 11 OTHER PROVISIONS............................................  A-27
  11.1     Amendment and Modification..................................  A-27
  11.2     Benefit and Assignment......................................  A-27
  11.3     No Third-party Beneficiaries................................  A-27
  11.4     Entire Agreement............................................  A-27
  11.5     Headings....................................................  A-27
  11.6     Choice of Law...............................................  A-27
  11.7     Notices.....................................................  A-27
  11.8     Severability................................................  A-28
  11.9     Extensions and Waivers......................................  A-29
  11.10    Counterparts................................................  A-29
  11.11    Schedules...................................................  A-29

                                                    AGREEMENT AND PLAN OF MERGER
                                                                         PAGE ii

                               TABLE OF SCHEDULES

Schedule 1.39    ............................................. Named Officers

Schedule 2.4     ...................... Officers of the Surviving Corporation

Schedule 4.1(a)  ................ Jurisdictions in Which Cascade is Qualified

Schedule 4.1(b)  ... Cascade Subsidiaries and Jurisdictions in Which They are
                                                                    Qualified

Schedule 4.1(c)  ....... Liens on Interests in Cascade Subsidiaries; Minority
                                               Owners of Cascade Subsidiaries

Schedule 4.3     ........ Capitalization of Cascade and Cascade Subsidiaries;
                       Minority Owners of Cascade Subsidiaries; Agreements to
                   Purchase or Sell Equity of Cascade or Cascade Subsidiaries

Schedule 4.4     ..................... Consents and Approvals for Transaction

Schedule 4.6     .................................... Undisclosed Liabilities

Schedule 4.10    .... Real Property Interests; Liens on Real Property; Damage
                            to Real Property; Rights to Acquire Real Property

Schedule 4.12    ...................................... Intellectual Property

Schedule 4.13    .................................................. Contracts

Schedule 4.14    ..................................... Employee Benefit Plans

Schedule 4.14(f) ............... Former Employee Health Insurance Obligations

Schedule 4.14(g) ............................. Impact of Transaction on Plans

Schedule 4.15    .............................................. Labor Matters

Schedule 4.16    ............................................ Actions Pending

Schedule 4.17    ..................................... Affiliate Transactions

Schedule 4.19    ............ Taxes; Jurisdictions in Which Tax Returns Filed

Schedule 4.20    ......................................... Insurance Policies

Schedule 4.21    ...................................... Environmental Matters

Schedule 4.22    .................................... Interested Transactions

Schedule 5.5     ............................. Finders and Investment Bankers

Schedule 6.3     ........................................ Conduct of Business

                                                    AGREEMENT AND PLAN OF MERGER
                                                                        PAGE iii

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of October 18, 2000 (the "Agreement"), among CASCADE ACQUISITION CORP., a Delaware corporation ("CAC-I"), CASCADE--II ACQUISITION CORP., a Delaware corporation ("CAC-2," and together with CAC-I, the "Parent"), CAS ACQUISITION CORP., an Oregon corporation and an indirect wholly-owned subsidiary of the Parent ("Acquisition Co."), and CASCADE CORPORATION, an Oregon corporation ("Cascade"). Except as otherwise provided, references to Sections, Schedules and Exhibits are to sections of and schedules and exhibits to this Agreement.

                                   ARTICLE 1
                                  DEFINITIONS

    1.1 "Acquisition Co." has the meaning set forth in the preamble to this Agreement.

    1.2 "Acquisition Co. Common Stock" has the meaning set forth in
Section 3.4.

    1.3 "Acquisition Proposal" has the meaning set forth in Section 6.5(a).

    1.4 "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

    1.5 "Applicable Law" means all applicable provisions of all
(i) constitutions, treaties, statutes, laws (including, but not limited to, the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority and (ii) orders, decisions, rulings, injunctions, judgments, awards and decrees or consents of or agreements with any Governmental Authority.

    1.6 "Articles of Merger" has the meaning set forth in Section 2.5.

    1.7 "Board" has the meaning set forth in Section 4.2(b).

    1.8 "Business Day" means every day of the week excluding Saturdays, Sundays and federal holidays.

    1.9 "CAC-I" has the meaning set forth in the preamble to this Agreement.

    1.10 "CAC-II" has the meaning set forth in the preamble to this Agreement.

    1.11 "Cascade" has the meaning set forth in the preamble to this Agreement.

    1.12 "Cascade Common Stock" means the common stock, par value $0.50 per share, of Cascade.

    1.13 "Cascade Shareholders Meeting" has the meaning set forth in
Section 6.1(a).

    1.14 "Cascade Special Voting Stock" means the share of Cascade Special Voting Stock issued pursuant to the Share Purchase Agreement.

    1.15 "Cascade Subsidiary" means any corporation, partnership, limited liability company, joint venture or other entity of which Cascade owns, directly or indirectly, at least a majority of the securities or other ownership interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such corporation, partnership, limited liability company, joint venture or other entity.

    1.16 "Certificates" has the meaning set forth in Section 3.5(a).

    1.17 "Closing" means the closing of the Merger.

    1.18 "Closing Date" means the date on which the Closing occurs.

    1.19 "Code" means the Internal Revenue Code of 1986, as amended, together with all regulations and rulings issued thereunder by any Governmental Authority.

    1.20 "Commitment Letters" has the meaning set forth in Section 5.6.

    1.21 "Contract" has the meaning set forth in Section 4.13.

    1.22 "Effective Time" has the meaning set forth in Section 2.5.

    1.23 "Environmental Laws" means all Applicable Laws relating to the protection of human health or the environment.

    1.24 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with the regulations and rulings issued thereunder by any Governmental Authority.

    1.25 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    1.26 "Exchangeable Shares" means the exchangeable shares of Cascade (Canada) Ltd. (formerly Cascade (Canada) Holdings Inc.) issued pursuant to the Share Purchase Agreement.

    1.27 "Exercise Price" means, with respect to any Option, the price at which the holder of such Option is entitled to purchase one share of Cascade Common Stock upon exercise of such Option.

    1.28 "Expenses" has the meaning set forth in Section 10.3(b).

    1.29 "Filings" has the meaning set forth in Section 6.2(a).

    1.30 "Financial Statements" has the meaning set forth in Section 4.5.

    1.31 "Financings" shall have the meaning set forth in Section 5.6.

    1.32 "GAAP" means United States generally accepted accounting principles consistently applied.

    1.33 "Governmental Approvals" has the meaning set forth in Section 4.7.

    1.34 "Governmental Authority" means any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, in each case to the extent the same has jurisdiction over the Person or property in question.

    1.35 "Hazardous Materials" means, without limitation, asbestos, materials containing asbestos, polychlorinated biphenyls, petroleum products and byproducts, or other hazardous or toxic substances, wastes, pollutants or contaminants defined under or regulated by Environmental Laws.

    1.36 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations adopted thereunder.

    1.37 "Immaterial Cascade Subsidiary" means all Cascade Subsidiaries except the Material Cascade Subsidiaries.

    1.38 "IRS" means the Internal Revenue Service of the United States.

    1.39 "Knowledge" means, with respect to Cascade or any Cascade Subsidiary, the actual knowledge of any of the officers set forth on Schedule 1.39 or such knowledge as such officer would obtain upon reasonable inquiry in the area of such officer's responsibility.

    1.40 "Leased Property" has the meaning set forth in Section 4.10.

    1.41 "Liens" means all debts, liens, security interests, mortgages, pledges, judgments, trusts, adverse claims, liabilities, encumbrances and other impairments of title of any kind other than Permitted Liens.

    1.42 "Material Adverse Effect" means a material adverse effect on the business, assets, properties, liabilities, results of operations or financial condition of Cascade and the Cascade Subsidiaries, taken as a whole.

    1.43 "Material Cascade Subsidiary" means Cascade (Australia) Pty. Ltd., Cascade (Canada) Ltd., Cascade Hydraulic Cylinders, Inc., Sandy Blvd. Development Associates, Inc., Cascade IFSC Ltd., Cascade (Japan) Ltd., Cascade Kenhar Ltd. (KPL), Cascade NV, Cascade (Ontario), Inc., Cascade Products Ltd., Cascade (UK) Limited, CNS (Halifax) Limited and CNS (Nova Scotia) Co.

    1.44 "Merger" has the meaning set forth in Section 2.1.

    1.45 "OBCA" means the Oregon Business Corporation Act.

    1.46 "Option" means an outstanding option to purchase Cascade Common Stock issued prior to the date hereof pursuant to the 1999 Amendment and Restatement of the Cascade Corporation 1995 Senior Managers' Incentive Stock Option Plan.

    1.47 "Option Consideration" has the meaning set forth in Section 3.3(a).

    1.48 "Option Plan" means the 1999 Amendment and Restatement of the Cascade Corporation 1995 Senior Managers' Incentive Stock Option Plan.

    1.49 "Optionee" means a holder of an option under the Option Plan.

    1.50 "Outstanding Cascade Shares" means the aggregate number of shares of Cascade Common Stock and Exchangeable Shares issued and outstanding immediately prior to the Effective Time.

    1.51 "Owned Property" has the meaning set forth in Section 4.10.

    1.52 "Parent" has the meaning set forth in the preamble to this Agreement.

    1.53 "Parent Commitment Letter" has the meaning set forth in Section 5.6.

    1.54 "Permitted Liens" has the meaning set forth in Section 4.10.

    1.55 "Per Share Price" means (U.S.) $17.25.

    1.56 "Person" means an individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

    1.57 "Plans" has the meaning set forth in Section 4.14.

    1.58 "Proxy Statement" has the meaning set forth in Section 6.1(b).

    1.59 "Real Estate Laws" means any applicable building, zoning, subdivision, set back and other land use and other laws, codes, ordinances, rules, regulations and orders of Governmental Authorities relating to the ownership, use, operation or condition of the Real Property.

    1.60 "Real Property" has the meaning set forth in Section 4.10.

    1.61 "Returns" has the meaning set forth in Section 4.19.

    1.62 "SEC" means the United States Securities and Exchange Commission.

    1.63 "SEC Reports" has the meaning set forth in Section 4.5(b).

    1.64 "Share Purchase Agreement" means the Share Purchase Agreement dated March 11, 1997 among Couphar Ltd., Balyrobe Ltd., 879185 Ontario Inc., 568745 Ontario, Inc., James E. Britton (in trust), Penfund Partners and Company, Bantor Company, W.J. Harrison and Cascade (Canada) Holdings Inc. and Cascade.

    1.65 "Special Committee" means the Special Committee of the Board.

    1.66 "Superior Proposal" has the meaning set forth in Section 6.5(a).

    1.67 "Surviving Corporation" has the meaning set forth in Section 2.1.

    1.68 "Surviving Corporation Common Stock" has the meaning set forth in
Section 3.4.

    1.69 "Tax" has the meaning set forth in Section 4.19.

    1.70 "Taxing Authority" has the meaning set forth in Section 4.19.

    1.71 "Transfer Taxes" means all sales (including, without limitation, bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar Taxes and fees imposed by any Governmental Authority.

                                   ARTICLE 2
                                   THE MERGER

    2.1 THE MERGER. In accordance with the provisions of this Agreement and the OBCA, at the Effective Time (a) Acquisition Co. shall be merged with and into Cascade (the "Merger"), and Cascade shall be the surviving corporation of the Merger (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Oregon; (b) the name, identity, existence, rights, privileges, powers, franchises, properties and assets of Cascade shall continue unaffected and unimpaired; and (c) the separate existence of Acquisition Co. shall cease, and all of the rights, privileges, powers, franchises, properties and assets of Acquisition Co. shall be vested in the Surviving Corporation. The name of the Surviving Corporation shall be "Cascade Corporation."

    2.2 ARTICLES OF INCORPORATION. The Restated Articles of Incorporation of Cascade in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided therein or by law.

    2.3 BYLAWS. The Bylaws of Acquisition Co. in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended, altered or repealed as provided therein.

    2.4 DIRECTORS AND OFFICERS. The directors of Acquisition Co. immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until his or her successor is appointed and qualified or until his or her earlier death, resignation or removal. The individuals set forth on Schedule 2.4 shall be the officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until his or her successor is appointed and qualified or until his or her earlier death, resignation or removal.

    2.5 EFFECTIVE TIME. The Merger shall become effective with the filing of the Articles of Merger (and the associated plan of merger) with the Secretary of State of the State of Oregon in accordance with Sections 60.011 and 60.494 of the OBCA (the "Articles of Merger"). The Articles of Merger shall be filed simultaneously with the Closing. The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Time."

                                   ARTICLE 3
                              CONVERSION OF SHARES

    3.1  CASCADE COMMON STOCK.

        (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Cascade Common Stock (except for (i) any shares of Cascade Common Stock then owned beneficially or of record by the Parent or Acquisition Co. or any other subsidiary of the Parent, and (ii) shares of Cascade Common Stock then held in the treasury of Cascade or by any

Cascade Subsidiary issued and outstanding immediately prior to the Effective
Time), shall be converted into the right to receive cash in an amount equal to the Per Share Price.

        (b) At the Effective Time, each share of Cascade Common Stock which is then owned beneficially or of record by the Parent or Acquisition Co. or any other direct or indirect subsidiary of the Parent shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist, without any conversion thereof.

        (c) At the Effective Time, each share of Cascade Common Stock held in Cascade's treasury or by any Cascade Subsidiary immediately prior to the Effective Time shall, by virtue of the Merger, be canceled and retired and cease to exist, without any conversion thereof.

        (d) The holders of certificates representing shares of Cascade Common Stock shall, as of the Effective Time, cease to have any rights as shareholders of Cascade, except such rights, if any, as they may have pursuant to the OBCA and, except as aforesaid, their sole right shall be the right to receive the Per Share Price for each share of Cascade Common Stock owned of record by them, without interest, as determined and paid in the manner set forth in
Section 3.5.

    3.2  CASCADE SPECIAL VOTING STOCK.

        (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, the outstanding share of Cascade Special Voting Stock shall be converted into one share of special voting stock of the Surviving Corporation.

        (b)  DISSENTERS' RIGHTS.

           (i) Notwithstanding any provision of this Agreement to the contrary, if the holder of the share of Cascade Special Voting Stock has demanded and perfected appraisal or dissenters' rights for such share in accordance with the OBCA and, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights, the share of Cascade Special Voting Stock shall not be converted pursuant to
       Section 3.2, and the holder of the share of Cascade Special Voting Stock shall only be entitled to such rights as are granted by Applicable Law.

           (ii) Notwithstanding the provisions of subsection (i) above, if the holder of the share of Cascade Special Voting Stock demands appraisal of such share under the OBCA and subsequently effectively withdraws or loses (through failure to perfect or otherwise) the right to appraisal then, as of the later of the Effective Time and the occurrence of such event, such holder's share shall represent one share of special voting stock of the Surviving Corporation.

           (iii) Cascade shall give the Parent (A) prompt notice of a written demand for appraisal of the share of Cascade Special Voting Stock, withdrawal of such demand, and any other instruments served pursuant to the OBCA and received by Cascade and (B) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the OBCA.

    3.3  OPTIONS.

        (a) At the Effective Time each Optionee who elects to exercise an Option pursuant to Section 12(a) of the Option Plan, which had an Exercise Price less than the Per Share Price, shall be entitled to receive for each Option outstanding immediately prior to the Effective Time, by virtue of the Merger and without any other action on the part of the Optionee, cash in an amount equal to
(i) the number of shares of Cascade Common Stock for which such Option was exercisable immediately prior to the Effective Time, multiplied by (ii) the excess of the Per Share Price over the Exercise Price (the "Option Consideration").

        (b) At the Effective Time, each Option which then has an Exercise Price in excess of the Per Share Price, by virtue of the Merger and without any action on the part of the Optionee, shall be canceled, without any conversion thereof.

        (c) All Optionees shall, as of the Effective Time, cease to have any rights as Option holders of Cascade and their sole right, if any, shall be the right to receive the Option Consideration, without interest, as determined and paid in the manner set forth in Section 3.5.

    3.4 ACQUISITION CO. COMMON STOCK. Each share of common stock, par value $0.01 per share, of Acquisition Co. (the "Acquisition Co. Common Stock"), issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one fully paid and non-assessable share of common stock, par value $0.50 per share, of the Surviving Corporation (the "Surviving Corporation Common Stock"). From and after the Effective Time, each outstanding certificate theretofore representing shares of Acquisition Co. Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation Common Stock into which such shares of Acquisition Co. Common Stock shall have been converted. Promptly after the Effective Time, the Surviving Corporation shall issue to the Parent a stock certificate or certificates representing one share of Surviving Corporation Common Stock for each share of Acquisition Co. Common Stock issued and outstanding immediately prior to the Effective Time, in exchange for the certificate or certificates which formerly represented shares of Acquisition Co. Common Stock, which shall be canceled.

    3.5  PAYMENT FOR CASCADE COMMON STOCK AND OPTIONS.

        (a) Prior to the Effective Time, the Parent shall designate a business entity regularly engaged in such work and which is reasonably satisfactory to Cascade to act as Paying Agent with respect to the Merger (the "Paying Agent"). Each record holder (other than Parent, Acquisition Co. or any other subsidiary of Parent) of Cascade Common Stock immediately prior to the Effective Time will be entitled to receive upon (i) surrender to the Paying Agent of the certificates representing such shares of Cascade Common Stock (the "Certificates") for cancellation and (ii) delivery to the Paying Agent of the letter of transmittal referred to in the last sentence of this Section 3.5(a), duly completed and executed, and any other items specified in such letter of transmittal, cash in an amount equal to the product of the number of shares of Cascade Common Stock previously represented by the Certificates multiplied by the Per Share Price, subject to any required withholding of taxes. Each holder of Options that have an Exercise Price which is less than the Per Share Price immediately prior to the Effective Time will be entitled to receive upon
(i) surrender to the Paying Agent of all such Option agreements held by such Person evidencing the number of shares of Cascade Common Stock into which such Options were exercisable immediately prior to the Effective Time and
(ii) delivery to the Paying Agent of the letter of transmittal referred to in the last sentence of this Section 3.5(a), duly completed and executed, and any other items specified in such letter of transmittal, cash in an amount equal to the aggregate Option Consideration for all such Options, subject to any required withholding of taxes. At or prior to the Effective Time, Acquisition Co. shall make available to the Paying Agent sufficient funds to make all payments in amounts determined pursuant to the preceding sentences. No interest shall accrue or be paid on the cash payable upon the surrender of the Certificates or the Options. Any funds delivered or made available to the Paying Agent pursuant to this Section 3.5(a) and not exchanged for Certificates or Options within six months after the Effective Time will be returned by the Paying Agent to the Surviving Corporation, which thereafter will act as Paying Agent, subject to the rights of holders of unsurrendered Certificates or Options under this
Section 3.5(a), and any former holders who have not previously exchanged their Certificates or Options will thereafter be entitled to look only to the Surviving Corporation for payment of their claim for the consideration set forth in Sections 3.1 and 3.3, respectively, without any interest, but will have no greater rights against the Surviving Corporation than may be accorded to general creditors thereof under Applicable Law. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to a holder of shares of Cascade Common Stock or Options for any cash or interest delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. As soon as practicable after the Effective Time, the Surviving Corporation will cause the Paying Agent to mail to each record holder of shares of Cascade Common Stock and each holder of Options that have an Exercise Price which is less than the Per Share Price immediately prior to the Effective Time (i) a form of letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates or Options will pass, only upon proper delivery of the Certificates or Options to the Paying Agent), which letter shall be in customary form, and
(ii) instructions for use in effecting the surrender of the Certificates or Options for payment.

        (b) With respect to any Certificate or Option alleged to have been lost, stolen or destroyed, the owner or owners of such Certificate or Option shall be entitled to the consideration set forth above upon delivery to the Surviving Corporation of the other items set forth in Section 3.5(a) and an affidavit of such owner or owners setting forth such allegation and an indemnity agreement to indemnify the Parent, the Surviving Corporation and the Paying Agent against any claim that may be made against any, some or all of them on account of the alleged loss, theft or destruction of any such Certificate or Option or the delivery of the payment set forth above.

        (c) If consideration is to be delivered to a Person other than the Person in whose name the Certificate or Option surrendered in exchange therefor is registered, it shall be a condition to delivery of the consideration that the Certificate or Option so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such consideration shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the Certificate or Option surrendered or establish to the satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable.

        (d)  Until surrendered in accordance with the provisions of this
Section 3.5, from and after the Effective Time, (i) each Certificate (other than
(A) Certificates representing shares of Cascade Common Stock owned beneficially or of record by the Parent, Acquisition Co. or any other subsidiary of the Parent, and (B) Certificates representing shares of Cascade Common Stock held in Cascade's treasury or by any Cascade Subsidiary) shall represent for all purposes only the right to receive the Per Share Price for each share represented by such Certificate, as determined and paid in the manner set forth in this Agreement and (ii) each Option that has an Exercise Price which is less than the Per Share Price immediately prior to the Effective Time shall represent for all purposes only the right to receive the Option Consideration, as determined and paid in the manner set forth in this Agreement.

        (e) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the Cascade Common Stock that was outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Options are presented to the Surviving Corporation, they shall be cancelled and presented to the Paying Agent for payment (subject to Section 3.5(a)) of the applicable consideration referred to in this
Section 3.5.

    3.6 ADJUSTMENT TO PREVENT DILUTION. In the event that Cascade changes the number of shares of Cascade Common Stock, Options or other securities convertible or exchangeable into or exercisable for shares of Cascade Common Stock issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Per Share Price shall be equitably adjusted.

                                   ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF CASCADE

    Cascade hereby represents and warrants to the Parent and Acquisition Co. as follows:

    4.1  ORGANIZATION, ETC.

        (a) Cascade is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Cascade is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect. Each jurisdiction where Cascade is so qualified is listed on Schedule 4.1(a). Except as set forth on Schedule 4.1(b), there are no Cascade Subsidiaries and, except as set forth on Schedule 4.1(b) and except with respect to the Exchangeable Shares, Cascade does not own, directly or indirectly, any capital stock of or equity interest in any corporation, partnership, joint venture or other entity, nor is Cascade bound by any agreement to acquire any such capital stock or equity interest. Cascade has heretofore delivered or made available to the Parent accurate and complete copies of the Restated Articles of Incorporation and Bylaws of Cascade, each as amended and in effect on the date hereof. The stock certificate books and ledgers of Cascade, which have been made available to the Parent, accurately reflect, at the date hereof, the ownership of the issued and outstanding capital stock of Cascade.

        (b) Each Cascade Subsidiary is listed on Schedule 4.1(b). Each Material Cascade Subsidiary and, to Cascade's Knowledge, each Immaterial Cascade Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry out its business as now being conducted. Each Material Cascade Subsidiary and, to Cascade's Knowledge, each Immaterial Cascade Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect. Each jurisdiction where each Material Cascade Subsidiary is so qualified is listed on Schedule 4.1(b). Cascade has delivered to the Parent accurate and complete copies of the Articles of Incorporation and Bylaws of each Material Cascade Subsidiary, as amended and in effect on the date hereof.

        (c) Except as set forth on Schedule 4.1(c), Cascade owns of record and beneficially 100% of the issued and outstanding capital stock and all other equity interest in each Cascade Subsidiary, free and clear of any Liens.

    4.2  AUTHORIZATION AND BINDING OBLIGATION.

        (a) Cascade has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Subject to the approvals referred to in Section 6.1, Cascade's execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary corporate action on the part of Cascade and this Agreement has been duly executed and delivered by Cascade. Except for the actions referred to in Section 4.2(b), which actions are in full force and effect, and the giving of notice in accordance with Sections 60.214,

60.561 and 60.567 of the OBCA, no other corporate action or proceedings on the part of Cascade are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of Cascade, enforceable against Cascade in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar rights of creditors generally and by general principles of equity.

        (b) The Cascade Board of Directors (the "Board") has authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and has voted to recommend adoption of this Agreement and authorization of the Merger by the shareholders of Cascade, and has not withdrawn such authorization. A true and complete copy of such approvals by the Board has been delivered to the Parent.

        (c) The Board has taken all appropriate action so that the entry into this Agreement and the consummation of the transactions contemplated by this Agreement shall be exempted from the provisions of OBCA 60.801-60.816 and 60.825-60.845. No other "fair price," "moratorium," "control share acquisition" or similar anti-takeover statute or regulation, including, without limitation, OBCA 60.801-60.816 and 60.825-60.845 (each, a "Takeover Statute"), or any applicable anti-takeover provision in the Restated Articles of Incorporation and Bylaws of Cascade is, or at the Effective Time will be, applicable to Cascade, the shares of Cascade Common Stock, the Merger or the other transactions contemplated by this Agreement.

    4.3  CAPITALIZATION.

        (a) The authorized Cascade Common Stock and other authorized capital stock of Cascade and each of the Cascade Subsidiaries is as set forth on
Schedule 4.3. All issued and outstanding shares of Cascade Common Stock and other equity interest of Cascade and each of the Cascade Subsidiaries are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. Schedule 4.3 sets forth the name of each Person who owns beneficially or of record any shares of capital stock and other equity interest of any Cascade Subsidiary and, in the case of each Cascade Subsidiary, the number of shares owned by each such Person. Other than the Exchangeable Shares and the share of Cascade Special Voting Stock, there are no bonds, debentures, notes or other indebtedness or securities of Cascade or of any Cascade Subsidiary issued and outstanding which have the right to vote (or are convertible into, or exchangeable for, securities having the right to vote) on any matter on which shareholders of Cascade or any Cascade Subsidiary may vote.

        (b) Except as set forth on Schedule 4.3, there are not now, and at the Effective Time there will not be, any options, warrants, calls, subscriptions, or other rights, agreements or commitments of any nature whatsoever obligating Cascade or any of the Cascade Subsidiaries to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, any additional shares of Cascade Common Stock or other equity interest of Cascade or any of the Cascade Subsidiaries, or any securities or obligations convertible into or exchangeable for any such Cascade Common Stock or other equity interest, or obligating Cascade or any of the Cascade Subsidiaries to grant, extend or enter into such agreement or commitment, and no authorization therefor has been given or made by Cascade or any Cascade Subsidiary. Except for the arrangements described in
Schedule 4.3, there are no contractual arrangements that obligate Cascade or any Cascade Subsidiary to (i) repurchase, redeem or otherwise acquire any of its capital stock or other equity interest or (ii) pay any Person any consideration that is calculated with reference to the consideration to be paid to the Cascade shareholders under this Agreement.

        (c) Except as set forth in Section 5.7, there are not now, and at the Effective Time there will not be, any shareholder agreements, voting trusts or other agreements or understandings to which

Cascade is a party or by which it is bound relating to the voting of any shares of the capital stock of Cascade which will limit the granting of proxies by or on behalf of or from, or the casting of votes by, Cascade stockholders with respect to the Merger. There are no restrictions on the ability of Cascade to vote the stock of any of the Cascade Subsidiaries.

    4.4  CONSENTS AND APPROVALS; NO CONFLICTS.  Except as set forth on
Schedule 4.4 and for (a) the applicable requirements of the HSR Act and the Exchange Act, (b) the approvals referred to in Section 4.2(b), (c) the giving of notice in accordance with Section 60.214 of the OBCA and (d) the filing and recordation of the Articles of Merger as required by the OBCA, no filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other third party is necessary for the consummation by Cascade of the transactions contemplated by this Agreement, except where the failure to make such filing or obtain such authorization, consent or approval would not have a Material Adverse Effect. Subject to obtaining such approvals and making such filings, neither the execution and delivery of this Agreement by Cascade nor the consummation by Cascade of the transactions contemplated hereby, nor compliance by Cascade with any of the provisions hereof, will (a) result in any violation of any provision of the Restated Articles of Incorporation or Bylaws of Cascade or any Cascade Subsidiary, (b) violate any Applicable Law to which Cascade or any of the Cascade Subsidiaries is subject or by which any of their respective properties is bound or (c) except as set forth on Schedule 4.4, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to a right of any Person to terminate, cancel or accelerate the payment or performance of any liability, obligation or commitment under any contract (including any Contract listed in Schedule 4.13) to which Cascade or any of the Cascade Subsidiaries is a party, or by which any of their respective properties are bound, except, in the case of clauses
(b) and (c) above, where such violation, breach, default or right of termination, cancellation or acceleration would not have a Material Adverse Effect.

    4.5  FINANCIAL STATEMENTS; SEC REPORTS.

        (a) Cascade has furnished the Parent with (i) a consolidated balance sheet of Cascade as of January 31, 2000 and statements of income, changes in shareholders' equity and cash flows of Cascade for the year then ended, together with the related audit report of PricewaterhouseCoopers LLP, and (ii) an unaudited consolidated balance sheet of Cascade as of July 31, 2000 and statements of income, changes in shareholders' equity and cash flows of Cascade for the six-month period ended July 31, 2000. All such financial statements are referred to herein collectively as the "Financial Statements." The Financial Statements (including any related schedules or notes) have been prepared in accordance with GAAP throughout the periods involved, except that the unaudited financial statements are subject to year-end adjustments and do not contain detailed footnotes. The balance sheets included in the Financial Statements fairly present, in all material respects, the financial position of Cascade and the Cascade Subsidiaries as at the dates thereof, and the consolidated statements of income, changes in shareholders' equity and cash flows included in the Financial Statements fairly present, in all material respects, the results of the operations, changes in shareholders' equity and cash flows, respectively, of Cascade and the Cascade Subsidiaries for the periods indicated.

        (b) Cascade has filed all forms, reports, amendments to reports, statements and schedules with the SEC required to be filed pursuant to the Exchange Act, and the regulations of the SEC thereunder, since January 1, 1998. As of their respective dates and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then as of the date of such filing, all reports (including the financial statements included or incorporated therein) filed by Cascade with the SEC (collectively, the "SEC Reports") complied in all material respects with all applicable requirements of the Exchange Act and the regulations of the SEC thereunder applicable to such SEC Reports, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

    4.6 UNDISCLOSED LIABILITIES. Except (a) to the extent reflected or reserved against in the January 31, 2000 balance sheet of Cascade included in the Financial Statements, (b) to the extent disclosed in the SEC Reports,
(c) to the extent incurred in the ordinary course of business consistent with past practice since January 31, 2000, (d) to the extent set forth on
Schedule 4.6, or (e) for obligations of Cascade arising in the ordinary course of the performance of its responsibilities under any Contracts listed on
Schedule 4.13 or any agreement which is not required to be listed on
Schedule 4.13 because of the limitations set forth in Section 4.13, neither Cascade nor any Cascade Subsidiary has any liabilities or obligations of any nature, whether liquidated, unliquidated, accrued, absolute, contingent or otherwise which would have a Material Adverse Effect.

    4.7 GOVERNMENTAL APPROVALS AND AUTHORIZATIONS. All approvals, permits, qualifications, authorizations, licenses, franchises, consents, orders, registrations or other approvals (collectively, the "Governmental Approvals") of all Governmental Authorities which are necessary in order to permit Cascade and the Cascade Subsidiaries to carry on their respective businesses have been obtained and are in full force and effect, except where the failure to obtain such approval, permit, qualification, authorization, license, franchise, consent, order, registration or other approval, or the failure to be in full force and effect, would not have a Material Adverse Effect. There has been no violation, cancellation, suspension or revocation of any such Governmental Approval, except for any such violation, cancellation, suspension or revocation which would not have a Material Adverse Effect. This Section 4.7 does not relate to environmental matters, which are the subject of Section 4.21.

    4.8 COMPLIANCE WITH LAWS. Except for any such violations, breaches or defaults which would not have a Material Adverse Effect, neither Cascade nor any Cascade Subsidiary is in conflict with or in violation or breach of or default under (a) any provision of its organizational documents or (b) to the Knowledge of Cascade, Applicable Law, and, since January 31, 2000, neither Cascade nor any Cascade Subsidiary has to its Knowledge received any written notice alleging any such conflict, violation, breach or default. This Section 4.8 does not relate to environmental matters, which are the subject of Section 4.21.

    4.9 ABSENCE OF CERTAIN PAYMENTS. Neither Cascade, any Cascade Subsidiary, or any director, officer, employee or agent of, or consultant or other representative of, Cascade or any Cascade Subsidiary, or any other Person authorized to act on behalf thereof, has unlawfully offered, paid or agreed to pay, directly or indirectly, any money or anything of value to or for the benefit of any individual who is or was an official or employee or candidate for office of any Governmental Authority, or any employee or agent of any customer or supplier of Cascade or any Cascade Subsidiary, except for any such offer, payment or agreement to pay which would not individually or in the aggregate have a Material Adverse Effect and would not reasonably be expected to subject Cascade or any Cascade Subsidiary to any damage or penalty in any civil, criminal or governmental litigation or proceeding.

    4.10 REAL PROPERTY. Schedule 4.10 sets forth a complete list of (a) all real property and all interests in real property owned in fee by Cascade or the Cascade Subsidiaries (individually, an "Owned Property") and (b) all real property and all interests in real property leased by Cascade or the Material Cascade Subsidiaries (individually, "Leased Property;" and together with the Owned Property, the "Real Property"). Cascade and the Cascade Subsidiaries have
(a) good, marketable and insurable fee title to all Owned Property, and
(b) good valid leasehold interests in all Leased Property, and in the case of the Owned Property and those leasehold estates set forth on Schedule 4.10, such title is free and clear of any Liens, except (i) those created or permitted under the credit agreements listed on Schedule 4.13, (ii) as disclosed on
Schedule 4.10, and (iii) other easements, rights of way and immaterial Liens, charges, assessments or encumbrances that do not interfere with the use of the Real Property in the normal conduct of the business of Cascade and the Cascade Subsidiaries and that do not materially impair the value of the Real Property (collectively, the "Permitted Liens"). Complete and correct copies of each deed or lease relating to the Real Property described on Schedule 4.10 have been furnished or made available to the Parent. The current use and operation of the Real Property does not violate in any material respect any instrument of record affecting the Real Property. Except as disclosed on Schedule 4.10, no damage or destruction has occurred with respect to any of the Real Property since January 31, 2000 that would individually or in the aggregate materially impair the continued use or operation of the Owned Property or the Leased Property. To the Knowledge of Cascade, the Owned Property is in compliance with all Real Estate Laws and neither Cascade nor any Cascade Subsidiary has received any written notice of violation or claimed violation of any Real Estate Law, in either case except where such violation or lack of compliance would not have a Material Adverse Effect. Except as disclosed on Schedule 4.10, neither Cascade nor any Cascade Subsidiary is obligated under or a party to any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of any Real Property. Neither Cascade nor any Cascade Subsidiary is a lessor, sublessor or grantor under any lease, sublease or other instrument granting to another Person any right to the possession, lease, occupancy or enjoyment of the Real Property, other than pursuant to the agreements listed under the captions "Cascade Subleases" and "Miscellaneous Encumbrances Upon Real Property" on Schedule 4.10 and except where such right to possession, lease, occupancy or enjoyment of the Real Property would not materially interfere with the use of the Real Property in the normal conduct of the business of Cascade and the Cascade Subsidiaries. This Section 4.10 does not relate to environmental matters, which are the subject of Section 4.21.

    4.11 PERSONAL PROPERTY. Cascade and each of the Cascade Subsidiaries has good and valid title to all tangible personal property and assets which it owns, including the material tangible personal property reflected in the balance sheet included in the Financial Statements as being owned by Cascade or such Cascade Subsidiary, as the case may be, except for such tangible personal property and assets disposed of in the ordinary course of business, consistent with past practice, since January 31, 2000.

    4.12 INTELLECTUAL PROPERTY. Cascade and each of the Cascade Subsidiaries possesses all patents, trademarks, service marks, trade names, copyrights and licenses that are necessary for the use or ownership of its respective properties and assets, and the maintenance and operation of its respective businesses as currently conducted. Neither Cascade nor any of the Cascade Subsidiaries uses any registered trademarks, trade names, copyrights or patents (or has applications therefor pending) in connection with their respective businesses, except those set forth on Schedule 4.12 (collectively referred to as the "Intellectual Property"). Except as set forth on Schedule 4.12, the Intellectual Property is owned by Cascade or a Cascade Subsidiary, as indicated on Schedule 4.12, and is not subject to any license, royalty arrangement or dispute. To the Knowledge of Cascade, no registered trademark or trade name used by Cascade or any Cascade Subsidiary infringes on any trademark or trade name in any state or country in which such trademark or trade name is used by Cascade or such Cascade Subsidiary. To the Knowledge of Cascade and except as set forth on
Schedule 4.12, neither Cascade nor any Cascade Subsidiary has received written notification of infringement of any patent, copyright, trademark or trade name, or any application therefor, from any Person.

    4.13 CONTRACTS. Schedule 4.13 lists (or describes in the case of oral contracts) each contract, note, debt instrument, lease, sublease, covenant not to compete, supply agreement, guarantee, licensing agreement, partnership agreement, joint venture agreement, employment agreement (other than agreements set forth on Schedule 4.14), collective bargaining agreement or other agreement or commitment of any kind, whether written or oral, to which Cascade or any Cascade Subsidiary is a party (other than agreements set forth on Schedule 4.14) or by which any of them is bound (each, a "Contract"), provided that such Schedule need not list any written or oral Contract or related written Contracts under which the aggregate payments required to be made by or to Cascade or any Cascade Subsidiary over the life of the Contract or Contracts are less than $250,000. Complete copies of every written Contract listed on
Schedule 4.13 have been previously made available to the Parent, except as otherwise noted on Schedule 4.13. Each Contract is valid and binding on Cascade (or a Cascade Subsidiary, as applicable) and is in full force and effect. Each of Cascade and the Cascade Subsidiaries has performed all material obligations required to be performed by it to date under the Contracts listed on
Schedule 4.13, and neither Cascade nor any Cascade Subsidiary has received written notice that it is in material default in the performance of any of its obligations under any Contract listed on Schedule 4.13, and to the Knowledge of Cascade, no other Person is in material default in the performance of any of its obligations under any Contract.

    4.14  EMPLOYEE BENEFIT PLANS.

        (a) Schedule 4.14 contains a true and complete list of each material "employee benefit plan," as such term is defined in Section 3(3) of ERISA, and each material bonus, incentive or deferred compensation, severance, retention, change in control, equity incentive or other material employee benefit plan, program or policy maintained or contributed to by Cascade or any Cascade Subsidiary for the benefit of its respective employees or with respect to which Cascade or a Cascade Subsidiary is obligated to contribute on behalf of its employees (collectively, the "Plans"). In addition, Schedule 4.14 sets forth a true and complete list of all employment and noncompetition agreements with past or present employees of Cascade or any Cascade Subsidiary which are currently in effect. Cascade has made available to the Parent true and complete copies of all Plans; all related trust agreements; the most recent actuarial and trust reports prepared for any such Plan; the most recent Form 5500 filed in respect of each such Plan and all schedules thereto; the most recent determination letter issued in respect of each such Plan which is a retirement plan qualified under
Section 401(a) of the Code; and the current summary plan descriptions with respect to such Plans for which such a description has been distributed.

        (b) Each Plan intended to be qualified under Section 401(a) of the Code has received a determination letter from the IRS as to the qualification thereof under Section 401(a) of the Code; and, to the Knowledge of Cascade, no amendment has been made to any such Plan since the date of such determination letter that has or would result in the disqualification of such Plan under Section 401(a) of the Code. Each of the Plans has been operated and administered in all respects in accordance with Applicable Law, including but not limited to ERISA and the Code, except where any such noncompliance would not have a Material Adverse Effect. There are no material pending or, to the Knowledge of Cascade, threatened claims by or on behalf of any of the Plans or by any employee participating therein (other than routine claims for benefits). All contributions required to have been made by Cascade and the Cascade Subsidiaries to any Plan pursuant to applicable law (including, without limitation, ERISA and the Code) have been made on a timely basis.

        (c) Neither Cascade nor any Cascade Subsidiary has, within the preceding six years, withdrawn in a complete or partial withdrawal from any multiemployer plan (as defined in Section 4001(a)(3) of ERISA) or multiple employer plan (within the meaning of Section 4063 or 4064 of ERISA) or incurred any liability to the Pension Benefit Guaranty Corporation pursuant to Title IV of ERISA, which would have a Material Adverse Effect.

        (d)  No Plan is subject to Section 302 or Title IV of ERISA or
Section 412 of the Code. No Plan is a multiemployer plan within the meaning of
Section 4001(a)(3) of ERISA or a multiple employer plan within the meaning of
Section 4063 or 4064 of ERISA.

        (e) No other trade or business, whether or not incorporated, is currently or, within the preceding six years, has been required to be treated as a "single employer" together with Cascade pursuant to clause (b), (c) or (m) of
Section 414 of the Code.

        (f) Neither Cascade nor any Cascade Subsidiary has any obligations to provide health and life insurance benefits to retirees or other former or terminated employees under any Plan, except as set forth on Schedule 4.14(f) and except as required under Section 4980B of the Code or Section 601 of ERISA. Cascade and the Cascade Subsidiaries have complied in all material respects with
Section 4980B of the Code and Section 601 of ERISA.

        (g) Except as set forth in Schedule 4.14(g), the consummation of the transactions contemplated by this Agreement will not (i) entitle any employee of Cascade or any Cascade Subsidiary to severance pay, (ii) accelerate the time of payments or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Plan, (iii) result in any breach or violation of, or a default under, any of the Plans or (iv) result in any "excess parachute payment" within the meaning of Section 280G of the Code.

    4.15  LABOR MATTERS.  Except as described on Schedule 4.15, since
December 31, 1998, there have been no work stoppages or labor difficulties relating to employees of Cascade or the Cascade Subsidiaries that have had or are likely to have a Material Adverse Effect. There are no labor disputes currently subject to any unfair labor practice complaint, grievance procedure, arbitration or litigation, nor is there a default or any event which, with notice or the passage of time or both, would become a default, under any agreement with any labor union or association representing employees of Cascade or any Cascade Subsidiary, except for any such dispute, procedure, arbitration, litigation or default which would not have a Material Adverse Effect. There are no strikes, picketing, work stoppages or representation petitions pending or, to the Knowledge of Cascade, threatened with respect to any employee of Cascade or any Cascade Subsidiary that are likely to have a Material Adverse Effect.

    4.16 ACTIONS PENDING. Except as set forth in Schedule 4.16, there is no material claim, litigation, proceeding or investigation pending or, to the Knowledge of Cascade, threatened in writing, against or affecting the business or any of the assets of Cascade or any Cascade Subsidiary that is likely either individually or in the aggregate to have a Material Adverse Effect, or which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken in connection with this Agreement.

    4.17 AFFILIATE TRANSACTIONS. Except as set forth on Schedule 4.17, there are no existing agreements, understandings or arrangements between Cascade or any Cascade Subsidiary, on the one hand, and any Affiliate of Cascade or any Cascade Subsidiary, on the other hand.

    4.18 ABSENCE OF CHANGES OR EVENTS. Except for any change or effect resulting from (a) changes in general economic conditions, (b) the performance of this Agreement and compliance with the covenants set forth herein, or
(c) general changes or developments in the industries in which Cascade or the Cascade Subsidiaries operate, since July 31, 2000, each of Cascade and the Cascade Subsidiaries has conducted its business only in the ordinary and usual course and there has not been any adverse change in the business, assets, properties, liabilities, results of operations or financial condition of Cascade and the Cascade Subsidiaries which would have a Material Adverse Effect.

    4.19 TAXES. Except as set forth on Schedule 4.19, or as reflected or reserved against in the January 31, 2000 balance sheet included in the Financial Statements, (a) Cascade and the Cascade Subsidiaries have (or by the Closing Date will have) duly and timely filed or caused to be filed all tax returns that are required to be filed on or before the Closing Date (collectively, the "Returns") or the time for filing such returns shall have been validly extended to a date after the Closing Date, except to the extent that the failure to so file would not have a Material Adverse Effect; (b) Cascade and the Cascade Subsidiaries have paid all Taxes shown on such Returns, and have (or by the Closing Date will have) withheld and remitted to the appropriate Taxing Authority, all Taxes that are required to be withheld and remitted on or before the Closing Date, except to the extent that the failure to so pay, withhold or remit would not have a Material Adverse Effect; (c) to the Knowledge of Cascade, no claim in writing by the IRS or any other Taxing Authority for assessment or collection of Taxes, that are or may become payable by Cascade or any Cascade Subsidiary or chargeable as a Lien upon the assets thereof, has been received by Cascade or any Cascade Subsidiary; (d) the taxable years of Cascade and the Cascade Subsidiaries through the taxable year ended 1996 have been examined and closed; (e) neither Cascade nor any Cascade Subsidiary has been granted any extension or waiver of the limitation period applicable to any Returns, which period (after giving effect to such extension or waiver) has not yet expired;
(f) to the Knowledge of Cascade, neither Cascade nor any Cascade Subsidiary has received any notice in writing of any claim, audit, action, suit, proceeding or investigation now pending against or with respect to Cascade or any Cascade Subsidiary in respect of any Tax; (g) there are no requests for rulings or determinations in respect of any Tax pending between Cascade or any Cascade Subsidiary, on the one hand, and any Taxing Authority on the other; and
(h) neither Cascade nor any Cascade Subsidiary has (i) been a member of an affiliated group, or (ii) filed or been included in a combined, consolidated or unitary Return, in each case involving group members other than Cascade and the Cascade Subsidiaries. Schedule 4.19 contains a list of states, territories and jurisdictions (whether foreign or domestic) with respect to which any income Tax Return has been filed by Cascade or any Cascade Subsidiary within the last three taxable years. No election under Section 341(f) of the Code has been made to treat Cascade or any Cascade Subsidiary as a "consenting corporation" as defined in such Section 341(f). Neither Cascade nor any Cascade Subsidiary is or has been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code.

    For purposes of this Agreement, "TAX" means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by Cascade or any Cascade Subsidiary, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profits tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Authority (domestic or foreign) (a "Taxing Authority").

    4.20 INSURANCE. Schedule 4.20 lists all material insurance policies maintained by, or for the benefit of, Cascade or any Cascade Subsidiary, as an insured. All such insurance policies are in full force and effect, all premiums due thereon have been paid and no notice of termination of any such policy has been received by the insured thereunder.

    4.21 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 4.21 and in the environmental reports listed thereon, Cascade's and each Cascade Subsidiary's operation and use of its assets and the Real Property are to the Knowledge of Cascade in compliance in all respects with all Environmental Laws, except to the extent that any such noncompliance would not individually or in the aggregate have a Material Adverse Effect. Except as set forth on
Schedule 4.21 or in the environmental reports listed thereon, to the Knowledge of Cascade, Cascade and the Cascade Subsidiaries have obtained all environmental or human health permits necessary for the operation of the business of Cascade and the Cascade Subsidiaries as presently conducted, and all such permits are in full force and effect and Cascade and each Cascade Subsidiary are in compliance in all respects with the terms and conditions of each such permit, except, in each case, to the extent that any such failure to obtain or noncompliance would not individually or in the aggregate have a Material Adverse Effect. Except as set forth on Schedule 4.21, Cascade and the Cascade Subsidiaries have not been notified that they are potentially responsible parties pursuant to any Environmental Laws and, to the Knowledge of Cascade, there is no investigation pending or threatened at any location where Cascade or the Cascade Subsidiaries transported or arranged for the transportation of Hazardous Materials. Except as set forth on Schedule 4.21 and in the environmental reports listed thereon, to the Knowledge of Cascade there are no underground storage tanks containing Hazardous Materials, equipment containing polychlorinated biphenyls, or asbestos containing materials on, under or within the Real Property.

    4.22  ABSENCE OF CONFLICTS OF INTEREST.  Except as set forth on
Schedule 4.22, no officer, director or Affiliate of Cascade or any Cascade Subsidiary has any material interest in any material contract or material property (real or personal), tangible or intangible, used in the business of Cascade or any Cascade Subsidiary.

    4.23 FAIRNESS OPINION; FINANCIAL ADVISOR. The Board has received the written opinion of Gleacher & Co. LLC, financial advisor to the Special Committee, dated the date of this Agreement, to the effect that the consideration to be received by the shareholders of Cascade (other than Parent and its affiliates) in the Merger is fair to such shareholders from a financial point of view, a copy of which opinion has been delivered to Parent. Except for Gleacher & Co. LLC, neither Cascade nor any Cascade Subsidiary has employed, or is subject to the valid claim of, any broker, finder or other financial intermediary in connection with the transactions contemplated by this Agreement or the transactions contemplated hereby, which might be entitled to a fee or commission in connection herewith or therewith.

    4.24  FOREIGN PERSON.  Cascade is not a foreign person within the meaning of
Section 1445(f)(3) of the Code.

    4.25 VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding Cascade Common Stock and the votes attributable to the share of Cascade Special Voting Stock, voting together as a single voting group, are the only vote of holders of any class or series of Cascade capital stock necessary to approve this Agreement and the transactions contemplated hereby.

                                   ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES
                       OF THE PARENT AND ACQUISITION CO.

    The Parent and Acquisition Co., jointly and severally, represent and warrant to Cascade as follows:

    5.1 ORGANIZATION AND STANDING. Each of CAC-I and CAC-II is a corporation duly organized and in good standing under the laws of the State of Delaware that has the power and authority to carry on its business as presently conducted. Acquisition Co. is a corporation, duly organized, validly existing and in good standing under the laws of the State of Oregon and has all requisite corporate power and authority to carry on its business as presently conducted.

    5.2 AUTHORIZATION AND BINDING OBLIGATION. Each of the Parent and Acquisition Co. has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Parent and Acquisition Co. and the consummation by the Parent and Acquisition Co. of the transactions contemplated hereby have been duly and validly authorized and approved by all necessary corporate action on the part of each of the Parent and Acquisition Co. and no other corporate action or other proceeding on the part of the Parent or Acquisition Co. is necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Parent and Acquisition Co. and constitutes a valid and binding obligation of the Parent and Acquisition Co., enforceable against the Parent and Acquisition Co. in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar rights of creditors generally and by general principles of equity.

    5.3 CONSENTS AND APPROVALS; NO CONFLICTS. Except for applicable requirements of the HSR Act and filing and recordation of the Articles of Merger as required by the OBCA, no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the consummation by the Parent or Acquisition Co. of the transactions contemplated by this Agreement. Subject to obtaining such approval and making such filings, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by the

Parent or Acquisition Co. with any of the provisions hereof will (a) result in any violation of any provision of the organizational documents of the Parent or Acquisition Co., (b) violate any Applicable Law to which the Parent or Acquisition Co. is subject or by which any of their respective properties is bound, or (c) result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a material default (or give rise to any right of termination, cancellation or acceleration) under, any material contract, agreement, note, bond, mortgage, indenture, license, lease, franchise, permit, employee benefit plan or other instrument or obligation to which the Parent or Acquisition Co. is a party, or by which either of them or any of their respective properties is bound, except in the case of clauses (b) and
(c) above, where such violation, breach, default, or right of termination, cancellation or acceleration would not have a material adverse effect on their ability to perform their respective obligations hereunder.

    5.4 LITIGATION. There is no claim, litigation, proceeding or investigation pending or, to the best of the Parent's or Acquisition Co.'s knowledge, threatened in writing, which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken by the Parent or Acquisition Co. in connection with this Agreement or which would have a material adverse effect on their ability to perform their respective obligations hereunder.

    5.5 FINDERS AND INVESTMENT BANKERS. Except as provided in Schedule 5.5, all negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any Person acting on behalf of the Parent or Acquisition Co. in such manner as to give rise to any valid claim against Cascade for any broker's fee or finder's fee or similar compensation.

    5.6 FINANCING. Parent has received and delivered to the Special Committee a commitment letter from Fleet National Bank, N.A. dated October 16, 2000, addressed to TD Capital Group Limited, Lift Technologies Inc. and Ontario Municipal Employees Retirement Board, and a commitment letter from TD Capital-Mezzanine Partners dated October 16, 2000, addressed to TD Capital Group Limited (the "Commitment Letters"), whereby Fleet National Bank, N.A. and TD Capital-Mezzanine Partners have committed, upon the terms and subject to the conditions set forth therein, which terms and conditions are satisfactory to Parent, to provide debt financing in the aggregate amount of $238 million (of which $164 million shall be in the form of senior indebtedness). Parent has received and delivered to the Special Committee a letter dated October 17, 2000 (the "Parent Commitment Letter") addressed to Parent whereby William J. Harrison, TD Capital Group Limited and the Ontario Municipal Employees Retirement Board have committed, upon the terms and subject to the conditions set forth in the equity commitment letter and term sheet attached thereto, to provide a contribution in the form of common equity financing to Acquisition Co. in an amount of up to $100 million in cash, plus stock and assets (which contribution, together with the amounts to be provided pursuant to the Commitment Letters, being hereinafter referred to as the "Financings"). Each of the Commitment Letters and the Parent Commitment Letter is in effect on the date hereof and has not been amended or modified and there is no breach or default existing (or which with notice or lapse of time or otherwise may exist) thereunder. The aggregate proceeds of the Financings are sufficient to pay the aggregate Per Share Price and the Option Consideration, to repay the existing indebtedness of the Company and its Subsidiaries (excluding any indebtedness the parties agree in writing shall not be repaid) and to pay all fees and expenses related to the transactions contemplated by this Agreement. Parent and Acquisition Co. acknowledge that, in entering into this Agreement, Cascade is relying upon the commitments of William J. Harrison, TD Capital Group Limited and the Ontario Municipal Employees Retirement Board set forth in the Parent Commitment Letter.

    5.7 VOTING AGREEMENT. W. J. Harrison Holdings, Ltd. and William J. Harrison have executed and delivered to Cascade voting agreements which provide that such persons will vote the Exchangeable Shares and any other shares of Cascade Capital Stock owned by them in favor of approval of the Merger.

                                   ARTICLE 6
                                   COVENANTS

    6.1  SHAREHOLDER APPROVALS AND CASCADE PROXY STATEMENT.

        (a) As soon as is reasonably practicable after execution of this Agreement, Cascade shall take all action necessary, in accordance with the OBCA and its Restated Articles of Incorporation and Bylaws, to convene a meeting of its shareholders as promptly as practicable to consider and vote upon the Merger (the "Cascade Shareholders Meeting"). Subject to the fiduciary obligations of the Board under Applicable Law as advised by independent counsel, (i) the Proxy Statement shall contain the recommendation of the Board that the shareholders of Cascade vote to approve the Merger and this Agreement, and (ii) Cascade shall use its best efforts to solicit from its shareholders proxies in favor of such adoption and approval and to take all other action necessary or desirable to secure the vote or consent of its shareholders as required by the OBCA to effect the Merger. At the Cascade Shareholders Meeting, Parent, its direct and indirect subsidiaries and Acquisition Co. shall vote, and shall cause William J. Harrison Holdings Ltd. and its Affiliates to vote, all of the shares of Cascade Common Stock and the share of Cascade Special Voting Stock then owned by any of them in favor of the Merger.

        (b) As soon as is reasonably practicable after execution of this Agreement, Cascade shall (with the cooperation of Parent and Acquisition Co.)
(i) prepare and file with the SEC a preliminary proxy statement, together with a form of proxy, with respect to the Cascade Shareholders Meeting and, after consultation with the Parent, promptly respond to any SEC comments with respect to such preliminary proxy statement, and (ii) subject to compliance with the rules and regulations of the SEC, mail a definitive proxy statement to the shareholders of Cascade. The term "Proxy Statement" shall mean such proxy statement at the time it initially is mailed to Cascade's shareholders and all amendments or supplements thereto, if any, similarly filed and mailed. None of the information provided and to be provided by Parent, Acquisition Co. and Cascade, respectively, for use in the Proxy Statement shall, on the date the Proxy Statement is first mailed to the Cascade shareholders and on the date of the Cascade Shareholders Meeting, be false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, and Parent, Acquisition Co. and Cascade each agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading in any material respect. Cascade represents that the Proxy Statement shall comply as to form in all material respects with all applicable requirements of United States securities laws.

    6.2  FILINGS; COOPERATION.

        (a) Parent, Acquisition Co. and Cascade agree (i) to cooperate with each other in determining whether any filings are required to be made or consents required to be obtained in any jurisdiction in connection with the consummation of the transactions contemplated by this Agreement, (ii) to cooperate with each other to properly prepare and file any filings required under any Applicable Law relating to the Merger and the transactions contemplated herein, including the filings with the SEC and the filings required under the HSR Act (collectively, the "Filings"), and (iii) to pursue all reasonable commercial efforts to obtain promptly the satisfaction of the conditions to the closing of the Merger. The Parent and Acquisition Co., on the one hand, and Cascade, on the other, shall promptly notify the other of the receipt of any comments on, or any request for amendments or supplements to, the Filings by any governmental official, and each of Cascade, the Parent and Acquisition Co. will supply the other with copies of all correspondence between it and each of its subsidiaries and representatives, on the one hand, and any appropriate governmental official, on the other hand, with respect to the Filings.

        (b) Subject to compliance with Applicable Law, from the date hereof until the Effective Time, each of Cascade and the Parent shall confer on a regular and frequent basis with one or more representatives of the other party to report Cascade's operational matters of materiality and the general status of Cascade's ongoing operations and shall promptly provide the other party or its counsel with copies of all Filings made by such party with any Governmental Authority in connection with the Merger and the transactions contemplated herein.

        (c) Parent hereby agrees to use commercially reasonable efforts to obtain the Financings, including using commercially reasonable efforts (i) to negotiate definitive agreements with respect thereto and (ii) to satisfy all conditions applicable to Parent in such definitive agreements. In the event any portion of such financing becomes unavailable in the manner or from the sources originally contemplated, Parent will use commercially reasonable efforts to obtain any such portion from alternative sources on substantially comparable terms. Parent will keep the Special Committee informed on a regular ongoing basis of the status of its efforts to obtain such financing, and will notify such committee immediately in the event any portion of such financing becomes unavailable.

    6.3 CONDUCT OF BUSINESS. During the period from the date hereof to the Closing Date, Cascade covenants and agrees that it will and will cause the Cascade Subsidiaries to carry on their businesses in the ordinary course of business, in substantially the same manner as heretofore conducted, and will use its reasonable commercial efforts consistent with past practices and policies to preserve intact its and the Cascade Subsidiaries' present business organization, keep available the services of their respective officers and key employees and preserve their relationships with customers and suppliers and others having business dealings with them, to the end that their goodwill and ongoing business shall be maintained following the Closing. Without limiting the generality of the foregoing, except as expressly permitted by this Agreement or with the prior written consent of the Parent, such consent not to be unreasonably withheld or delayed, or as set forth on Schedule 6.3, Cascade covenants and agrees that it will not, and it will not permit any Cascade Subsidiary to do, or agree to do, on or after the date hereof, any of the following, on or before the Closing:

        (a) amend their respective articles of incorporation or bylaws or other organizational documents;

        (b) rescind, modify, amend or otherwise change or affect any of the resolutions of the Board recommending adoption of this Agreement and authorization of the Merger;

        (c) issue, sell, transfer, assign, pledge, convey or dispose of any capital stock or other equity interest, including, without limitation, any subscriptions, options, warrants, calls, conversions or other rights, agreements, commitments, arrangements or understandings of any kind obligating Cascade or any Cascade Subsidiary, contingently or otherwise, to issue or sell, or cause to be issued or sold, any capital stock or other equity interest of Cascade or any Cascade Subsidiary;

        (d) split, combine or reclassify any shares of any class of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any class of its capital stock, or redeem or otherwise acquire any shares of such capital stock;

        (e) write off any receivables, except in the ordinary course of business consistent with past practice;

        (f) (i) sell, assign, lease or otherwise transfer or dispose of any material assets or (ii) acquire or agree to acquire any material business or assets, except in the ordinary course of business consistent with past practice;

        (g) (i) except in the ordinary course of business (including reduction of accruals related to environmental matters) consistent with past practice under existing lines of credit, create, incur or assume any long-term debt, including obligations in respect of capital leases, or create, incur, assume, maintain or permit to exist any short-term borrowing in an aggregate amount for Cascade and the Cascade Subsidiaries in excess of $5 million, (ii) make or commit to make capital expenditures in excess of $250,000 each or $5 million in the aggregate; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except for assumptions, guarantees or endorsements by Cascade of the obligations of any Cascade Subsidiary in the ordinary course of business consistent with past practice; (iv) make any loans, advances or capital contributions to, or investments in, any other Person (other than customary loans or advances in the ordinary course of business consistent with past practice) to employees not to exceed $100,000 in the aggregate and extensions of credit made to customers on a trade receivable basis in the ordinary course of business consistent with past practice; (v) create, assume or permit to exist any Lien upon their assets, except for those in existence on the date of this Agreement and except for those additional Liens created in the ordinary course of business consistent with past practice; or (vi) amend in any material respect or terminate any Contract;

        (h) (i) increase or modify or agree to increase or modify the compensation, bonuses or other benefits or perquisites of any employee of Cascade or any Cascade Subsidiary, except for salary increases granted in the ordinary course of business consistent with past practice, or (ii) pay or commit to pay any compensation, bonus, pension or other retirement benefit or allowance, fringe benefit or other benefit not required by the terms of an existing Plan or collective bargaining agreement as in effect on the date hereof or otherwise in the ordinary course of business consistent with past practice;

        (i) make any new elections, or make any changes to current elections, with respect to Taxes;

        (j)  fail to maintain their books and records in accordance with GAAP;

        (k) take or fail to take any action that would cause any of its representations and warranties not to be true and correct on the Closing Date in the manner required by Section 7.3(b); or

        (l) enter into any agreement, contract, commitment or arrangement to do any of the foregoing.

    6.4 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use (and Cascade shall cause the Cascade Subsidiaries to use) their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with one another in connection with the foregoing, including using its commercially reasonable efforts to obtain all necessary consents, approvals and authorizations as are required to be obtained under Applicable Law, to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and to effect all necessary registrations and Filings.

    6.5  ACQUISITION PROPOSALS.

        (a) From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Cascade shall not, directly or indirectly, through any officer, director, employee, representative or agent, (i) solicit or initiate any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, share exchange, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation pursuant to a tender offer) or similar transaction or series of transactions involving Cascade, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), or
(ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or
(iii) agree to, approve or recommend to its shareholders any Acquisition Proposal; PROVIDED, HOWEVER, that nothing contained in this Agreement shall prevent Cascade, the Board or any committee thereof from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity (including a new and unsolicited Acquisition Proposal received by Cascade after the execution of this Agreement from a person or entity whose initial contact with Cascade may have been solicited by Cascade or on its behalf prior to the execution of this Agreement) or recommending such an unsolicited bona fide written Acquisition Proposal to the shareholders of Cascade, if and only to the extent that (1) such Acquisition Proposal is not subject to any financing or material due diligence conditions and the Board or any committee thereof believes in good faith (after consultation with and based upon the advice of its financial advisor) that such person or entity has the financial capacity to consummate such Acquisition Proposal and such Acquisition Proposal would, if consummated, result in a transaction more favorable to Cascade shareholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and the Board or any committee thereof determines in good faith after consultation with and based upon the advice of outside legal counsel that such action is necessary for the Board to comply with its fiduciary duties to Cascade's shareholders under applicable law, and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, Cascade receives from such person or entity an executed confidentiality agreement on terms no less favorable to Cascade than those contained in the Confidentiality Agreement, dated as of June 18, 2000, between Cascade and TD Capital Group Limited or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. Cascade will immediately notify the Parent of the existence of any proposal, discussion, negotiation or inquiry received by Cascade, and Cascade will immediately communicate to the Parent the terms of any proposal, discussion, negotiation or inquiry which it may receive (and will immediately provide to the Parent copies of any written materials received by Cascade in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry or engaging in such discussion or negotiation. Cascade will promptly provide to the Parent any non-public information concerning Cascade provided to any other party which was not previously provided to the Parent.

        (b) In the event a Superior Proposal is received by the Board or any committee thereof, and the Board or such committee proposes to endorse or accept such Superior Proposal, the Board or such committee shall promptly advise Parent of the terms of such Superior Proposal, and will not enter into any commitments with respect to such Superior Proposal unless, within two Business Days of providing Parent with the terms of such Superior Proposal, Parent does not deliver to the Board or any committee thereof a written offer to amend the terms of this Agreement to provide for terms and conditions (including the amount and value of consideration hereunder) which are reasonably determined by the Board or any committee thereof to be, when taken in their entirety, as favorable to Cascade as the Superior Proposal.

        (c) Upon compliance with the foregoing, following receipt of a Superior Proposal, the Board shall be entitled to withdraw, modify or refrain from making its recommendation referred to in Section 6.1(a) and approve and recommend to the shareholders of Cascade a Superior Proposal, and Cascade shall be entitled to enter into an agreement with such third party concerning a Superior Proposal.

        (d) Cascade shall be entitled to provide copies of this Section 6.5 to third parties who, on an unsolicited basis after the date of this Agreement, contact Cascade regarding an Acquisition Proposal.

    6.6 PUBLIC ANNOUNCEMENTS. The Parent and Cascade will consult with one another before issuing any press release or otherwise making any public statement with respect to this Agreement or the Merger, and shall not issue any such press release or make any such public statement prior to such consultation without the consent of the Parent and Cascade, except based on the advice of counsel for Cascade or the Parent, as the case may be, as required by Applicable Law.

    6.7 CONSENT OF THE PARENT. The Parent, as the sole shareholder of Acquisition Co., by executing this Agreement hereby consents to the execution, delivery and performance of this Agreement by Acquisition Co. and such consent shall be treated for all purposes as a vote duly adopted at a meeting of the shareholders of Acquisition Co. held for such purpose.

    6.8  TRANSFER TAXES.

        (a) Except as provided in Section 3.5(c), the Parent shall be responsible for the payment of, and shall indemnify the Cascade shareholders against, all Transfer Taxes arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement.

        (b) As between the Cascade shareholders, on the one hand, and the Parent, on the other hand, the party that has the primary responsibility under Applicable Law for filing any Tax return required to be filed in respect of Transfer Taxes shall prepare and timely file such Tax return, PROVIDED HOWEVER, that such party's preparation of such Tax return shall be subject to the other party's approval, which approval shall not be withheld or delayed unreasonably.

    6.9 INDEMNIFICATION OF OFFICERS AND DIRECTORS; OFFICERS' AND DIRECTORS' INSURANCE. The Parent agrees that for the entire period from the Effective Time until at least six (6) years after the Effective Time (a) the Articles of Incorporation and the Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification (including advancement of expenses) and exculpation from liability set forth in Cascade's Restated Articles of Incorporation and Bylaws, as amended as of the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified during such period in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of Cascade unless such modification is required by Applicable Law and (b) the Surviving Corporation shall either (x) maintain in effect Cascade's current directors' and officers' liability insurance covering those persons who are currently covered on the date of this Agreement by Cascade's directors' and officers' liability insurance policy or (y) purchase an extended coverage or "tail" insurance policy having a policy limit equal to or greater than the aggregate policy limit of such insurance and covering such persons against claims made within six (6) years following the Effective Time, provided that the Surviving Corporation shall not be obligated to pay in order to maintain or procure insurance coverage pursuant to this paragraph an amount per year in excess of 250% of the aggregate premiums paid by Cascade for the policy period ending November 20, 2000 (exclusive of excess coverage obtained in 2000) for directors' and officers' liability insurance (and shall timely notify Cascade's former officers and directors of any lapse in coverage).

    6.10 NOTIFICATION OF CERTAIN MATTERS. Parent and Acquisition Co. shall give prompt notice to Cascade and Cascade shall give prompt notice to Parent, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause (a) any representation or warranty of Cascade or of Parent and Acquisition Co. contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, or (b) any material failure of Parent and Acquisition Co. or Cascade, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. The delivery of any notice pursuant to this Section 6.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    6.11 ACCESS TO INFORMATION. To the extent permitted by Applicable Law, and upon reasonable notice, Cascade shall (and shall cause each Cascade Subsidiary to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent, access, during normal business hours during the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records and, during such period, Cascade shall (and shall cause each Cascade Subsidiary to) furnish promptly to the Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the federal securities laws and (b) all other information concerning its business, properties and personnel as the Parent may reasonably request. Access shall include the right to conduct such management information systems, risk management and environmental studies as Parent shall reasonably deem appropriate.

                                   ARTICLE 7
                               CLOSING CONDITIONS

    7.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ALL PARTIES. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of each of the following conditions:

        (a) The Merger and this Agreement shall have been duly approved and adopted by the vote of a majority of the shares of Cascade Common Stock and the votes attributable to the share of Cascade Special Voting Stock, voting together as a single voting group, as required by the OBCA and Cascade's Restated Articles of Incorporation and Bylaws.

        (b) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

        (c) No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority shall be in effect which would (i) make the consummation of the Merger by the Parent, Acquisition Co. or Cascade illegal or (ii) otherwise prevent the consummation of the Merger.

    7.2 ADDITIONAL CONDITIONS PRECEDENT TO THE OBLIGATION OF CASCADE. The obligation of Cascade to effect the Merger is also subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

        (a) The Parent and Acquisition Co. shall each have performed in all material respects each of its respective covenants and obligations under this Agreement required to be performed by it on or prior to the Effective Time pursuant to the terms hereof.

        (b) The representations and warranties of the Parent and Acquisition Co. contained in this Agreement shall be true and correct in all material respects, in each case when made and, unless such representation or warranty is made as of a specific date, at and as of the Effective Time as if made at and as of such time.

        (c) Cascade shall have received a certificate, dated the Closing Date, of an executive officer of the Parent, to the effect that the conditions specified in paragraphs (a) and (b) of this Section 7.2 have been fulfilled.

        (d) Cascade shall have received the opinion of Torys, special counsel to the Parent and Acquisition Co., in such form as it may reasonably request.

        (e) Parent or Acquisition Co. shall have received sufficient funds to pay the aggregate Per Share Price and Option Consideration and consummate the Merger.

    7.3 ADDITIONAL CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARENT AND ACQUISITION CO. The obligations of the Parent and Acquisition Co. to effect the Merger are also subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

        (a) Cascade shall have performed in all material respects each of its covenants and obligations under this Agreement required to be performed by it on or prior to the Effective Time pursuant to the terms hereof.

        (b) The representations and warranties of Cascade contained in this Agreement shall be true and correct when made and, unless such representation or warranty is made as of a specific date, at and as of the Effective Time as if made at and as of such time, except for (i) changes contemplated by this Agreement and (ii) any failure to be so true and correct which, individually or with all such other failures, would not have a Material Adverse Effect.

        (c) The Parent shall have received a certificate dated the Closing Date, of an executive officer of Cascade, to the effect that the conditions specified in paragraphs (a) and (b) of this Section 7.3 have been fulfilled.

        (d) The Parent and Acquisition Co. shall each have received the opinion of Newcomb, Sabin, Schwartz & Landsverk, LLP, counsel to Cascade, in such form as it may reasonably request.

        (e)  Parent or Acquisition Co. shall have received at least
$238 million of proceeds under the credit facilities contemplated by the Commitment Letters for such facilities on terms substantially similar to those set forth in such Commitment Letters, provided Parent and Acquisition Co. shall have complied with the provisions of Section 6.2(c).

                                   ARTICLE 8
                                    CLOSING

    8.1 TIME AND PLACE. The Closing shall take place at the offices of Tonkon Torp LLP, 888 S.W. Fifth Avenue, Suite 1600, Portland, Oregon 97204, at
10:00 a.m., local time on the same Business Day that the condition set forth in
Section 7.1(a) is satisfied or on such other date and at such other time as Cascade and the Parent agree.

    8.2 FILINGS AT THE CLOSING; OTHER ACTIONS. At the Closing, the Parent and Cascade shall cause the Articles of Merger (and the associated plan of merger) to be filed and recorded in accordance with the provisions of Section 60.494 of the OBCA, and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                                   ARTICLE 9
           NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

    All of the representations and warranties contained in this Agreement or any representations and warranties contained in any certificate, document or instrument delivered pursuant to this Agreement shall terminate as of the Closing. The covenants set forth in Sections 3.5, 6.8 and 6.9 shall survive for the respective periods set forth therein.

                                   ARTICLE 10
                               TERMINATION RIGHTS

    10.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

        (a)  by mutual consent of the Parent, Acquisition Co. and Cascade;

        (b) by either the Parent, Acquisition Co. or Cascade if the Merger shall not have been consummated on or before March 31, 2001; provided, however, that the right to terminate this Agreement shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or before the aforesaid date;

        (c) by the Parent or Acquisition Co., if Cascade shall have materially breached any of its covenants herein or if Cascade shall have made a misrepresentation and not cured the same within 15 days of notice of such breach or misrepresentation, which misrepresentation causes the condition in
Section 7.3(b) not to be satisfied; provided, however, that if an inaccuracy in any of Cascade's representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by Cascade is curable and Cascade is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then Parent or Acquisition Co. may not terminate this Agreement under this Section 10.1 (c) on account of such inaccuracy or breach;

        (d) by Cascade, if either the Parent or Acquisition Co. shall have materially breached any of its covenants herein or if either the Parent or Acquisition Co. shall have made a misrepresentation herein and not cured the same within 15 days of notice of such breach or misrepresentation, which misrepresentation causes the condition in Section 7.2(b) not to be satisfied; provided, however, that if an inaccuracy in any of Parent's or Acquisition Co.'s representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by Parent or Acquisition Co. is curable by Parent or Acquisition Co. and Parent or Acquisition Co. is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then Cascade may not terminate this Agreement under this Section 10.1(d) on account of such inaccuracy or breach;

        (e) by either the Parent, Acquisition Co. or Cascade, if (i) any court of competent jurisdiction or other governmental agency of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and non-appealable or
(ii) if the required vote set forth in Section 7.1(a) hereof shall not have been obtained at the Cascade Shareholders Meeting or at any adjournment or postponement thereof;

        (f) by the Parent or Acquisition Co., if (i) the Board shall have withdrawn or modified in a manner materially adverse to the Parent or Acquisition Co. its approval or recommendation of this Agreement or the Merger or shall have recommended an Acquisition Proposal with a person or entity other than the Parent, Acquisition Co. or their Affiliates, or (ii) Cascade shall have executed a definitive agreement relating to an Acquisition Proposal or similar business combination with a person or entity other than the Parent, Acquisition Co. or their Affiliates; or

        (g) by Cascade, if the Board shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger in order to permit Cascade to enter into a definitive agreement with respect to a Superior Proposal, which is then pending, provided Cascade has complied with the provisions of Section 6.5.

    10.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination and abandonment of the Merger by the Parent, Acquisition Co. or Cascade pursuant to
Section 10.1 hereof, notice thereof shall forthwith be given to Cascade or the Parent, respectively, and this Agreement shall terminate and the Merger shall be abandoned, without further action by any of the parties hereto, except that the provisions of Sections 6.6, 10.3, 11.4, and 11.7 hereof shall survive such termination, and Parent or Acquisition Co. shall return to Cascade all documents, work papers and other materials obtained from Cascade in connection with the transactions contemplated hereby. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party to this Agreement except as provided in this Section 10.2 and in Section 10.3; PROVIDED, HOWEVER, any termination shall be without prejudice to the rights of any party hereto arising out of a breach by any other party of any covenant, agreement or representation contained in this Agreement.

    10.3  EXPENSES; TERMINATION FEE.

        (a) Except as set forth in this Section 10.3, each of the Parent and Acquisition Co., on the one hand, and Cascade, on the other hand, shall be responsible for the payment of their respective expenses, including legal and accounting fees, in connection with the preparation, negotiation and closing of this Agreement and transactions contemplated hereby, except that (i) if the Parent or Acquisition Co. terminate this Agreement pursuant to Section 10.1(f) or Cascade terminates pursuant to Section 10.1(g) hereof, or (ii) if Cascade, the Parent or Acquisition Co. terminate this Agreement pursuant to
Section 10.1(e)(ii) and an Acquisition Proposal shall have been publicly announced or otherwise communicated to the shareholders of Cascade after the date of this Agreement and prior to the Cascade Shareholders Meeting and such Acquisition Proposal shall be consummated within 12 months of the date of termination of this Agreement, then Cascade shall pay to the Parent, in addition to its Expenses (as defined in Section 10.3(b)), by wire transfer of immediately available funds to an account designated by Parent, a fee equal to $7,500,000. Such payment shall be due in the case of a termination in the circumstances specified in clause (i) above, within five business days after written notice of termination and in the case of a termination in the circumstances specified in clause (ii) above, on the date of consummation of such Acquisition Proposal.

        (b) If (i) the Parent or Acquisition Co. terminate this Agreement pursuant to Section 10.1(f) or Cascade terminates pursuant to Section 10.1(g) hereof, or (ii) if Cascade, the Parent or Acquisition Co. terminate this Agreement pursuant to Section 10.1(e)(ii) and at the time of such termination no

Acquisition Proposal shall be pending, then Cascade shall pay to the Parent all of the Parent's and Acquisition Co.'s reasonable out-of-pocket expenses and fees (including without limitation fees and expenses payable to counsel, accountants, experts and consultants, banks, investment banking firms and other financial institutions and their respective agents and counsel) actually incurred by the Parent or Acquisition Co. in connection with the transactions contemplated by this Agreement and the Merger up to a maximum of $2,500,000 (the "Expenses"). Such payment shall be due within five business days after the Parent or Acquisition Co. shall have provided Cascade with an itemized statement in respect of such Expenses, and shall be paid by wire transfer of immediately available funds to an account designated by Parent.

                                   ARTICLE 11
                                OTHER PROVISIONS

    11.1 AMENDMENT AND MODIFICATION. Subject to Applicable Law, this Agreement may be amended, modified or supplemented only by mutual written agreement of the parties hereto.

    11.2 BENEFIT AND ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective, successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party to this Agreement without the prior written consent of the other parties hereto.

    11.3 NO THIRD-PARTY BENEFICIARIES. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and their respective successors and permitted assigns.

    11.4 ENTIRE AGREEMENT. This Agreement and the Confidentiality Agreement, dated as of June 18, 2000, between Cascade and TD Capital Group Limited and the exhibits and schedules hereto and thereto embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein and therein. No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against which enforcement of any amendment, waiver or consent is sought. Acquisition Co. hereby agrees that any consent or waiver of compliance given by the Parent hereunder shall be conclusively binding upon it, whether given expressly on Acquisition Co.'s behalf or not. Cascade is not making any representation or warranty whatsoever, express or implied, except the representations and warranties of Cascade contained in this Agreement, and each of the Parent and Acquisition Co. acknowledges and agrees that it has not relied on or been induced to enter into this Agreement by any representation or warranty of Cascade (or any Cascade Subsidiary) other than those expressly set forth in this Agreement.

    11.5 HEADINGS. The headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

    11.6 CHOICE OF LAW. The construction and performance of this Agreement shall be governed by the substantive laws of the State of Oregon without regard to its principles of conflict of laws, and the state and federal courts of Oregon shall have exclusive jurisdiction over any controversy or claim arising out of or relating to this Agreement.

    11.7 NOTICES. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or
(d) sent by facsimile, as follows:

    (a) If to the Parent or Acquisition Co., to them at:

    with copies to:

    Torys
    237 Park Avenue
    New York, New York 10017-3142
    Facsimile: (212) 682-0200
    Attention: Andrew J. Beck, Esq.

    (b) If to Cascade, to it at:

    Cascade Corporation
    2201 NE 201st Avenue
    Fairview, Oregon 97204-9718
    Facsimile: (503) 669-6718

    Attention: Chief Executive Officer

    with copies to:

    Tonkon Torp LLP
    888 SW 5th Avenue, Suite 1600
    Portland, Oregon 97204
    Facsimile: (503) 972-3704

    Attention:  Brian G. Booth, Esq.
                Thomas P. Palmer, Esq.

    and

    Newcomb, Sabin, Schwartz & Landsverk, LLP
    111 SW 5th Avenue, Suite 4040
    Portland, Oregon 97204

    Attention: Jack B. Schwartz, Esq.

or to such other Person or address as any party shall specify by notice in writing to the party entitled to notice. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received
(w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth Business Day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered or (z) if by facsimile, on the next day following the day on which such facsimile was sent, provided that a copy is also sent by certified or registered mail.

    11.8 SEVERABILITY. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permitted under Applicable Law. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, so as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

    11.9 EXTENSIONS AND WAIVERS. At any time prior to the Effective Time, the parties, by action taken or authorized by their respective boards of directors may, to the extent permitted under Applicable Law, (a) extend the time for the performance of any of the covenants, obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

    11.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

    11.11 SCHEDULES. The Schedules to this Agreement shall be arranged in separate parts corresponding to the Sections of this Agreement, and the information disclosed in any Schedule shall be deemed to relate to and to qualify only the particular representation, warranty or covenant set forth in the corresponding Section, and any other representation, warranty or covenant to which the relevance of the information in the Schedule is reasonably apparent. Any and all statements or disclosures set forth in the Schedules shall be deemed to have been made on and as of the date of this Agreement.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                                       CASCADE ACQUISITION CORP.

                                                       By:  /s/ STEPHEN J. DENT
                                                            -----------------------------------------
                                                            Name: Stephen J. Dent
                                                            Title: Vice President

                                                       CASCADE--II ACQUISITION CORP.

                                                       By:  /s/ STEPHEN J. DENT
                                                            -----------------------------------------
                                                            Name: Stephen J. Dent
                                                            Title: Vice President

                                                       CAS ACQUISITION CORP.

                                                       By:  /s/ STEPHEN J. DENT
                                                            -----------------------------------------
                                                            Name: Stephen J. Dent
                                                            Title: Vice President

                                                       CASCADE CORPORATION

                                                       By:  /s/ JAMES S. OSTERMAN
                                                            -----------------------------------------
                                                            Name: James S. Osterman
                                                            Title: Chair of the Special Committee
                                                                 of the Board of Directors

                                                                      APPENDIX B

                                VOTING AGREEMENT

    THIS VOTING AGREEMENT is entered into as of October 18, 2000, by and between CASCADE CORPORATION, an Oregon corporation ("Cascade"), and William J. Harrison ("Shareholder").

                                    RECITALS

    A. Cascade Acquisition Corp., a Delaware corporation ("CAC-I"), Cascade--II Acquisition Corp., a Delaware corporation ("CAC-II," and together with CAC-I, the "Parent"), CAS Acquisition Corp., an Oregon corporation and an indirect wholly-owned subsidiary of Parent ("Acquisition Co."), and Cascade are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") which provides (subject to the conditions set forth therein) for the merger of Acquisition Co. with and into Cascade (the "Merger").

    B. In order to induce Cascade to enter into the Merger Agreement, Shareholder is entering into this Voting Agreement.

                                   AGREEMENT

    The parties to this Voting Agreement, intending to be legally bound, agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

    For purposes of this Voting Agreement:

    1.1 "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

    1.2 "Exchangeable Shares" means the exchangeable shares of Cascade
(Canada) Ltd. (formerly Cascade (Canada) Holdings Inc.) issued pursuant to the Share Purchase Agreement dated March 11, 1997 among Couphar Ltd.,
Balyrobe Ltd., 879185 Ontario Inc., 568745 Ontario, Inc. James E. Britton (in trust), Penfund Partners and Company, Bantor Company, W.J. Harrison and Cascade (Canada) Holdings Inc. and Cascade.

    1.3 "Expiration Date" shall mean the earlier of (i) the date upon which the Merger Agreement is validly terminated or (ii) the date upon which the Merger becomes effective.

    1.4 Shareholder shall be deemed to "Own" or to have acquired "Ownership" of a security if Shareholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

    1.5 "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity or (iii) governmental authority.

    1.6 "Subject Securities" shall mean: (i) the Exchangeable Shares and all securities of Cascade (including all shares of Cascade capital stock and all options, warrants, and other rights to acquire shares of Cascade capital stock) Owned by Shareholder as of the date of this Agreement; and (ii) all additional securities of Cascade (including all additional shares of Cascade capital stock and all additional options, warrants, convertible notes and other rights to acquire shares of Cascade capital stock) of which Shareholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

    1.7 A Person shall be deemed to have a effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

                                   ARTICLE 2
                         TRANSFER OF SUBJECT SECURITIES

    2.1. RESTRICTION ON TRANSFER. Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Shareholder shall not cause or permit any Transfer of any of the Subject Securities to be effected, other than to an Affiliate of Shareholder (or to the Parent or Acquisition Co.) who shall have: (a) executed a counterpart of this Voting Agreement and a proxy in the form attached hereto as Exhibit A; and (b) agreed to hold such Subject Securities (or interest in such Subject Securities) subject to all of the terms and provisions of this Voting Agreement.

    2.2 TRANSFER OF VOTING RIGHTS. Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, except as provided in this Voting Agreement, Shareholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

                                   ARTICLE 3
                                VOTING OF SHARES

    3.1 VOTING AGREEMENT. Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, at any meeting of shareholders of Cascade, however called, and in any written action by consent of shareholders of Cascade, Shareholder shall (unless otherwise directed in writing by Cascade) cause the Exchangeable Shares and all outstanding shares of Cascade capital stock that are Owned by Shareholder as of the record date fixed for such meeting or written consent to be voted in favor of the approval and adoption of the Merger Agreement and the approval of the Merger on the terms and subject to the conditions set forth therein, and in favor of each of the other actions contemplated by the Merger Agreement. Shareholder shall not enter into any agreement or understanding with any Person prior to the earlier to occur of the valid termination of the Merger Agreement or the effective time of the Merger to vote or give instructions in any manner inconsistent with the preceding sentence.

    3.2 PROXY, LETTER OF INSTRUCTIONS, ETC. Contemporaneously with the execution of this Voting Agreement, Shareholder shall deliver to Cascade an executed proxy, letter of instructions or other voting instrument reasonably acceptable to Cascade, which shall be irrevocable to the fullest extent permitted by law, to give effect to this Voting Agreement.

    3.3 FURTHER ASSURANCES. Shareholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Cascade the power to carry out and give effect to the provisions of this Voting Agreement.

                                   ARTICLE 4
                           WAIVER OF APPRAISAL RIGHTS

    Shareholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger or any related transaction that Shareholder or any other Person may have by virtue of the ownership of the Exchangeable Shares and any outstanding shares of Cascade capital stock Owned by Shareholder.

                                   ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

    Shareholder hereby represents and warrants to Cascade as follows:

    5.1 AUTHORIZATION, ETC. Shareholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Voting Agreement and the Proxy and to perform his obligations hereunder and thereunder. This Voting Agreement and the Proxy have been duly executed and delivered by Shareholder and constitute legal, valid and binding obligations of Shareholder, enforceable against Shareholder in accordance with their terms, subject to
(a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

    5.2 NO CONFLICTS OR CONSENTS. The execution and delivery of this Voting Agreement and the Proxy by Shareholder do not, and the performance of this Voting Agreement and the Proxy by Shareholder will not: (a) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Shareholder or by which he or any of his properties is or may be bound or affected; or (b) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to any contract (other than this Voting Agreement and the Proxy) to which Shareholder is a party or by which Shareholder or any of his Affiliates or properties is or may be bound or affected. The execution and delivery of this Voting Agreement and the Proxy by Shareholder do not, and the performance of this Voting Agreement and the Proxy by Shareholder will not, require any consent or approval of any Person.

    5.3 TITLE TO SECURITIES. As of the date of this Voting Agreement, Shareholder holds (free and clear of any encumbrances or restrictions): (a) the number of Exchangeable Shares set forth under the heading "Exchangeable Shares" on the signature page hereof; (b) the number of outstanding shares of Cascade capital stock set forth under the heading "Shares Held of Record" on the signature page hereof; (c) the options, warrants and other rights to acquire shares of Cascade capital stock set forth under the heading "Options and Other Rights" on the signature page hereof; and (d) the additional securities of Cascade set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and Shareholder does not directly or indirectly Own any Exchangeable Shares or any shares of capital stock or other securities of Cascade, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of Cascade, other than the shares and options, warrants and other rights set forth on the signature page hereof.

                                   ARTICLE 6
                            COVENANT OF SHAREHOLDER

    From time to time and without additional consideration, Shareholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Cascade may reasonably request for the purpose of carrying out and furthering the intent of this Voting Agreement.

                                   ARTICLE 7
                                 MISCELLANEOUS

    7.1 NOTICES. Any notice or other communication required or permitted to be delivered to either party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

    if to Shareholder:

       at the address set forth below Shareholder's signature on the signature page hereof with copies to:

       Aird & Berlis
       BCE Place
       Box 754
       1800-181 Bay Street
       Toronto, Ontario
       M5J 2T9
       Facsimile: (416) 863-1515

       Attention: Phil Dawson, Esq.

       and

       Torys
       237 Park Avenue
       New York, New York 10017-3142
       Facsimile: (212) 682-0200

       Attention: Andrew J. Beck, Esq.

    If to Cascade, to it at:

       Cascade Corporation
       2201 NE 201st Avenue
       Fairview, Oregon 97204-9718
       Facsimile: (503) 669-6718

       Attention: Chief Executive Officer

       with copies to:

       Tonkon Torp LLP
       888 SW 5th Avenue, Suite 1600
       Portland, Oregon 97204
       Facsimile: (503) 972-3704

       Attention:  Brian G. Booth, Esq.
                   Thomas P. Palmer, Esq.

       and

       Newcomb, Sabin, Schwartz & Landsverk, LLP
       111 SW 5th Avenue, Suite 4040
       Portland, Oregon 97204

       Attention: Jack B. Schwartz, Esq.

    7.2 ENTIRE AGREEMENT. This Voting Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party unless made in writing and signed by both parties.

    7.3 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement or the Proxy was not performed in accordance with its specific terms or was otherwise breached. Shareholder agrees that, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Voting Agreement or in the Proxy, Cascade shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach or threatened breach. Shareholder further agrees that neither Cascade nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.3, and Shareholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

    7.4  GOVERNING LAW; VENUE.

        (a) This Voting Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of Oregon (without giving effect to principles of conflicts of laws).

        (b) Any legal action or other legal proceeding relating to this Voting Agreement or the Proxy or the enforcement of any provision of this Voting Agreement or the Proxy may be brought or otherwise commenced in any state or federal court located in the State of Oregon. Shareholder:

           (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of Oregon (and each appellate court located in the State of Oregon), in connection with any such legal proceeding;

           (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him at the address set forth in Section 7.1 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

           (iii) agrees that each state and federal court located in the State of Oregon shall be deemed to be a convenient forum; and

           (iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of Oregon, any claim that Shareholder is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Voting Agreement or the subject matter of this Voting Agreement may not be enforced in or by such court.

        (c) SHAREHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS VOTING AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS VOTING AGREEMENT OR THE PROXY.

    7.5 COUNTERPARTS. This Voting Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

    7.6 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement is brought against Shareholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

    IN WITNESS WHEREOF, Cascade and Shareholder have caused this Voting Agreement to be executed as of the date first written above.

                                                             CASCADE CORPORATION

                                                             By:  /s/ ROBERT C. WARREN, JR.
                                                                  ------------------------------------

                                                             Name: Robert C. Warren, Jr.
                                                             -----------------------------------
                                                             Title: Chief Executive Officer
                                                             ------------------------------------

                                                             SHAREHOLDER

                                                             By:  /s/ WILLIAM J. HARRISON
                                                                  ------------------------------------
                                                                  William J. Harrison

                                                                  Address:
                                                                  -----------------------------

                                                                  -----------------------------

                                                                  -----------------------------

                                                                  Facsimile:
                                                                  ----------------------------

EXCHANGEABLE SHARES:    800,000*
                      -------------------------

SHARES HELD OF RECORD:    10,000
                         ----------------------

OPTIONS AND OTHER RIGHTS:    0
                           --------------------

ADDITIONAL SECURITIES BENEFICIALLY OWNED:    0
                                          -----

*SHARES HELD OF RECORD BY W.J. HARRISON HOLDINGS LTD.

                                                                      APPENDIX C

                                VOTING AGREEMENT

    THIS VOTING AGREEMENT is entered into as of October 18, 2000, by and between CASCADE CORPORATION, an Oregon corporation ("Cascade"), and W. J. Harrison Holdings Ltd. ("Shareholder").

                                    RECITALS

    A. Cascade Acquisition Corp., a Delaware corporation ("CAC-I"), Cascade--II Acquisition Corp., a Delaware corporation ("CAC-II," and together with CAC-I, the "Parent"), CAS Acquisition Corp., an Oregon corporation and an indirect wholly-owned subsidiary of Parent ("Acquisition Co."), and Cascade are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") which provides (subject to the conditions set forth therein) for the merger of Acquisition Co. with and into Cascade (the "Merger").

    B. In order to induce Cascade to enter into the Merger Agreement, Shareholder is entering into this Voting Agreement.

                                   AGREEMENT

    The parties to this Voting Agreement, intending to be legally bound, agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

    For purposes of this Voting Agreement:

    1.1 "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

    1.2 "Exchangeable Shares" means the exchangeable shares of Cascade
(Canada) Ltd. (formerly Cascade (Canada) Holdings Inc.) issued pursuant to the Share Purchase Agreement dated March 11, 1997 among Couphar Ltd.,
Balyrobe Ltd., 879185 Ontario Inc., 568745 Ontario, Inc. James E. Britton (in trust), Penfund Partners and Company, Bantor Company, W.J. Harrison and Cascade (Canada) Holdings Inc. and Cascade.

    1.3 "Expiration Date" shall mean the earlier of (i) the date upon which the Merger Agreement is validly terminated or (ii) the date upon which the Merger becomes effective.

    1.4 Shareholder shall be deemed to "Own" or to have acquired "Ownership" of a security if Shareholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

    1.5 "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity or (iii) governmental authority.

    1.6 "Subject Securities" shall mean: (i) the Exchangeable Shares and all securities of Cascade (including all shares of Cascade capital stock and all options, warrants, and other rights to acquire shares of Cascade capital stock) Owned by Shareholder as of the date of this Agreement; and (ii) all additional securities of Cascade (including all additional shares of Cascade capital stock and all additional options, warrants, convertible notes and other rights to acquire shares of Cascade capital stock) of which Shareholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

    1.7 A Person shall be deemed to have a effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

                                   ARTICLE 2
                         TRANSFER OF SUBJECT SECURITIES

    2.1. RESTRICTION ON TRANSFER. Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Shareholder shall not cause or permit any Transfer of any of the Subject Securities to be effected, other than to an Affiliate of Shareholder (or to the Parent or Acquisition Co.) who shall have: (a) executed a counterpart of this Voting Agreement and a proxy in the form attached hereto as Exhibit A; and (b) agreed to hold such Subject Securities (or interest in such Subject Securities) subject to all of the terms and provisions of this Voting Agreement.

    2.2 TRANSFER OF VOTING RIGHTS. Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, except as provided in this Voting Agreement, Shareholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

                                   ARTICLE 3
                                VOTING OF SHARES

    3.1 VOTING AGREEMENT. Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, at any meeting of shareholders of Cascade, however called, and in any written action by consent of shareholders of Cascade, Shareholder shall (unless otherwise directed in writing by Cascade) cause the Exchangeable Shares and all outstanding shares of Cascade capital stock that are Owned by Shareholder as of the record date fixed for such meeting or written consent to be voted in favor of the approval and adoption of the Merger Agreement and the approval of the Merger on the terms and subject to the conditions set forth therein, and in favor of each of the other actions contemplated by the Merger Agreement. Shareholder shall not enter into any agreement or understanding with any Person prior to the earlier to occur of the valid termination of the Merger Agreement or the effective time of the Merger to vote or give instructions in any manner inconsistent with the preceding sentence.

    3.2 PROXY, LETTER OF INSTRUCTIONS, ETC. Contemporaneously with the execution of this Voting Agreement, Shareholder shall deliver to Cascade an executed proxy, letter of instructions or other voting instrument reasonably acceptable to Cascade, which shall be irrevocable to the fullest extent permitted by law, to give effect to this Voting Agreement.

    3.3 FURTHER ASSURANCES. Shareholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Cascade the power to carry out and give effect to the provisions of this Voting Agreement.

                                   ARTICLE 4
                           WAIVER OF APPRAISAL RIGHTS

    Shareholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger or any related transaction that Shareholder or any other Person may have by virtue of the ownership of the Exchangeable Shares and any outstanding shares of Cascade capital stock Owned by Shareholder.

                                   ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

    Shareholder hereby represents and warrants to Cascade as follows:

    5.1 AUTHORIZATION, ETC. Shareholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Voting Agreement and the Proxy and to perform his obligations hereunder and thereunder. This Voting Agreement and the Proxy have been duly executed and delivered by Shareholder and constitute legal, valid and binding obligations of Shareholder, enforceable against Shareholder in accordance with their terms, subject to
(a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

    5.2 NO CONFLICTS OR CONSENTS. The execution and delivery of this Voting Agreement and the Proxy by Shareholder do not, and the performance of this Voting Agreement and the Proxy by Shareholder will not: (a) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Shareholder or by which he or any of his properties is or may be bound or affected; or (b) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to any contract (other than this Voting Agreement and the Proxy) to which Shareholder is a party or by which Shareholder or any of his Affiliates or properties is or may be bound or affected. The execution and delivery of this Voting Agreement and the Proxy by Shareholder do not, and the performance of this Voting Agreement and the Proxy by Shareholder will not, require any consent or approval of any Person.

    5.3 TITLE TO SECURITIES. As of the date of this Voting Agreement, Shareholder holds (free and clear of any encumbrances or restrictions): (a) the number of Exchangeable Shares set forth under the heading "Exchangeable Shares" on the signature page hereof; (b) the number of outstanding shares of Cascade capital stock set forth under the heading "Shares Held of Record" on the signature page hereof; (c) the options, warrants and other rights to acquire shares of Cascade capital stock set forth under the heading "Options and Other Rights" on the signature page hereof; and (d) the additional securities of Cascade set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and Shareholder does not directly or indirectly Own any Exchangeable Shares or any shares of capital stock or other securities of Cascade, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of Cascade, other than the shares and options, warrants and other rights set forth on the signature page hereof.

                                   ARTICLE 6
                            COVENANT OF SHAREHOLDER

    From time to time and without additional consideration, Shareholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Cascade may reasonably request for the purpose of carrying out and furthering the intent of this Voting Agreement.

                                   ARTICLE 7
                                 MISCELLANEOUS

    7.1 NOTICES. Any notice or other communication required or permitted to be delivered to either party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

    if to Shareholder:

       at the address set forth below Shareholder's signature on the signature page hereof with copies to:

       Aird & Berlis
       BCE Place
       Box 754
       1800-181 Bay Street
       Toronto, Ontario
       M5J 2T9
       Facsimile: (416) 863-1515

       Attention:  Phil Dawson, Esq.

       and

       Torys
       237 Park Avenue
       New York, New York 10017-3142
       Facsimile: (212) 682-0200

       Attention: Andrew J. Beck, Esq.

    If to Cascade, to it at:

       Cascade Corporation
       2201 NE 201st Avenue
       Fairview, Oregon 97204-9718
       Facsimile: (503) 669-6718

       Attention: Chief Executive Officer

       with copies to:

       Tonkon Torp LLP
       888 SW 5th Avenue, Suite 1600
       Portland, Oregon 97204
       Facsimile: (503) 972-3704

       Attention:  Brian G. Booth, Esq.
                   Thomas P. Palmer, Esq.

       and

       Newcomb, Sabin, Schwartz & Landsverk, LLP
       111 SW 5th Avenue, Suite 4040
       Portland, Oregon 97204

       Attention: Jack B. Schwartz, Esq.

    7.2 ENTIRE AGREEMENT. This Voting Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party unless made in writing and signed by both parties.

    7.3 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement or the Proxy was not performed in accordance with its specific terms or was otherwise breached. Shareholder agrees that, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Voting Agreement or in the Proxy, Cascade shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach or threatened breach. Shareholder further agrees that neither Cascade nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.3, and Shareholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

    7.4  GOVERNING LAW; VENUE.

        (a) This Voting Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of Oregon (without giving effect to principles of conflicts of laws).

        (b) Any legal action or other legal proceeding relating to this Voting Agreement or the Proxy or the enforcement of any provision of this Voting Agreement or the Proxy may be brought or otherwise commenced in any state or federal court located in the State of Oregon. Shareholder:

           (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of Oregon (and each appellate court located in the State of Oregon), in connection with any such legal proceeding;

           (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him at the address set forth in Section 7.1 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

           (iii) agrees that each state and federal court located in the State of Oregon shall be deemed to be a convenient forum; and

           (iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of Oregon, any claim that Shareholder is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Voting Agreement or the subject matter of this Voting Agreement may not be enforced in or by such court.

        (c) SHAREHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS VOTING AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS VOTING AGREEMENT OR THE PROXY.

    7.5 COUNTERPARTS. This Voting Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

    7.6 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement is brought against Shareholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

    IN WITNESS WHEREOF, Cascade and Shareholder have caused this Voting Agreement to be executed as of the date first written above.

                                                       CASCADE CORPORATION

                                                       By:  /s/ ROBERT C. WARREN, JR.
                                                            -----------------------------------------
                                                            Name: Robert C. Warren, Jr.
                                                            ------------------------------------
                                                            Title: Chief Executive Officer
                                                            -------------------------------------

                                                       SHAREHOLDER
                                                       W.J. HARRISON HOLDINGS LTD.

                                                       By:  /s/ WILLIAM J. HARRISON
                                                            -----------------------------------------
                                                            William J. Harrison
                                                            President

                                                            Address:
                                                            ----------------------------------

                                                            ----------------------------------

                                                            ----------------------------------

                                                            Facsimile:
                                                            ---------------------------------

Exchangeable shares:    800,000
                   -----------------------

Shares Held of Record:    0
                     ---------------------

Options and Other Rights:    0
                        ------------------

Additional Securities Beneficially Owned:   0
                                         -----

                                                                      APPENDIX D

                                                                  Gleacher & Co.

                                                             Gleacher & Co. Inc.
                                                              660 Madison Avenue
                                                              New York, NY 10021

October 18, 2000

Board of Directors
Cascade Corporation
2201 N.E. 201st Avenue
Fairview, OR 97024

Gentlemen and Madam:

We understand that Cascade Corporation ("Cascade" or the "Company") proposes to enter into an Agreement and Plan of Merger, dated as of October 18, 2000 (the "Merger Agreement"), with Cascade Acquisition Corp., Cascade-II Acquisition Corp. (collectively, "Parent") and CAS Acquisition Corp. ("Acquisition Co."). The Merger Agreement provides, among other things, for the merger (the "Merger") of Acquisition Co. with and into Cascade, with Cascade as the surviving corporation of the Merger. Pursuant to the Merger, each issued and outstanding share of common stock, par value $.50 per share (the "Common Stock"), of Cascade (other than shares held in treasury and shares held by Parent and its affiliates, including shares issuable upon the exchange or conversion of outstanding exchangeable preferred shares) will be converted into the right to receive $17.25 per share in cash (the "Consideration"). The terms and conditions of the Merger and the transactions to be entered into in connection therewith are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Consideration is fair, from a financial point of view, to the Company's shareholders (other than Parent and its affiliates).

For purposes of the opinion set forth herein, we have:

 (i) reviewed certain publicly available financial statements and other information of the Company;

 (ii) reviewed certain internal financial statements (including budgeted financial statements for the fiscal year ending January 31, 2001) and other financial and operating data concerning the Company prepared by the management of the Company;

(iii) analyzed certain financial projections prepared with the assistance of the management of the Company, which projections the Company's management has represented to us are consistent with its best judgments as to the future performance of the Company and constitute the best currently available projections of the Company's management with respect to such future financial performance of the Company;

 (iv) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

 (v) reviewed the reported prices and trading activity for the Common Stock;

 (vi) compared the financial performance of the Company and the prices and trading activity of the Common Stock with those of certain other publicly traded companies that we deemed relevant;

(vii) reviewed the financial terms, to the extent publicly available, of certain acquisition transactions that we deemed relevant;

(viii) participated in discussions and negotiations among representatives of the Company and Parent;

Board of Directors
Cascade Corporation
October 18, 2000

Page 2

 (ix) reviewed a draft of the Merger Agreement and certain related documents;
      and

 (x) performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without assuming responsibility for independent verification, the accuracy and completeness of the financial and other information reviewed by us for the purposes of this opinion. With respect to the budgeted financial statements supplied to us and the financial projections, with your consent, we have relied upon the representations and assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company as to the future financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based, and we have relied upon the assurances of the senior management of the Company that they are unaware of any facts that would make the information provided to or reviewed by us incomplete or misleading. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. We have also assumed that the Merger will be consummated in accordance with the terms set forth in the draft Merger Agreement provided to us and that all of the representations and warranties of the parties to such Merger Agreement are true, that the covenants of each party to such Merger Agreement will be fully complied with, and that all conditions to the Merger set forth in such Merger Agreement will be satisfied and not waived. We have relied as to certain legal matters on advice of counsel to the Special Committee of the Board of Directors of the Company.

We note that the proposed Merger follows a publicly announced process in which we broadly solicited proposals for business combination transactions involving the Company. We have considered the results of such process in rendering our opinion.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that, although subsequent developments may affect the conclusion reached in this opinion, we do not have any obligation to update, revise or reaffirm this opinion.

Our opinion addresses only the fairness from a financial point of view of the Consideration to be received by the shareholders of the Company (other than Parent and its affiliates), and we do not express any view as to any other term of the proposed Merger or the transactions contemplated by the Merger Agreement. Our opinion does not address the Company's underlying business decision to effect the transactions contemplated by the Merger Agreement.

We have acted as financial advisor to the Special Committee of the Board of Directors of Cascade in connection with this transaction and will receive a fee for our services, which will be paid only upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Merger and the transactions contemplated by the Merger Agreement and such opinion does not constitute a recommendation as to whether the Company should engage in the Merger and the transactions contemplated by the Merger Agreement or how any shareholder of the Company should vote with respect to the Merger and the other transactions contemplated by the Merger Agreement.

Board of Directors
Cascade Corporation
October 18, 2000

Page 3

It is understood that this letter and any advice or materials provided by Gleacher & Co. in connection with its engagement by the Special Committee are for the information of the Board of Directors of Cascade, and the Company agrees that no such opinion, advice or material shall be used for any other purpose or be reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public references to Gleacher & Co. be made by or on behalf of the Company, in each case without the prior written consent of Gleacher & Co.

Based upon and subject to the foregoing, and such other matters as we consider relevant, we are of the opinion that, as of the date hereof, the Consideration is fair, from a financial point of view, to the Company's shareholders (other than Parent and its affiliates).

                                                       Very truly yours,
                                                       GLEACHER & CO. LLC

                                                       By:                /s/ H. CONRAD MEYER III
                                                                   ------------------------------------
                                                                            H. Conrad Meyer III
                                                                             MANAGING DIRECTOR

                                                                      APPENDIX E

OREGON DISSENTERS' RIGHTS STATUTE

(RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES)

    60.551 DEFINITIONS FOR 60.551 TO 60.594.  As used in ORS 60.551 to 60.594:

    (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

    (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

    (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under ORS 60.554 and who exercises that right when and in the manner required by ORS 60.561 to 60.587.

    (4) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

    (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

    (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

    (7) "Shareholder" means the record shareholder or the beneficial shareholder. [1987 c.52 s.124; 1989 c.1040 s.30]

    60.554 RIGHT TO DISSENT. (1) Subject to subsection (2) of this section, a shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate acts:

    (a) Consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by ORS 60.487 or the articles of incorporation and the shareholder is entitled to vote on the merger or if the corporation is a subsidiary that is merged with its parent under ORS 60.491;

    (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

    (c) Consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

    (d) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

    (A) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; or

    (B) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under ORS 60.141;

    (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares; or

    (f) Conversion to a noncorporate business entity pursuant to ORS 60.472.

    (2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under ORS 60.551 to 60.594 may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

    (3) Dissenters' rights shall not apply to the holders of shares of any class or series if the shares of the class or series were registered on a national securities exchange or quoted on the National Association of Securities
Dealers, Inc. Automated Quotation System as a National Market System issue on the record date for the meeting of shareholders at which the corporate action described in subsection (1) of this section is to be approved or on the date a copy or summary of the plan of merger is mailed to shareholders under ORS 60.491, unless the articles of incorporation otherwise provide. [1987 c.52 s.125; 1989 c.1040 s.31; 1993 c.403 s.9; 1999 c.362 s.15]

    60.557 DISSENT BY NOMINEES AND BENEFICIAL OWNERS. (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares regarding which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.

    (2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

    (a) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

    (b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote. [1987 c.52 s.126]

(PROCEDURE FOR EXERCISE OF RIGHTS)

    60.561 NOTICE OF DISSENTERS' RIGHTS. (1) If proposed corporate action creating dissenters' rights under ORS 60.554 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under ORS 60.551 to 60.594 and be accompanied by a copy of ORS 60.551 to 60.594.

    (2) If corporate action creating dissenters' rights under ORS 60.554 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send the shareholders entitled to assert dissenters' rights the dissenters' notice described in ORS 60.567. [1987 c.52 s.127]

    60.564 NOTICE OF INTENT TO DEMAND PAYMENT. (1) If proposed corporate action creating dissenters' rights under ORS 60.554 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated and shall not vote such shares in favor of the proposed action.

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    (2) A shareholder who does not satisfy the requirements of subsection
(1) of this section is not entitled to payment for the shareholder's shares under this chapter. [1987 c.52 s.128]

    60.567 DISSENTERS' NOTICE. (1) If proposed corporate action creating dissenters' rights under ORS 60.554 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of ORS 60.564.

    (2) The dissenters' notice shall be sent no later than 10 days after the corporate action was taken, and shall:

    (a) State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

    (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

    (c) Supply a form for demanding payment that includes the date of the first announcement of the terms of the proposed corporate action to news media or to shareholders and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

    (d) Set a date by which the corporation must receive the payment demand. This date may not be fewer than 30 nor more than 60 days after the date the subsection (1) of this section notice is delivered; and

    (e) Be accompanied by a copy of ORS 60.551 to 60.594. [1987 c.52 s.129]

    60.571 DUTY TO DEMAND PAYMENT. (1) A shareholder sent a dissenters' notice described in ORS 60.567 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to ORS 60.567 (2)(c), and deposit the shareholder's certificates in accordance with the terms of the notice.

    (2) The shareholder who demands payment and deposits the shareholder's shares under subsection (1) of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

    (3) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter. [1987 c.52 s.130]

    60.574 SHARE RESTRICTIONS. (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under ORS 60.581.

    (2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action. [1987 c.52 s.131]

    60.577 PAYMENT. (1) Except as provided in ORS 60.584, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with ORS 60.571, the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

    (2) The payment must be accompanied by:

    (a) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year and the latest available interim financial statements, if any;

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    (b) A statement of the corporation's estimate of the fair value of the shares;

    (c) An explanation of how the interest was calculated;

    (d) A statement of the dissenter's right to demand payment under ORS 60.587; and

    (e) A copy of ORS 60.551 to 60.594. [1987 c.52 s.132; 1987 c.579 s.4]

    60.581 FAILURE TO TAKE ACTION. (1) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

    (2) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under ORS 60.567 and repeat the payment demand procedure. [1987 c.52 s.133]

    60.584 AFTER-ACQUIRED SHARES. (1) A corporation may elect to withhold payment required by ORS 60.577 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

    (2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of such demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under ORS
60.587. [1987 c.52 s.134]

    60.587 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER. (1) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under ORS 60.577 or reject the corporation's offer under ORS 60.584 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

    (a) The dissenter believes that the amount paid under ORS 60.577 or offered under ORS 60.584 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

    (b) The corporation fails to make payment under ORS 60.577 within 60 days after the date set for demanding payment; or

    (c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

    (2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within 30 days after the corporation made or offered payment for the dissenter's shares. [1987 c.52 s.135]

(JUDICIAL APPRAISAL OF SHARES)

    60.591 COURT ACTION. (1) If a demand for payment under ORS 60.587 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand under ORS 60.587 and petition the court under subsection (2) of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

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
    (2) The corporation shall commence the proceeding in the circuit court of the county where a corporation's principal office is located, or if the principal office is not in this state, where the corporation's registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

    (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

    (4) The jurisdiction of the circuit court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the court order appointing them, or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

    (5) Each dissenter made a party to the proceeding is entitled to judgment for:

    (a) The amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation; or

    (b) The fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under ORS 60.584. [1987 c.52 s.136]

    60.594 COURT COSTS AND COUNSEL FEES. (1) The court in an appraisal proceeding commenced under ORS 60.591 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under ORS 60.587.

    (2) The court may also assess the fees and expenses of counsel and experts of the respective parties in amounts the court finds equitable:

    (a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of ORS 60.561 to 60.587; or

    (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

    (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to counsel reasonable fees to be paid out of the amount awarded the dissenters who were benefited. [1987 c.52 s.137]

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